                            ASSET PURCHASE AGREEMENT

                                   DATED AS OF

                                  JULY 9, 1999

                                     BETWEEN

                                EATON CORPORATION

                                       AND

                           TRANSTECHNOLOGY CORPORATION

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE 1      DEFINITIONS ...................................................1

ARTICLE 2      SALE AND PURCHASE OF ASSETS ...................................8
               2.1   Transferred Assets ......................................8
               2.2   Excluded Assets ........................................10
               2.3   Non-Transferability of Certain Assets ..................11

ARTICLE 3      LIABILITIES ..................................................11
               3.1   Assumption of Liabilities ..............................11
               3.2   Retained Liabilities ...................................12
               3.3   Reimbursement for Certain Payments .....................13

ARTICLE 4      PURCHASE PRICE ...............................................13
               4.1   Purchase Price .........................................13
               4.2   Payment at Closing .....................................14
               4.3   Adjustment to the Purchase Price .......................14
               4.4   Allocation of the Purchase Price .......................16

ARTICLE 5      REPRESENTATIONS AND WARRANTIES OF THE SELLER .................16
               5.1   Organization, Existence and Standing ...................16
               5.2   Corporate Authority ....................................16
               5.3   Financial Statements ...................................16
               5.4   Accounts Receivable ....................................17
               5.5   Inventory ..............................................17
               5.6   Real Property ..........................................17
               5.7   Title to Personal Property .............................18
               5.8   Condition and Sufficiency of Transferred Assets ........18
               5.9   Contracts ..............................................18
               5.10  Proprietary Rights .....................................20
               5.11  Tax Matters ............................................21
               5.12  Environmental Matters ..................................21
               5.13  No Breach of Contract, No Violations of Law,
                     No Prior Approval ......................................22
               5.14  Litigation .............................................22
               5.15  Finders, Brokers and Investment Bankers ................22
               5.16  No Material Adverse Change .............................23
               5.17  Governmental Permits and Licenses; Compliance
                     with Laws ..............................................23
               5.18  Insurance ..............................................23
               5.19  Employees; Labor Relations .............................23
               5.20  Employee Benefits ......................................24
               5.21  Residency of Seller Subsidiaries; GST Registration .....25
               5.22  Liabilities ............................................25

                                                                           Page
                                                                           ----

               5.23  Employee Safety ........................................26
               5.24  Customer Assets; Location of Assets ....................26
               5.25  Year 2000 Compliance ...................................26
               5.26  Disclaimer; Cross References ...........................26

ARTICLE 6      REPRESENTATIONS AND WARRANTIES OF THE BUYER ..................27
               6.1   Organization, Existence and Standing of the Buyer ......27
               6.2   Corporate Authority ....................................27
               6.3   No Breach of Contract, No Violations of Law,
                     No Prior Approval ......................................27
               6.4   Litigation .............................................28
               6.5   Finders, Brokers and Investment Bankers ................28
               6.6   Financing ..............................................28
               6.7   GST ....................................................28
               6.8   Disclaimer .............................................28

ARTICLE 7      COVENANTS OF THE SELLER ......................................29
               7.1   Conduct of Business to Closing Date ....................29
               7.2   Access by the Buyer to Properties and
                     Records; Furnishing Information ........................30
               7.3   Compliance with Conditions .............................31
               7.4   Third-Party Consents ...................................31
               7.5   Notification to the Buyer of Damage or Destruction
                     of Transferred Assets or Material Changes ..............31
               7.6   Transfer of Warranties .................................31
               7.7   HSR/Competition Act Filings; Other Governmental
                     Filings ................................................32
               7.8   Transitional Use of Trade Names, Trademarks
                     and Logos ..............................................32
               7.9   Negotiations with Third Parties ........................32
               7.10  Update of Schedules ....................................33
               7.11  Covenant Not to Compete ................................33
               7.12  Assignment of Confidentiality Agreements ...............33

ARTICLE 8      COVENANTS OF THE BUYER .......................................34
               8.1   Compliance with Conditions .............................34
               8.2   Cooperation in Obtaining Consents ......................34
               8.3   HSR/Competition Act Filings; Other Governmental
                     Filings ................................................34
               8.4   Make Records and Personnel Available ...................35
               8.5   Buyer Qualification ....................................35
               8.6   London Sales Office ....................................35
               8.7   Operation Covenant .....................................35

ARTICLE 9      MUTUAL COVENANTS .............................................37
               9.1   GST Election ...........................................37
               9.2   Election Regarding Accounts Receivable .................37

                                                                           Page
                                                                           ----

               9.3   Transitional Services Agreement ........................37
               9.4   Payments Received ......................................37
               9.5   Further Assurances .....................................38
               9.6   Certain Tax Payments and Returns .......................38
               9.7   Covenant Regarding Personnel ...........................38
               9.8   Supply Agreement .......................................39
               9.9   Assignment and Assumption of Real Property Leases ......39
               9.10  Guarantee of Performance ...............................39
               9.11  Joint Environmental Investigation ......................39

ARTICLE 10     EMPLOYEES AND EMPLOYEE BENEFITS ..............................40
               10.1  Offer of Employment ....................................40
               10.2  Severance Payment Responsibilities .....................40
               10.3  Welfare Benefit Responsibilities .......................41
               10.4  Seller's Responsibilities and Obligations as
                     to Certain Pensions ....................................46
               10.5  Buyer's Responsibilities and Obligations as to
                     Certain Pensions .......................................47
               10.6  Transfer of Share Purchase and Investment
                     Plan Responsibilities. .................................50
               10.7  Transfer of Savings Plan Responsibilities ..............52
               10.8  Allocation of Canadian Savings Plan
                     Responsibilities .......................................53
               10.9  Incentive Compensation .................................53
               10.10 Foreign Employment Liabilities .........................54
               10.11 Vacation Responsibilities ..............................54
               10.12 Retained Liability and Successor Liability .............54
               10.13 Reimbursement For Other Party's Liabilities ............54
               10.14 No Third-Party Beneficiaries ...........................54

ARTICLE 11     CERTAIN REAL ESTATE MATTERS ..................................55
               11.1  Title Commitment; Title Policy .........................55
               11.2  Objections .............................................55

ARTICLE 12     ENVIRONMENTAL MATTERS ........................................56
               12.1  Allocation of Environmental Liabilities ................56
               12.2  Seller's Environmental Indemnification .................57
               12.3  Buyer's Environmental Indemnification ..................58
               12.4  Release ................................................58
               12.5  Notice of Claim ........................................58
               12.6  Acceptance of Responsibility ...........................59
               12.7  Party Declines Responsibility ..........................59
               12.8  Cooperation ............................................59
               12.9  The Seller's Indemnity and the Buyer's Re-Sale of
                     Real Property ..........................................60
               12.10 No Consequential Damages ...............................60
               12.11 Access to the Real Property and Documents ..............60
               12.12 The Seller's Pursuit of Third Parties ..................60

                                                                           Page
                                                                           ----

               12.13 Limitations ............................................60
               12.14 Agency Contact .........................................61
               12.15 Survival ...............................................61

ARTICLE 13     CONDITIONS TO OBLIGATIONS OF THE BUYER .......................61
               13.1  HSR/Competition Act Compliance .........................61
               13.2  No Litigation ..........................................62
               13.3  No Casualty ............................................62
               13.4  Retail Sales Tax Certificate ...........................62
               13.5  Truth of Representations and Warranties ................62
               13.6  Performance by the Seller ..............................62
               13.7  Statutory Prohibition ..................................63
               13.8  No Material Adverse Change .............................63
               13.9  Real Estate Matters ....................................63
               13.10 Landlord Consent .......................................63

ARTICLE 14     CONDITIONS TO OBLIGATIONS OF THE SELLER ......................63
               14.1  HSR/Competition Act Compliance .........................63
               14.2  No Litigation ..........................................64
               14.3  Truth of Representation and Warranties .................64
               14.4  Performance by the Buyer ...............................64
               14.5  Statutory Prohibition ..................................64
               14.6  Landlord Consent .......................................64

ARTICLE 15     CLOSING ......................................................64
               15.1  The Closing Date .......................................64
               15.2  Deliveries by the Buyer ................................65
               15.3  Deliveries by the Seller ...............................65
               15.4  Rights to Possession ...................................66

ARTICLE 16     SALES AND TRANSFER TAXES .....................................66

ARTICLE 17     BULK SALES ...................................................66

ARTICLE 18     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS ........66
               18.1  Survival ...............................................66
               18.2  Notice of Claim ........................................67

ARTICLE 19     INDEMNIFICATION ..............................................67
               19.1  Indemnification of the Buyer ...........................67
               19.2  Indemnification of the Seller ..........................67
               19.3  Eligible Claim, Threshold Amount, Payment ..............68

                                                                           Page
                                                                           ----

               19.4  Procedures for Claims ..................................68
               19.5  Third-Party Claims .....................................68
               19.6  Exclusive Remedy .......................................69
               19.7  Payment of Amounts .....................................69
               19.8  Tax and/or Insurance Offset ............................69
               19.9  No Indemnification For Known Breaches of
                     Representations and Warranties .........................70
               19.10 Maximum Amount of Any Indemnification ..................70
               19.11 Indemnification with Respect to Certain Liabilities ....70

ARTICLE 20     TERMINATION ..................................................70
               20.1  Grounds ................................................70
               20.2  Effect .................................................71
               20.3  Letter of Credit .......................................71

ARTICLE 21     EXPENSES .....................................................72

ARTICLE 22     DISPUTE RESOLUTION ...........................................72
               22.1  Notice of Dispute ......................................72
               22.2  Investigation; ADR .....................................72
               22.3  Selection of Neutral ...................................73
               22.4  Prehearing Conference ..................................73
               22.5  Written Summary of Position ............................73
               22.6  Hearing ................................................73
               22.7  Commitment to ADR ......................................74
               22.8  Fees ...................................................74
               22.9  Confidentiality ........................................74

ARTICLE 23     MISCELLANEOUS ................................................74
               23.1  Notices ................................................74
               23.2  Waiver .................................................75
               23.3  Captions ...............................................75
               23.4  Successors and Assigns .................................75
               23.5  Enforceability .........................................75
               23.6  No Third-Party Beneficiaries or Right to Rely ..........76
               23.7  Counterparts ...........................................76
               23.8  Governing Law ..........................................76
               23.9  Time of Essence ........................................76
               23.10 No Strict Construction .................................76
               23.11 Public Announcements ...................................76
               23.12 Currency/Method of Payment .............................76
               23.13 Subsequent Legal Fees ..................................76
               23.14 Exclusive Jurisdiction and Consent
                     to Service of Process ..................................76

                                                                           Page
                                                                           ----

               23.15 Miscellaneous ..........................................77
               23.16 Entire Agreement; Amendment ............................77

EXHIBIT                                                          CORRESPONDING
INDEX                         AGREEMENT                          SECTION NUMBER

             Buyer Guaranty .......................................... Article 1
             Assumption Agreement .......................................... 3.1
             Services Agreement ............................................ 9.3
             Leased Real Property Assignment and Assumption Agreements ..... 9.9
             Supplemental Phase II .........................................9.11
             General Assignment and Bill of Sale ........................15.3(a)

LIST OF                                                          CORRESPONDING
SCHEDULES                     TITLE                              SECTION NUMBER

            Individuals with Actual Knowledge of the Business ........ Article 1
            Seller's Accounting Principles ........................... Article 1
            Owned Real Property ......................................... 2.1(b)
            Leased Real Property ........................................ 2.1(c)
            Personal Property and Personal Property Leases .............. 2.1(d)
            Proprietary Rights .......................................... 2.1(h)
            Other Assets ................................................ 2.1(m)
            Excluded Proprietary Rights ................................. 2.2(b)
            Other Excluded Assets ....................................... 2.2(i)
            Exceptions to Seller's Accounting Principles for
                 Closing Balance Sheet .................................. 4.3(a)
            Allocation of the Purchase Price ............................ 4.4
            Financial Statements ........................................ 5.3
            Adjustments to Pro Forma Financial Statements ............... 5.3
            Accounts Receivable Exceptions .............................. 5.4
            Real Property Exceptions .................................... 5.6(a)
            Leased Real Property Exceptions and Defaults ................ 5.6(b)
            Other Real Property Used in the Business .................... 5.6(c)
            Personal Property Exceptions ................................ 5.7
            Material Contracts .......................................... 5.9
            Proprietary Rights Exceptions ............................... 5.10
            Environmental Exceptions .................................... 5.12
            Consents; Creation of Lien on Transferred Assets ......... 5.13(a)
            Litigation .................................................. 5.14
            Material Adverse Changes .................................... 5.16
            Collective Bargaining Agreements ......................... 5.19(b)
            Employee Claims .......................................... 5.19(c)
            Employee Benefit Plans ...................................... 5.20
            Claims Respecting Certain Plans .......................... 5.20(d)
            Liabilities ................................................. 5.22
            Employee Safety ............................................. 5.23
            List of Customer or Third Party Assets ................... 5.24(a)
            Asset Location Exceptions ................................ 5.24(b)

LIST OF                                                          CORRESPONDING
SCHEDULES                     TITLE                              SECTION NUMBER

            Year 2000 Compliance ........................................ 5.25
            Other Permitted Contracts ................................. 7.1(d)
            Retained Employees ......................................... 10.1
            Severance Obligations ...................................... 10.2
            Seller Welfare Plans ....................................... 10.3
            Contribution Threshold .................................. 10.5(j)
            Seller's 1999 Incentive Plans .............................. 10.9

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is made and entered into as of July 9, 1999, between Eaton Corporation, an Ohio corporation (the "Seller"), and TransTechnology Corporation, a Delaware corporation (the "Buyer").

                                    RECITALS:

         A. The Seller is engaged in the design, manufacture and marketing of metal fasteners, plastic fasteners, retaining rings, metal light shields and automotive headlamp adjusters (the "Business") by and through the Seller's Engineered Fasteners Division (the "Division"); and

         B. The Seller, directly, and indirectly through (i) Eaton MDH Company, Inc., a corporation organized under the laws of the State of Delaware ("Eaton MDH"), (ii) Eaton Yale Ltd., a corporation organized under the laws of the Province of Ontario, Canada ("Eaton Yale") and (iii) Eaton ETN Offshore Ltd., a corporation organized under the laws of the Province of Ontario, Canada ("ETN Offshore," and together with Eaton MDH and Eaton Yale, the "Seller Subsidiaries"), owns or leases the assets used in the conduct of the Business of the Division, including, without limitation, trade accounts receivable, inventory, land, buildings, fixtures, machinery and equipment, contract rights, customer and supplier lists, records and related information, patents, trade secrets and trademarks; and

         C. The Seller desires to sell, and to cause the Seller Subsidiaries to sell, and the Buyer desires to purchase, and shall cause its wholly-owned subsidiary, currently named Palnut Fasteners, Inc., a Delaware corporation ("Fasteners"), to purchase, substantially all of the assets and assume substantially all of the liabilities of the Division with respect to its U.S. operations and shall cause a wholly-owned subsidiary to be formed as an Ontario corporation ("Canadian Sub," and together with Fasteners, the "Buyer Subsidiaries"), to purchase, substantially all of the assets and assume substantially all of the liabilities of the Division with respect to its Canadian operations in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the payments herein provided for and the covenants herein contained, the Parties hereby agree as follows.


                                    ARTICLE 1

                                   DEFINITIONS

         Unless elsewhere defined herein, the following terms shall have the meanings set forth in this Article 1.

"ACCOUNTS RECEIVABLE" means all of the Division's trade and other accounts receivable including all accounts receivable, if any, that are owed by the Seller or by any Subsidiary or Affiliate of the Seller.

"AFFILIATE" shall mean, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

"AGREEMENT" means this Asset Purchase Agreement.

"APRIL 30 BALANCE SHEET" means the pro forma interim balance sheet of the Business as of April 30, 1999 included in the Financial Statements.

"ASSUMED LIABILITIES" has the meaning set forth in Section 3.1.

"BUSINESS" has the meaning set forth in Recital A.

"BRUNSWICK FACILITY" has the meaning set forth in Section 2.1(c).

"BUYER" has the meaning set forth in the first paragraph of this Agreement.

"BUYER GUARANTY" means the Guaranty in the form of Corresponding Exhibit A under which Buyer guarantees any and all obligations of the Buyer Subsidiaries under any Related Agreements to which the Buyer Subsidiaries are parties.

"BUYER SUBSIDIARIES" has the meaning set forth in Recital C.

"CAA" means the Clean Air Act, 42 U.S.C. Section 7401, et seq., as amended.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended by, among other things, the Superfund Amendments and Reauthorization Act of 1986.

"CLOSING" means the closing of the transactions contemplated by this Agreement.

"CLOSING BALANCE SHEET" has the meaning set forth in Section 4.3(a).

"CLOSING DATE" has the meaning set forth in Section 15.1.

"COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, including the rules and regulations promulgated thereunder.

"COLLECTIVE BARGAINING AGREEMENTS" has the meaning set forth in Section 5.19(b).

"CONTRACTS" means all purchase orders, sales orders, distributor agreements, franchise agreements, sales representation agreements, warranty agreements, service agreements, collective bargaining agreements and other contracts with labor unions or employee associations, if any, employment and consulting agreements, guaranty agreements, confidentiality agreements and other agreements, contracts and commitments of any sort whatever except for leases and licenses with respect to the Leased Real Property.

"CORRESPONDING EXHIBIT" means an exhibit which is numbered, captioned or named to correspond to the number, caption or name of the section of this Agreement which refers to that exhibit.

"CORRESPONDING SCHEDULE" means a schedule which is numbered, captioned or named to correspond to the number, caption or name of the section of this Agreement which refers to that schedule.

"CWA" means the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq., as amended.

"DAMAGES" has the meaning set forth in Section 12.2.

"DIVISION" has the meaning set forth in Recital A.

"DIVISION EMPLOYEES" means all persons employed by the Seller or the Seller Subsidiaries in the conduct of the Business as of the Closing Date.

"EMPLOYEE BENEFIT PLAN" means each employee bonus, retirement, pension, profit sharing, stock option, stock appreciation, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life and other health and disability (whether provided by insurance or otherwise), severance, termination and other plan, program, arrangement, policy or payroll practice providing any remuneration or benefits (other than current cash compensation), including, without limitation, each ERISA Plan (other than a multiemployer plan within the meaning of Section 3(37) of ERISA) or each employee benefit plan within the meaning of the Pension Benefits Act (Ontario), which is both (a) (i) maintained by the Seller or any Seller Subsidiary or any Person that would be aggregated with, or treated as the same employer as, the Seller for any purpose under the Tax Code or ERISA (an "ERISA Affiliate") or (ii) to which the Seller, any Seller Subsidiary or any ERISA Affiliate contributes or has contributed and
(b) one under which any Division Employee or former Division Employee participates or had accrued any rights or under which the Seller or any Seller Subsidiary is liable in respect of a Division Employee or former Division Employee with respect to his employment with the Division.

"ENVIRONMENTAL CONDITION" means the use, generation, handling, storage, emission, discharge, processing, reclamation, recycling, release, transportation or disposal of any Regulated Substance related to the operation of the Business, or the presence of any of them in any environmental medium (air, water, soil, sediments, subsurface strata or groundwater) on, in or under any real property.

"ENVIRONMENTAL LAWS" means all laws, ordinances, regulations, rules, orders, permits, approvals, decisions or decrees, and any common law rules, orders, permits, approvals, decisions or decrees, and any common or civil law concerning the subject of the introduction, emission, discharge or release of pollutants or contaminants into the air, soil, or surface or ground water; the transportation, handling, use, storage, treatment or disposal of waste materials; or the remediation or investigation of contamination of air, soil, or surface or ground water by pollutants, contaminants or waste materials; or exposure to hazardous substances, hazardous waste, or toxic substances; including, but not limited to, CERCLA, RCRA, CWA, SWDA, CAA, TSCA, and EPCRA, and similar federal, state, provincial, territorial, local, municipal and foreign laws, but will not include laws, ordinances, regulations, rules, orders, permits, approvals, decisions or decrees, and any common law concerning primarily worker health or safety, including, but not limited to, OSHA and similar state, provincial, territorial, local, municipal and foreign laws.

"EPCRA" means the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001, et seq., as amended.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, including the rules and regulations promulgated thereunder.

"ERISA PLAN" has the meaning set forth in section 3(3) of ERISA with respect to Employee Benefits Plans which are subject to ERISA.

"EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

"FACILITIES" has the meaning set forth in Section 2.1(c).

"FINANCIAL STATEMENTS" means each of the pro forma unaudited balance sheets for each of the three fiscal years of the Business most recently completed prior to the date of this Agreement, the pro forma statements of income for each of the years ended on the date of each of the balance sheets and a pro forma interim balance sheet of the Business as of April 30, 1999 and the pro forma income statement of the Business for the interim period then ended.

"FINAL NET ASSETS" has the meaning set forth in Section 4.3(a).

"GAAP" means generally accepted accounting principles in the United States of America.

"GLOW AVENUE AGREEMENT" means the Agreement of Purchase and Sale, dated June 9, 1999, relating to the purchase by Eaton Yale of real property municipally known as 80 Glow Avenue, Hamilton, Ontario.

"GST LEGISLATION" means the Excise Tax Act (Canada), Part IX.

"HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including the rules and regulations promulgated thereunder.

"HAMILTON FACILITY" has the meaning set forth in Section 2.1(b).

"INACTIVE EMPLOYEES" means Division Employees who are temporarily absent from active employment by reason of disability, illness, injury, workers' compensation, military leave, approved leave of absence or layoff.

"INDEPENDENT ACCOUNTANT" means PricewaterhouseCoopers LLP.

"INTELLECTUAL PROPERTY" means the following items, in each case related exclusively or primarily to the operation of the Business:

                  (a) all inventions (whether patentable or unpatentable, and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and invention disclosures, together with all reissues, continuations, continuations-in-part, revisions, extensions, divisions, and reexaminations thereof;

                  (b) all trademarks and service marks (whether common law or registered), trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith;

                  (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith;

                  (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);

                  (e) computer software, including source code to the extent assignable, disks, documentation, operating manuals, related systems data, source programs, record layouts, program libraries, and any other documentation in those application areas that may pertain to any data processing system or operation; and

                  (f) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

"INVENTORY" means all of the Division's inventory of raw materials, work-in-process and finished goods, as the same shall exist on the Closing Date, whether in the Seller's or any Seller Subsidiary's possession, in transit to or from the Seller or any Seller Subsidiary or held by any third party.

"KNOWLEDGE" means the actual knowledge of the individuals set forth on Corresponding Schedule A and any other Division management personnel with compliance responsibility.

"LEASED REAL PROPERTY" has the meaning set forth in Section 2.1(c).

"LEASED REAL PROPERTY ASSIGNMENT AND ASSUMPTION AGREEMENTS" has the meaning set forth in Section 9.9.

"LIEN" means any lien, mortgage, charge, pledge, security interest, restriction, reservation or condition on transferability, easement, defect of title or other claim, encroachment or other encumbrance of any nature whatsoever on any Real Property or Personal Property or property interest.

"MASSILLON FACILITY" has the meaning set forth in Section 2.1.

"MATERIAL ADVERSE EFFECT" means (a) any effect that is materially adverse to the value of the Transferred Assets taken as a whole or materially adverse to the Business, the condition (financial or otherwise), or results of operations of the Business in each case taken as a whole, or (b) any effect that would, individually or in the aggregate, materially impair, hinder or otherwise materially and adversely affect the ability of the Seller or the Buyer, as the case may be, to effect the Closing, to perform any of their material obligations under this Agreement or any of the Related Agreements, or to receive all material benefits of the transactions contemplated by this Agreement.

"MATERIAL CONTRACTS" has the meaning set forth in Section 5.9(b).

"NON-TRANSFERABLE ASSETS" has the meaning set forth in Section 2.3(a).

"OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651, et seq.

"OWNED REAL PROPERTY" has the meaning set forth in Section 2.1(b).

"PARTY" means the Buyer or the Seller, referred to individually, and "Parties" means the Buyer and the Seller referred to collectively.

"PERMITS" has the meaning set forth in Section 2.1(j).

"PERSON" means an individual, corporation, limited liability company, partnership, association, estate, trust, unincorporated organization, governmental or quasi-governmental agency or body or other entity or organization.

"PERSONAL PROPERTY" means all of the Division's personal property, including, without limitation, all machinery, equipment, computer hardware, vehicles, tools, dies, repair and replacement parts, and office furniture, fixtures and equipment owned by the Seller or the Seller Subsidiaries, except to the extent disposed of in the ordinary course of business prior to the Closing Date, and such additional items as are acquired in the ordinary course of business prior to the Closing Date, in each case consistent with the terms and conditions of this Agreement.

"PERSONAL PROPERTY LEASES" means all leases covering any Personal Property.

"PERSONAL PROPERTY PERMITTED EXCEPTIONS" has the meaning set forth in Section
5.7.

"PRE-CLOSING ENVIRONMENTAL CONDITION" means the presence as of the Closing of any hazardous substance, hazardous waste or toxic substance, as defined under the Environmental Laws, as existing and in effect as of the Closing, in any environmental medium (air, water, soil, sediments, subsurface strata or groundwater) on, in or under the Real Property or off the Real Property as a result of migration from the Real Property, in either case in violation of the Environmental Laws, as existing and in effect as of the Closing; provided, however, that "Pre-Closing Environmental Condition" shall not include under any circumstances (a) the presence of any such hazardous substance, hazardous waste or toxic substance that was generated, or caused by a spill or release occurring, off the Real Property, or (b) any matter or condition for which the Seller has not received notice from the Buyer pursuant to Section 12.5 prior to the third anniversary of the Closing Date.

"PRIME RATE" means the rate per annum equal to the publicly announced prime commercial lending rate of KeyBank National Association (or any successor thereof) in effect from time to time, changing as such publicly announced rate changes, effective as of the date KeyBank National Association publicly announces each change.

"PROPRIETARY RIGHTS" has the meaning set forth in Section 2.1(h).

"PROPRIETARY RIGHTS EXCEPTIONS" has the meaning set forth in Section 5.10.

"PURCHASE PRICE" has the meaning set forth in Section 4.1.

"RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Section 6901, et seq., as amended.

"REAL PROPERTY" means the Owned Real Property and the Leased Real Property, collectively.

"REAL PROPERTY PERMITTED EXCEPTIONS" has the meaning set forth in Section
5.6(a).

"REGULATED SUBSTANCE" means any hazardous or extremely hazardous chemical, hazardous substance, hazardous or special waste (or waste requiring special handling), oil, petroleum or petroleum products or residue, pollutant or contaminant or toxic substance, all as defined under any of the applicable Environmental Laws.

"RELATED AGREEMENTS" means the related agreements contemplated by this Agreement including those attached to this Agreement as Corresponding Exhibits.

"RETAINED LIABILITIES" has the meaning set forth in Section 3.2.

"SELLER" has the meaning set forth in the first paragraph of this Agreement.

"SELLER'S ACCOUNTING PRINCIPLES" means the accounting principles currently used by the Seller in preparing the Financial Statements which principles are in accordance with GAAP except as set forth on Corresponding Schedule B.

"SELLER SUBSIDIARIES" has the meaning set forth in Recital B.

"SETTLEMENT DATE" has the meaning set forth in Section 4.3(f).

"SERVICES AGREEMENT" has the meaning set forth in Section 9.3.

"SUBSIDIARY" means any corporation, the capital stock of which represents more than 50% of the general voting power under ordinary circumstances of such corporation, which is directly or indirectly owned or controlled by another corporation.

"SWDA" means the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., as amended.

"TAX CODE" means the Internal Revenue Code of 1986, as amended.

"TERMINATION DATE" means November 1, 1999.

"THIRD PARTY" means any Person not a signatory to this Agreement other than a Buyer Subsidiary or a Seller Subsidiary.

"TRANSFERRED ASSETS" has the meaning set forth in Section 2.1.

"TSCA" means the Toxic Substances Control Act, 15 U.S.C. Section 52601, et seq., as amended.


                                    ARTICLE 2

                           SALE AND PURCHASE OF ASSETS

         2.1 TRANSFERRED ASSETS. On the terms and subject to the conditions of this Agreement, and for the consideration set forth in Article 4, the Seller shall, and shall cause the Seller Subsidiaries to, on the Closing Date, sell, transfer and convey to the Buyer or the Buyer Subsidiaries, free and clear of all Liens, other than the Assumed Liabilities, the Real Property Permitted Exceptions, the Personal Property Permitted Exceptions and the Proprietary Rights Exceptions, all of the Seller's and the Seller Subsidiaries' respective rights, titles and interests in and to the assets that are used exclusively or primarily to operate the Business as currently operated by the Seller or the Seller Subsidiaries, wherever such assets are located and whether real, personal or mixed, tangible or intangible, and whether or not such assets have any value for accounting purposes or are carried or reflected on or specifically referred to in the books or financial statements of the Seller, with such changes, deletions or additions thereto as may occur from the date hereof to the Closing Date consistent with the terms and conditions of this Agreement, subject in each case to Section 2.2 and

Section 2.3 (the "Transferred Assets"), including, to the extent used exclusively or primarily to operate the Business as currently operated, the following:

                  (a) ACCOUNTS RECEIVABLE. All of the Accounts Receivable;

                  (b) OWNED REAL PROPERTY. All of the real property owned by the Seller or any of the Seller Subsidiaries, including land, buildings, structures and improvements thereon or appurtenances thereto, such real property being located at Massillon, Ohio (the "Massillon Facility") and Hamilton, Ontario, Canada, (the "Hamilton Facility"), as the same shall exist on the Closing Date (the "Owned Real Property") with a legal description of each parcel of Owned Real Property included on the Corresponding Schedule;

                  (c) LEASED REAL PROPERTY. All real property, including, without limitation, the facility located at Brunswick, Ohio (the "Brunswick Facility," which together with the Massillon Facility and the Hamilton Facility may be referred to hereinafter as the "Facilities") listed on the Corresponding Schedule, which real property is leased or subleased or the rights or benefits thereof are licensed by the Seller or any of the Seller Subsidiaries, as the same shall exist on the Closing Date (the "Leased Real Property");

                  (d) PERSONAL PROPERTY. All Personal Property and Personal Property Leases including those items and leases identified on the Corresponding Schedule;

                  (e) INVENTORY. All Inventory and any packaging, supplies and spare parts;

                  (f) CONTRACTS. All rights and claims under all Contracts including those identified on the Corresponding Schedule A to Section 5.9;

                  (g) LISTS AND RECORDS. All of the Seller's and the Seller Subsidiaries' books and records, customer and supplier lists, sales, cost and shipping records and other lists and documents, other than the corporate minute books, stock books and stock transfer ledgers of the Seller and the Seller Subsidiaries and other than tax records, litigation files and any records related to Excluded Assets or Retained Liabilities;

                  (h) PATENTS, TRADEMARKS, INTELLECTUAL PROPERTY, ETC. All of the Intellectual Property, including those items identified on the Corresponding Schedule (the "Proprietary Rights");

                  (i) PREPAID ITEMS. All of the Division's prepaid expenses and deposits;

                  (j) GOVERNMENTAL PERMITS AND LICENSES. All of the permits, licenses, certifications, approvals, consents, and other governmental authorizations (the "Permits") issued to the Seller or any Seller Subsidiary, subject to Section 2.3;

                  (k) VENDOR PAYMENT IDENTIFICATION NUMBERS, AND UPC CODES. All UPC codes or the similar vendor payment identification numbers used by the Seller or the Seller Subsidiaries for remittances from customers;

                  (l) CLAIMS AGAINST THIRD PARTIES. All claims, actions, suits, proceedings or choses in action, except those relating to Excluded Assets or Retained Liabilities; and

                  (m) OTHER ASSETS. Those other assets, whether or not used exclusively or primarily in the Business, identified on the Corresponding Schedule as Transferred Assets (the "Other Assets").

         2.2 EXCLUDED ASSETS. Notwithstanding the foregoing, the following assets (the "Excluded Assets") shall be retained by the Seller or the Seller Subsidiaries, as the case may be, and shall not be included in the Transferred
Assets:

                  (a) all cash (other than petty cash located at the Facilities), cash equivalents, marketable securities and bank accounts;

                  (b) any intellectual property owned, licensed or otherwise used by the Seller or any Seller Subsidiary which is not used exclusively or primarily in the conduct of the Business, including, without limitation any patents or pending applications, trade secrets, the trade names and trademarks "Eaton" and "Eaton Corporation" and any other trade names, trademarks, corporate names and logos incorporating in any way the foregoing names or affiliated therewith and trademarks and other intellectual property as identified on the Corresponding Schedule;

                  (c) any Non-Transferable Assets for which consent or approval to transfer has not been obtained prior to the Closing Date;

                  (d) all claims and rights of, relating to or arising from any of the Excluded Assets or the Retained Liabilities;

                  (e) all rights, properties and assets of the Division which shall have been transferred or disposed of by the Seller or any of the Seller Subsidiaries prior to the Closing in transactions occurring in the ordinary course of the Business and consistent with the terms of this Agreement;

                  (f) except as provided in Article 10, all assets held by or on behalf of the Seller or any Seller Subsidiary in trust, reserve or otherwise, in respect of Employee Benefit Plans or any other obligations pertaining to Division Employees;

                  (g) all rights to the refund of any tax, of any kind, including, without limitation, Canadian workers compensation rebates paid by Seller or any of the Seller Subsidiaries prior to the Closing Date;

                  (h) all office furniture and furnishings located at Seller's Administrative and Marketing Center in Southfield, Michigan; and

                  (i) all assets, whether or not used exclusively or primarily in the conduct of the Business, specifically identified on the Corresponding Schedule as Excluded Assets or identified on the Corresponding Schedule A to Section 5.24 as property owned by a customer or other Third Party (the "Other Excluded Assets").

         2.3   NON-TRANSFERABILITY OF CERTAIN ASSETS.

         (a) To the extent that there are certain assets used in the Business, including without limitation the Permits, which are not assignable without the consent or approval of Persons other than the Seller or the Seller Subsidiaries ("Non-Transferable Assets"), and such consents or approvals are not obtained by the Closing Date, this Agreement and the Closing shall not constitute an assignment or agreement to assign or transfer such assets without such consent or approval.

         (b) For a reasonable period following the Closing Date, the Seller agrees to cooperate in good faith with the Buyer to enter into any reasonable arrangement (other than an arrangement under which the Seller or any of the Seller Subsidiaries would incur or retain any financial obligation with respect to the Non-Transferable Assets) designed to provide the Buyer the benefit of such Non-Transferable Assets, including the enforcement for the benefit and at the expense of the Buyer of any rights previously enjoyed by the Seller or a Seller Subsidiary in connection with any such assets. Provided that the Seller so cooperates and proceeds in good faith to obtain such consents and provide such arrangements, the Seller shall not be deemed to be in breach of any of its obligations under this Agreement by reason of the failure to obtain any consent or approval. Except as reimbursed by the Buyer, in no event shall compliance by the Seller with this Section 2.3 be deemed to require that the Seller or any of the Seller Subsidiaries incur any obligation or pay any monies to Third Parties in connection with such efforts.

         (c) To the extent that the Buyer is provided the benefits pursuant to this Section 2.3 of any Permit or approval or the like or any contract, lease, license or other agreement, the Buyer shall perform the obligations of the Seller or the Seller Subsidiary under or in connection with such Permit or approval or the like or any contract, lease, license or other agreement.


                                    ARTICLE 3

                                   LIABILITIES

         3.1 ASSUMPTION OF LIABILITIES. Upon the transfer of the Transferred Assets on the Closing Date in accordance with this Agreement, the Buyer shall, by an Assumption Agreement in the form set forth on the Corresponding Exhibit (the "Assumption Agreement"), assume and agree to pay, discharge or perform, as appropriate, all of the liabilities and obligations of the Seller and the Seller Subsidiaries in respect of the Business (the "Assumed Liabilities"), including but not limited to:

               (a) all liabilities and obligations of the Seller and the Seller Subsidiaries, including accounts payable and accrued liabilities arising in the ordinary course of business, in respect of the Business on or prior to the Closing;

               (b) all liabilities and obligations of the Seller and the Seller Subsidiaries in respect of the Contracts which are Transferred Assets, the leases for the Leased Real Property, the Personal Property Leases and the Permits which are Transferred Assets;

               (c) all liabilities and obligations of the Seller and the Seller Subsidiaries in respect of customer returns and customer warranty claims for products sold by the Seller or any of the Seller Subsidiaries on or prior to the Closing;

               (d) product liability and similar claims for injury to person or property (including death), in connection with any products sold by the Seller or any of the Seller Subsidiaries on or prior to the Closing and any products included in Inventory as of the Closing;

               (e) subject to, and in accordance with the terms of, Article 12, all liabilities and obligations in respect of any Environmental Condition on, in or under any Real Property, including the Buyer's share of any Pre-Closing Environmental Condition; and

               (f) all liabilities and obligations assumed by the Buyer pursuant to Article 10.

         3.2 RETAINED LIABILITIES. Notwithstanding the foregoing, the Seller or any of the Seller Subsidiaries, as the case may be, shall retain and shall pay and timely discharge without liability to the Buyer or the Buyer Subsidiaries, the following liabilities of the Seller or the Seller Subsidiaries (the "Retained Liabilities"):

               (a) any liability or obligation under or in connection with the Excluded Assets and any liability or obligation of the Seller or any of the Seller Subsidiaries with respect to any Retained Liability;

               (b) any federal, state, local, provincial or other foreign income, capital gain or other tax payable with respect to the Business, the Transferred Assets or the Assumed Liabilities for any period prior to the Closing;

               (c) all liabilities and obligations of the Seller and the Seller Subsidiaries arising out of claims or similar suits, actions or proceedings by any Transferred Employee (as defined in Article 10) pursuant to governmental workers' compensation or similar law, or occupational disease or injury which arise out of the Business on or prior to the Closing;

               (d) any indebtedness of the Seller or any of the Seller Subsidiaries or any Affiliate of the Seller for borrowed money;

               (e) any liability for the failure to comply with the bulk sales laws of any jurisdiction, except any such liability arising out of the failure of the Buyer to pay any Assumed Liability;

               (f) any fees and expenses incurred by the Seller or any of the Seller Subsidiaries in connection with negotiating, preparing, closing and carrying out this Agreement and the transactions contemplated by this Agreement, including, without limitation, the fees, disbursements and expenses for the Seller's investment bankers, attorneys, accountants and consultants;

               (g) all liabilities and obligations retained by the Seller pursuant to Article 10, including, without limitation, (i) all withdrawal liability (both for any complete or partial withdrawal) under any multiemployer plan (as defined in Sections 3(37) and 4001(a)(3) of ERISA) to which Seller has at any time made contributions, and (ii) all liability to any single-employer plan (as defined in Sections 3(31) and 4001(a)(15) of ERISA) to which Seller has at any time made contributions and (iii) all liabilities and obligations of the Seller pursuant to Section 10.3(d);

               (h)  subject to, and in accordance with the terms of, Article
         12, all liabilities and obligations in respect of the Seller's share of any Pre-Closing Environmental Condition; and

               (i) all liabilities and obligations in respect of any Environmental Condition on, in or under any real property, other than the Real Property, previously owned, leased or otherwise used in or by the Business prior to the Closing or to which any Regulated Substance generated by the Business was transported or disposed prior to the Closing.

         3.3 REIMBURSEMENT FOR CERTAIN PAYMENTS. If the Seller or any of the Seller Subsidiaries pay any of the Assumed Liabilities, then the Buyer shall reimburse the Seller or the appropriate Seller Subsidiary by wire transfer within two business days of receipt by the Buyer of a demand for reimbursement, together with corresponding documentation of such payment, from the Seller. If the Buyer or any of the Buyer Subsidiaries pay any of the Retained Liabilities, then the Seller shall reimburse the Buyer or the applicable Buyer Subsidiary by wire transfer within two business days of receipt by the Seller of a demand for reimbursement, together with corresponding documentation of such payment, from the Buyer.


                                    ARTICLE 4

                                 PURCHASE PRICE

         4.1 PURCHASE PRICE. The aggregate purchase price for the Transferred Assets shall be $173,000,000 (the "Purchase Price"), subject to any adjustment as provided for in Section 4.3, and the assumption by the Buyer of the Assumed Liabilities.

         4.2 PAYMENT AT CLOSING. At the Closing, the Buyer shall wire transfer the Purchase Price to the Seller and/or the Seller Subsidiaries as may be designated by the Seller in writing prior to the Closing, in immediately available funds to a bank account or at bank accounts designated by the Seller in writing prior to the Closing.

         4.3   ADJUSTMENT TO THE PURCHASE PRICE.

         (a) Following the Closing Date, the Seller shall prepare or cause to be prepared, at its sole expense, a balance sheet of the Business dated as of the Closing (the "Closing Balance Sheet") setting forth the net book value of the Transferred Assets (excluding amounts for depreciation and amortization expense since April 30, 1999) and the Assumed Liabilities as of the Closing (the "Final Net Assets") determined in accordance with the Seller's Accounting Principles except as set forth on the Corresponding Schedule. The Seller shall deliver the Closing Balance Sheet to the Buyer within 90 days after the Closing.

         (b) The Buyer and its representatives at the Buyer's sole expense shall have the right to observe the work performed by the Seller or its representatives in connection with the preparation of the Closing Balance Sheet, and shall have the right to examine and make copies of the work papers used in connection with the preparation of the Closing Balance Sheet; provided, however, that to the extent such work papers are prepared by outside independent auditors, the Buyer shall have the right to examine, but not make copies of, such work papers, unless otherwise permitted by applicable accounting standards.

         (c) The Buyer shall have 30 days after the delivery of the Closing Balance Sheet to review the Closing Balance Sheet. If within said 30-day period, the Buyer notifies the Seller in writing that it is unwilling to accept any item(s) on the Closing Balance Sheet, specifically identifying the item(s) and amount(s) in dispute and the basis for such dispute, the Parties shall use their reasonable efforts to reach agreement within the 30 days following the delivery of the Buyer's notice of dispute, or such longer period as may be agreed upon by the Parties, with respect to such disputed item(s). Any items on the Closing Balance Sheet not identified in writing as a disputed item within the foregoing 30-day period as provided above shall be deemed to have been accepted by the Buyer and not subject to any further review or change.

         (d) If the Parties fail to reach a mutually agreeable determination with respect to the Closing Balance Sheet within the foregoing 30-day period, or such longer period as may have been agreed upon, the disputed item(s) shall be submitted to a partner having relevant expertise and practicing at the Cleveland, Ohio office of the Independent Accountant for resolution. The Independent Accountant's determination shall be made using the Seller's Accounting Principles, shall be final and binding on both Parties, and judgment on such determination may be entered in any court having jurisdiction, in accordance with Section 23.14. The costs and expenses of the Independent Accountant will be paid by the Party against whom the disputed item(s) are resolved, or shall be prorated between the Parties by the Independent Accountant to the extent disputed item(s) are resolved in favor of each Party based on their relative degree of success and shall be paid promptly following the Settlement Date.

         (e) The resolution of any disputed item(s) shall be combined with the undisputed items from the Closing Balance Sheet to re-calculate the Closing Balance Sheet. The Parties shall request that such determination by the Independent Accountant be resolved as promptly as possible.

         (f) Upon the later of the expiration of the 30-day period referred to above, during which time the Buyer may notify the Seller of any disputed item(s) in the Closing Balance Sheet, or, in the event the Buyer provides the Seller with written notice of disputed item(s) in accordance with the foregoing, the final determination of such disputed item(s), either by agreement of the Parties or a final determination by the Independent Accountant (the "Settlement Date"), the Parties shall make the adjustments, if any, to the Purchase Price provided for in subsections (g) and (h) below. Between the Closing Date and the Settlement Date, the Buyer shall, during regular business hours, afford the Seller and its representatives reasonable access to all books, records, correspondence, files, financial statements, operating data, and all other information with respect to the Business, and shall provide to the Seller and its representatives such operating and financial data and any other information with respect to the Business as it or they may from time to time reasonably request for the purpose(s) of preparing the Closing Balance Sheet and resolving any disputed item(s). The Buyer shall cause the personnel of the Buyer to perform such procedures and measures as are reasonably necessary to prepare the Closing Balance Sheet. The Seller and its representatives shall be provided with offices at the Business and telephones, facilities, office equipment and miscellaneous office supplies, as the Seller reasonably requests subsequent to the Closing Date until the Settlement Date. The Buyer shall make reasonably available during regular business hours the appropriate officers and employees of the Business after the Closing for purposes of the Seller or its representatives interviewing the same in connection with the preparation of the Closing Balance Sheet and resolving any disputed item(s). During the 30-day period following the initial delivery of the Closing Balance Sheet to the Buyer by the Seller, the Seller shall make reasonably available during regular business hours its relevant officers and employees to address questions regarding the preparation of the Closing Balance Sheet.

         (g) If the Final Net Assets exceed the net book value of the Transferred Assets and the Assumed Liabilities as of April 30, 1999 as set forth on the April 30 Balance Sheet, the Buyer shall pay to the Seller and/or the Seller Subsidiaries (as may be designated by the Seller) within three business days following the Settlement Date the amount of the excess, with interest on such amount calculated at the Prime Rate (net of any applicable tax withholding) accruing from the Closing through the Settlement Date by wire transfer of immediately available funds to an account or accounts designated in writing to the Buyer by the Seller.

         (h) If the Final Net Assets are less than the net book value of the Transferred Assets and the Assumed Liabilities as of April 30, 1999 as set forth on the April 30 Balance Sheet, the Seller shall pay to the Buyer within three business days following the Settlement Date the amount of the deficit, with interest on such amount calculated at the Prime Rate (net of any applicable tax withholding) accruing from the Closing through the Settlement Date by wire transfer of immediately available funds to an account or accounts designated in writing to the Seller by the Buyer.

         (i) The Parties agree and acknowledge that the Closing Balance Sheet shall be prepared solely for the purpose of determining the value of the Final Net Assets of the Business and the final

Purchase Price to be paid to the Seller and/or the Seller Subsidiaries, and that such valuations do not reflect or indicate the price to be paid for any, or any class or category, of the Transferred Assets.

         4.4 ALLOCATION OF THE PURCHASE PRICE. The Purchase Price, as adjusted, shall be allocated among the Transferred Assets as set forth on the Corresponding Schedule. Such allocation shall be used in the preparation and filing of Internal Revenue Service Form 8594 and any other domestic or any foreign income tax returns with respect to the transactions contemplated hereby, and no Party hereto shall take or assert any position inconsistent therewith. The Buyer and the Seller shall cooperate in connection with the preparation, execution and filing with the Internal Revenue Service of all necessary information returns required by Section 1060 of the Tax Code and comparable provisions under applicable foreign law relating to the allocation of the consideration for the Transferred Assets.


                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         As of the date hereof, the Seller makes the following representations and warranties to the Buyer.

         5.1 ORGANIZATION, EXISTENCE AND STANDING. The Seller and each of the Seller Subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own or lease the Transferred Assets owned or leased by it, to carry on the Business as it is now conducted by it and to consummate the transactions contemplated by this Agreement and the Related Agreements. The Seller and each of the Seller Subsidiaries is duly qualified to do business in all of the jurisdictions in which the nature of the Transferred Assets owned or leased by it, or the conduct of the Business conducted by it, requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

         5.2 CORPORATE AUTHORITY. The entering into and the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by requisite corporate action of the Seller and prior to the Closing Date will have been duly and validly authorized by requisite corporate action of each of the Seller Subsidiaries, and (b) constitutes the legal, valid, and binding obligation of each (to the extent a party to this Agreement and/or any of the Related Agreements), and no additional corporate or shareholder authorization or consent is or will be required.

         5.3 FINANCIAL STATEMENTS. Copies of the Financial Statements have been delivered to the Buyer and are attached to Corresponding Schedule A. The Financial Statements (i) have been prepared from information contained in the books and records of the Seller, (ii) present fairly, in all material respects, for those items listed therein, the financial position of the Division as of the dates shown, and the results of the Division's operations (as the same are set forth on the Corresponding Schedule) for the periods then ended, and (iii) have been prepared in accordance with the Seller's

Accounting Principles applied on a consistent basis, except as set forth on Corresponding Schedule B.

         5.4 ACCOUNTS RECEIVABLE. The Accounts Receivable included in the Financial Statements constitute all of the Accounts Receivable of the Seller or the Seller Subsidiaries, as the case may be, that relate to the Business as of April 30, 1999. Other than those reserved for in the allowance for doubtful accounts on the Financial Statements, all of such Accounts Receivable are, and those existing on the Closing Date will be, valid and existing accounts receivable arising in the ordinary course of business. Except as set forth on the Corresponding Schedule, to the Seller's Knowledge, none of such Accounts Receivable is or will be at the Closing Date subject to any counterclaim or set-off except to the extent reserved for in the allowance for doubtful accounts on the Financial Statements.

         5.5 INVENTORY. The Inventory included in the Financial Statements consists only of raw materials, work-in-process and finished goods of a quality and quantity usable and saleable in the ordinary course of business, as determined in accordance with the Seller's Accounting Principles. Except where the book value of such Inventory has been written down on or prior to the Closing Date, the Inventory is valued in the Financial Statements in accordance with the Seller's Accounting Principles.

         5.6   REAL PROPERTY.

         (a) OWNED REAL PROPERTY. Except as set forth on the Corresponding Schedule, the Seller, with respect to the Massillon Facility, and Eaton Yale, with respect to the Hamilton Facility, each has good and marketable fee simple title to such Owned Real Property free and clear of all Liens, except (i) Liens for real estate taxes and assessments, both general and special, not yet due and payable, for which adequate reserves have been established on the Financial Statements or which are being contested in good faith, (ii) easements for electricity, water, gas and telephone lines serving only the real property and the business conducted thereon and easements of record; (iii) any laws, regulations or ordinances (including, but not limited to, those related to or affecting zoning, building and environmental matters) adopted or imposed by any governmental authority or agency, (iv) workmen's or other similar Liens imposed by law and arising or incurred in the ordinary course of business, (v) public or private rights, if any, in such portion of the Real Property as may be presently used, laid out or dedicated in any manner whatsoever, for street, roadway and/or alley purposes, and (vi) other Liens, the cost of which to remove, individually or in the aggregate, is not in excess of $20,000. The exceptions set forth in clauses (i) through (vi) above shall be referred to as the "Real Property Permitted Exceptions."

         (b) LEASED REAL PROPERTY. Except as set forth on the Corresponding Schedule, the Seller has good and valid leaseholds as to the Leased Real Property, free and clear of all Liens except Real Property Permitted Exceptions. Each of the leases for the Leased Real Property is in full force and effect, and the Seller has provided the Buyer with complete copies of all such leases. Except as disclosed on the Corresponding Schedule, the Seller has in all material respects performed and is performing all obligations required to be performed by it under the leases, and neither the Seller, nor, to the Seller's Knowledge, any other party thereto, is in default of any material obligation under any of the leases. Except as disclosed on the Corresponding Schedule, the Seller has not received any written notice of default under any of the leases, nor to the Seller's Knowledge has any event occurred which with notice or lapse of time or both would constitute a material default by the Seller thereunder.

         (c) REAL PROPERTY. Except as described on the Corresponding Schedule, the Real Property constitutes all of the real property used by the Seller or the Seller Subsidiaries in connection with the conduct of the Business. There are no pending or, to the Seller's Knowledge, threatened condemnation or eminent domain proceedings involving the Real Property or any portion thereof, or for a sale in lieu thereof.

         5.7 TITLE TO PERSONAL PROPERTY. Except as set forth on the Corresponding Schedule, the Seller or the Seller Subsidiaries, as the case may be, have good and marketable title to all of the Personal Property included in the Transferred Assets, free and clear of all Liens, except for (a) Liens for taxes not yet due and payable or which are being contested in good faith, and
(b) Liens, the cost of which to remove, individually or in the aggregate, is not in excess of the greater of (i) $10,000 or (ii) ten percent (10%) of the asset's original purchase price. The exceptions set forth in subsections (a) and (b) above shall be referred to as the "Personal Property Permitted Exceptions."

         5.8 CONDITION AND SUFFICIENCY OF TRANSFERRED ASSETS. Except for matters that would not have a Material Adverse Effect and matters set forth on the Corresponding Schedule to Section 5.12 and Item (v) of Corresponding Schedule A to Section 5.9, (a) the Transferred Assets currently used in the operation of the Business are in such condition and repair, reasonable wear and tear excepted, as is suitable for the purposes for which they are presently used in the Business, and (b) the Transferred Assets, together with the Buyer's rights and interests under the Related Agreements, constitute all of the assets, rights and interests which are related primarily or exclusively to the Business (other than Excluded Assets) and are sufficient, together with the items set forth on Corresponding Schedule to Section 5.24(a), for the operation of the Business.

         5.9   CONTRACTS.

         (a) Except as set forth on the Corresponding Schedule A, neither the Seller nor any of the Seller Subsidiaries is a party to or bound by any agreement or contract, whether written or oral, of the following types that involve the Business, the Transferred Assets or the Assumed Liabilities nor are any such agreements or contracts presently being negotiated or discussed:

               (i) Any contract, lease, agreement, plan or arrangement (other than blanket purchase orders from customers) involving commitments to others to make capital expenditures or purchases or sales involving $50,000 or more in any one case or $100,000 in the aggregate in any period of 12 consecutive months which are not cancelable by the Seller or the Seller Subsidiaries, without penalty, on less than 90 days prior written notice and any blanket purchase orders from customers involving $100,000 or more which are not cancelable by the Seller or the Seller Subsidiaries, without penalty, on less than 90 days prior written notice;

                (ii) Any contract, lease, agreement, plan or arrangement relating to any direct or indirect indebtedness for borrowed money (including loan agreements, lease purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings on which others rely in extending credit), or any conditional sales contracts, chattel mortgages, equipment lease agreements and other security arrangements with respect to personal property with an obligation in excess of $50,000 in any one case or $100,000 in the aggregate in any period of 12 consecutive months which are not cancelable by the Seller or the Seller Subsidiaries, without penalty, on less than 90 days prior written notice;

               (iii) Any contract, lease, agreement, plan or arrangement between the Division and the Seller or any of the Seller Subsidiaries or any Affiliate of the Seller or any of the Seller Subsidiaries or related party in their respective individual capacities;

                (iv) Any employment, consulting or management services contract or any confidentiality or proprietary rights agreements with any employee of the Seller or any of the Seller Subsidiaries or any Third Party;

                (v) Any contract containing covenants limiting the freedom of the Seller or any of the Seller Subsidiaries to compete in any line of business with any Person or in any area or territory;

               (vi) Any license agreement, either as licensor or licensee, or any other agreement or arrangement of any type relating to any patent, trademark or trade name or other Transferred Asset;

              (vii) Any contract, agreement or arrangement of any kind whatsoever, whether exclusive or otherwise, with any sales agent, sales representative, franchisee or distributor;

             (viii) Any contract or arrangement of any kind whatsoever which requires the payment of royalties;

              (ix) Any prime contract with any government or any agency or instrumentality thereof; and

               (x) Any other legally binding contract, agreement, plan or arrangement not of the type covered by any of the other items of this
         Section 5.9 involving money or property having an obligation in excess of $50,000 in any one case or $100,000 in the aggregate in any period of 12 consecutive months which are not cancelable by the Seller or the Seller Subsidiaries, without penalty, on less than 90 days prior written notice.

         (b) "MATERIAL CONTRACTS" shall mean those contracts listed on the Corresponding Schedule A. All of the Material Contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms as to (i) the Seller or the Seller Subsidiaries, as the case may be, and (ii) to the Seller's Knowledge, the other parties to such Material Contracts. Except as disclosed on the Corresponding Schedule B, the Seller and each of the Seller Subsidiaries, to the extent a party to the Material Contracts, has in all material respects performed and is performing all obligations required to be performed by it under the Material Contracts, and neither the Seller or any of the Seller Subsidiaries, to the extent a party to the Material Contracts, nor, to the Seller's Knowledge, any other party thereto, is in default of any material obligation under any of the Material Contracts. Except as disclosed on the Corresponding Schedule B, neither the Seller nor any of the Seller Subsidiaries has received any written notice of default under any of the Material Contracts, nor has any event occurred which with notice or lapse of time or both would constitute a default by the Seller or any of the Seller Subsidiaries, as applicable, thereunder.

         (c) Except as disclosed on the Corresponding Schedule C, neither the Seller nor any of the Seller Subsidiaries has received any written or verbal notice of intent to terminate any Material Contract.

         5.10 PROPRIETARY RIGHTS. The Seller or the Seller Subsidiaries are the sole owners of all of the Proprietary Rights listed as "OWNED" on the Corresponding Schedule to Section 2.1(h), and the Seller or the Seller Subsidiaries has the right, under valid, binding and subsisting license, technology or similar agreements to employ or otherwise use the Proprietary Rights listed as "licensed" on the Corresponding Schedule to Section 2.1(h). Except as disclosed on the Corresponding Schedule (the "Proprietary Rights Exceptions"):

               (a) Neither the Seller nor any of the Seller Subsidiaries or, to the Seller's Knowledge, any other party thereto, is in default of any material obligation under any such license, technology or similar agreement;

               (b) Neither the Seller nor any of the Seller Subsidiaries has granted any right or interest to any Person, other than a Seller Subsidiary, in connection with any of the Proprietary Rights;

               (c) Neither the Seller nor any of the Seller Subsidiaries is obligated to pay any amount, whether as a royalty, license fee or other payment, to any Person in order to use any of the Proprietary Rights in the conduct of the Business or the ownership of the Transferred Assets;

               (d) The Seller and the Seller Subsidiaries have acquired sole and exclusive ownership of all Proprietary Rights listed as "owned" on the Corresponding Schedule to Section 2.1(h) and applications thereof (whether or not patentable) and have the right to use or license the use of such Proprietary Rights on the products or services on, or in respect of which, they are now being used and all of such patents and registrations and applications therefor are free and clear of any Liens; and

               (e) Except with respect to the software for which the Seller and the Seller Subsidiaries have been granted standard form end-user licenses or licensed proprietary rights and for routine patent prosecutions in various patent offices, (i) none of the Proprietary Rights and none of the applications therefor set forth on the Corresponding Schedule to

          Section 2.1(h) are subject to any pending or, to the Seller's Knowledge, threatened challenge, claim or dispute, (ii) none of the Proprietary Rights and none of the applications therefor set forth on the Corresponding Schedule to Section 2.1(h) have during the prior five years been the subject of any challenge, claim or dispute, (iii) to the Seller's Knowledge, the operation of the Business and the ownership of the Transferred Assets does not infringe upon or otherwise violate any right of any Third Party, (iv) to the Seller's Knowledge, none of the Proprietary Rights is being infringed by any Third Party; (v) to the Seller's Knowledge, there are no impediments to the ability of the Seller or the Seller Subsidiaries, as the case may be, to maintain and, where lawful, to renew the Proprietary Rights, (vi) none of the Proprietary Rights is subject to any outstanding order, decree, judgment or stipulation, and (vii) neither the Seller nor any of the Seller Subsidiaries has received any notice of conflict with asserted proprietary rights of others.

         5.11  TAX MATTERS.

         (a) The Seller and the Seller Subsidiaries have filed all tax returns and tax reports required to be filed by them with respect to the Business or the Transferred Assets, including, without limitation, those returns and reports pertaining to federal, state, provincial, local, foreign or other income taxes, gross receipt taxes, ad valorem taxes, transfer taxes, excise taxes, sales and use taxes, payroll taxes, unemployment insurance payroll premiums, withholding taxes, occupation taxes, property taxes and franchise taxes, and all taxes, interest and penalties shown or claimed to be due thereon have been paid. There are no Liens for taxes (other than for current real and personal property taxes not yet due and payable) on the Transferred Assets or with respect to the Business.

          (b) None of the Transferred Assets, directly or indirectly, secures any debt the interest on which is tax-exempt under Section 103(a) of the Tax Code. None of the Transferred Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Tax Code.

         5.12 ENVIRONMENTAL MATTERS. Except for matters described on the Corresponding Schedule or except as would not have a Material Adverse Effect (a) the Business and the Real Property are operated in compliance with all applicable Environmental Laws, (b) to the Seller's Knowledge, no Real Property contains, with respect to the ownership and operations of the Business, any Regulated Substances in any environmental medium (air, water, soil, sediments, subsurface strata or groundwater) to an extent or in a manner or condition now requiring remediation under any currently applicable Environmental Law existing and in effect as of the Closing Date, (c) no judicial or administrative proceeding is pending or, to the Seller's Knowledge, threatened relating to liability with respect to the Business for any off-site disposal of any Regulated Substance, (d) none of the Seller or any of the Seller Subsidiaries has received in writing within three years prior to the Closing any claims or notices alleging it is not in compliance with or liable with respect to the Business under any Environmental Law, and (e) the Corresponding Schedule sets forth all those Permits that Seller or the Seller Subsidiaries now holds in connection with the operation of the Business pursuant to Environmental Laws.

         5.13  NO BREACH OF CONTRACT, NO VIOLATIONS OF LAW, NO PRIOR APPROVAL.

         (a) Neither the execution and delivery of this Agreement or any Related Agreement nor compliance with their terms and provisions will conflict with, result in the breach or violation of, or constitute a default under, any of the terms, conditions or provisions of (i) the Seller's or any of the Seller Subsidiaries' Articles of Incorporation or Regulations (or comparable charter documents); (ii) any agreement or instrument to which the Seller or any of the Seller Subsidiaries is a party, or by which either the Seller or any of the Seller Subsidiaries is bound or to which any of the Transferred Assets or Assumed Liabilities are subject except as identified on the Corresponding Schedule; or (iii) any law applicable to the Seller, any of the Seller Subsidiaries or any of the Transferred Assets, other than, in the case of clauses (ii) and (iii) of this Section 5.13(a), conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect. Except as identified on the Corresponding Schedule, neither the execution and delivery of this Agreement nor compliance with its terms and provisions will result in the creation or imposition of any Lien upon any of the Transferred Assets.

         (b) Other than the filing of a pre-merger notification report under the HSR Act, filings to be made under the Competition Act (Canada) with the Commissioner of Competition, and those filings, Permits, authorizations, consents and approvals identified on the Corresponding Schedule or addressed in
Section 5.12, no filing with, or Permit, authorization, consent or approval of, any domestic or foreign government authority is required for the consummation by the Seller of the transactions contemplated by this Agreement, except for any filings, Permits, authorizations, consents or approvals the failure to make, file, give or obtain which would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that the representation given in this Section 5.13(b) is limited to the Seller's Knowledge with respect to foreign Permits, filings, authorizations, consents or approvals.

         5.14 LITIGATION. Except as set forth on the Corresponding Schedule or on the Corresponding Schedule to Section 5.10 or 5.12, there is no pending or, to the Seller's Knowledge, threatened claim, litigation, proceeding or order of any court or governmental agency or arbitrator or governmental investigation relating to the Business or any of the Transferred Assets. Except as set forth on the Corresponding Schedule or on the Corresponding Schedule to Section 5.10 or 5.12, no claim, litigation, proceeding or order listed on the Corresponding Schedule would, if adversely determined, have a Material Adverse Effect, and there is no existing or, to the Seller's Knowledge, threatened order, judgment or decree of any court, governmental agency or arbitrator that specifically applies to the Business or the Transferred Assets.

         5.15 FINDERS, BROKERS AND INVESTMENT BANKERS. Other than Bowles Hollowell Conner, a division of First Union Capital Markets Corp., whose fees will be the responsibility of the Seller, no finder, broker or investment banker acting or who has acted on behalf of the Seller or any of the Seller Subsidiaries in connection with the transactions contemplated by this Agreement is entitled to receive any commission or finder's fee in connection with such transactions, and, to the Seller's Knowledge, no other Person is entitled to receive any commission or finder's fee from the Seller or any of the Seller Subsidiaries in connection with such transactions.

         5.16 NO MATERIAL ADVERSE CHANGE. Except as disclosed on the Corresponding Schedule, since April 30, 1999, the Seller and each of the Seller Subsidiaries have conducted the Business in the ordinary course consistent with past practices and there has not occurred:

               (a) any Material Adverse Effect;

               (b) any uninsured damage to, destruction or loss of any Transferred Asset that could reasonably be expected to have a Material Adverse Effect;

               (c) any material change by the Seller to the Seller's Accounting Principles, except changes mandated by GAAP;

               (d) any material revaluation by the Seller or any of the Seller Subsidiaries of any of the Transferred Assets, including, without limitation, writing down the value of Inventory or writing off notes or Accounts Receivable other than in the ordinary course of business;

               (e) any other action or event that would have required the consent of the Buyer pursuant to Section 7.1 had such action or event occurred after the date of this Agreement; or

               (f) any sale or transfer of a material amount of the Transferred Assets, other than sales of inventory in the ordinary course of business.

         5.17 GOVERNMENTAL PERMITS AND LICENSES; COMPLIANCE WITH LAWS. Except for matters which would not have a Material Adverse Effect and except for those matters addressed by Section 5.12, (a) the Seller and the Seller Subsidiaries have all of the Permits required to own the Transferred Assets and to carry on the Business as presently conducted, and, assuming proper action by the other party thereto or by the issuer thereof, all such Permits are valid and in effect, and (b) to the Seller's Knowledge, neither the ownership of the Transferred Assets by the Seller or the Seller Subsidiaries, nor the operation of the Business by the Seller or the Seller Subsidiaries as it is presently conducted, violates any applicable order, law, ordinance, code or regulation. Except for those matters set forth on the Corresponding Schedule to Section 5.12, neither the Seller nor any Seller Subsidiary has received any written notice from any governmental authority of any such violation.

         5.18 INSURANCE. The Seller has adequately insured all of the Transferred Assets against loss or damage resulting from fire or other risks insured against by extended coverage and public liability insurance of a kind and in an amount customarily obtained by similar businesses.

         5.19  EMPLOYEES; LABOR RELATIONS.

         (a) Seller has provided to Buyer a complete list which sets forth, as of the date so indicated, the name, position, salary, length of service and location of all persons employed (including persons who are temporarily absent from active employment by reason of disability, illness, injury, workers' compensation, military leave, approved leave of absence or layoff) by the Seller or the Seller Subsidiaries in the conduct of the Business. The Seller and the Seller

Subsidiaries have paid in full or accrued in the Financial Statements all wages, salaries, commissions, bonuses, benefits, and other compensation due to any employee of the Division or otherwise arising under any employment related policy, practice, agreement, plan, program, statute or law.

         (b) The Corresponding Schedule sets forth a correct and complete list of all collective bargaining agreements (the "Collective Bargaining Agreements"), complete copies of which have been made available to the Buyer, covering employees of the Division.

         (c) With respect to the Business, neither the Seller nor any of the Seller Subsidiaries has received any written notice of any unfair labor practice complaints or any other action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation pending before the National Labor Relations Board or the Ontario Labour Relations Board or any other agency having jurisdiction thereof and, to the Seller's Knowledge, no such complaint has been threatened. Neither the Seller nor any Seller Subsidiary has received any written notice of any activities or proceedings of any labor union (or representatives thereof) to organize any non-union employees of the Division, or of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees of the Division of the Seller and, within the 12 months prior to the date of this Agreement, no such proceedings or, to the Seller's Knowledge, activities are or were underway nor has the Seller or any of the Seller Subsidiaries been the subject of any strikes, slowdowns, work stoppages, lockouts or, to the Seller's Knowledge, threats thereof. With respect to the employees of the Division, except as set forth on the Corresponding Schedule, there are no material unsatisfied claims, grievances, arbitration proceedings or workers' compensation proceedings other than standard employee medical, temporary total, permanent partial and applications for increase in permanent partial disability benefits. Except as set forth on the Corresponding Schedule, neither the Seller nor any of the Seller Subsidiaries is a party to or otherwise bound by, any consent decree with, or order or citation by, any government agency relating to any employee of the Division or employment practices, wages, hours, and terms and conditions of employment with respect to the Business.

         5.20  EMPLOYEE BENEFITS.

               (a) The Corresponding Schedule lists or describes all material Employee Benefit Plans maintained by the Seller. Each Employee Benefit Plan has been maintained in all material respects in accordance with its terms and with applicable law. The Corresponding Schedule sets forth all Employee Benefit Plans maintained by the Seller which are intended to be qualified within the meaning of Section 401 (a) of the Tax Code.

                (b) The Seller has delivered or made available to the Buyer a true and complete copy of:

                    (i) each Employee Benefit Plan identified on the Corresponding Schedule to Section 5.20(a);

                   (ii) each current summary plan description as to each Employee Benefit Plan that is described in clause (i) and is subject to the reporting and disclosure requirements of ERISA.

               (c) The Seller shall, prior to the Closing, deliver or make available to the Buyer a true and complete copy of:

                   (i) the most recent determination letters for Seller's Investment Plan (as defined in Section 10.6) and Seller's Savings Plan (as defined in Section 10.7) and documentation that demonstrates that Seller's RRSP (as defined in Section 10.8) is registered under applicable governmental requirements;

                  (ii) the most recent Form 5500 that was filed on behalf of Seller's Investment Plan and Seller's Savings Plan;

                 (iii) all insurance policies owned by the Seller or any Seller Subsidiary providing benefits or funding the benefits under an Employee Benefit Plan; and

                  (iv) each material notice that was given by the Internal Revenue Service or the Department of Labor to the Seller or any Seller Subsidiary with respect to Seller's Investment Plan or Seller's Savings Plan during the prior three-year period, the subject or content of which remains outstanding as of the Closing.

               (d) Except as set forth on the Corresponding Schedule, there are no material actions, suits, investigations or claims pending or, to the Seller's Knowledge, threatened with respect to or affecting Division Employees under Seller's Investment Plan or Seller's Savings Plan, other than routine claims for benefits.

               (e) Neither Seller nor any of the Seller Subsidiaries makes, nor are any of them obligated to make, contributions or payments of withdrawal liability to any multi-employer plan (as defined under Section 3(37) of ERISA) covering current or former employees of the Division which could result in liability to the Buyer or any Buyer Subsidiary.

          5.21 RESIDENCY OF SELLER SUBSIDIARIES; GST REGISTRATION. Neither
Eaton Yale nor ETN Offshore are non-residents of Canada under the Income Tax Act (Canada), and Eaton Yale is registered for the purposes of the GST Legislation.

          5.22 LIABILITIES. Except as set forth and adequately reserved for in the Financial Statements or as set forth on the Corresponding Schedule or on the Corresponding Schedules to

Sections 5.10, 5.12, 5.14 or 5.19(c), to the Seller's Knowledge, neither the Seller nor any of the Seller Subsidiaries have any outstanding claims, liabilities or indebtedness, fixed or contingent, or obligations of any nature, whether accrued, absolute, contingent, threatened or otherwise, whether due or to become due, with respect to the Business, other than (a) liabilities incurred in the ordinary course and conduct of the Business since April 30, 1999, which do not involve borrowings, and (b) claims, liabilities or indebtedness of the type not required to be disclosed in the Financial Statements or notes thereto in accordance with GAAP, but in no event in excess of $50,000.

         5.23 EMPLOYEE SAFETY. Except as set forth on the Corresponding Schedule, during the past three years neither the Seller nor the Seller Subsidiaries, with respect to the Business, (a) is or has been subject to an investigation by the U.S. or Canadian Department of Labor or similar state, provincial or other foreign or local agencies over compliance with OSHA or any similar state, provincial, foreign or local statute and the rules and regulations promulgated thereunder ("Safety Laws"), or (b) has received or has paid any fine, penalty or citation relating to or arising out of a violation or alleged violation of any Safety Laws during the past three years.

         5.24  CUSTOMER ASSETS; LOCATION OF ASSETS.

         (a) Except as disclosed on the Corresponding Schedule, no material Personal Property owned by a customer of the Business or owned by any other Third Party currently is located at Owned Real Property or Leased Real Property. To the Seller's Knowledge, there are no impediments to the ability of the Seller or any of the Seller Subsidiaries to use the Personal Property identified on the Corresponding Schedule in the manner in which it is currently being used in the Business.

         (b) Except as disclosed on the Corresponding Schedule, all Personal Property owned by the Seller or a Seller Subsidiary and included in the Transferred Assets is located at Owned Real Property or Leased Real Property, except for immaterial Personal Property the aggregate value of which is not in excess of $25,000.

         5.25 YEAR 2000 COMPLIANCE. Except as disclosed on the Corresponding Schedule, to the Seller's Knowledge, all hardware, software and embedded systems ("Systems") required by Seller to operate the Business are currently "Year 2000 Compliant" or are projected to be Year 2000 Compliant by August 15, 1999, as shown on the Corresponding Schedule. For the purposes of this Agreement, "Year 2000 Compliant" means that the Systems will consistently and accurately process date information before, during and after January 1, 2000, and between dates before and after January 1, 2000.

         5.26  DISCLAIMER; CROSS REFERENCES.

         (a)   EXCEPT FOR REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER IN
ARTICLE 5 OF THIS AGREEMENT, THE SELLER HAS MADE AND MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL

SUCH WARRANTIES BEING EXPRESSLY DISCLAIMED, AND THE BUYER HAS NOT RELIED ON ANY SUCH REPRESENTATIONS AND WARRANTIES, EXCEPT FOR THOSE MADE BY THE SELLER IN
ARTICLE 5 OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE COVERED BY THE WARRANTIES PROVIDED BY ARTICLE 2 OF THE UNIFORM COMMERCIAL CODE, THE SALE OF GOODS ACT (ONTARIO), OR ANY SIMILAR LAWS OF ANY JURISDICTION. THIS PROVISION SHALL NOT IN ANY WAY AFFECT OR DIMINISH ANY AGREEMENT OR COVENANT CONTAINED IN ANY OTHER SECTION OF THIS AGREEMENT.

         (b) Information to be disclosed in any one Corresponding Schedule herein referred to may be supplied in any Corresponding Schedule by cross reference to any other Corresponding Schedule.


                                    ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer makes the following representations and warranties to the Seller.

         6.1 ORGANIZATION, EXISTENCE AND STANDING OF THE BUYER. Each of the Buyer and the Buyer Subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own or lease its assets, to carry on its business as it is now conducted and to consummate the transactions contemplated by this Agreement and the Related Agreements.

         6.2 CORPORATE AUTHORITY. The entering into and the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by requisite corporate action of the Buyer and prior to the Closing Date will have been duly and validly authorized by requisite corporate action of each of the Buyer Subsidiaries, and (b) constitutes the legal, valid, and binding obligation of each (to the extent a party to this Agreement and/or any of the Related Agreements) and no additional corporate or stockholder authorization or consent is or will be required.

         6.3   NO BREACH OF CONTRACT, NO VIOLATIONS OF LAW, NO PRIOR APPROVAL.

         (a) Neither the execution and delivery of this Agreement or any Related Agreement nor compliance with their terms and provisions will conflict with, result in the breach or violation of, or constitute a default under, any of the terms, conditions, or provisions of (i) the Buyer's or Buyer Subsidiaries' Certificate of Incorporation or By-laws (or comparable charter documents); (ii) any agreement or instrument to which the Buyer or any Buyer Subsidiary is a party or by which the Buyer or any Buyer Subsidiary is bound; or
(iii) any law applicable to the Buyer or any Buyer Subsidiary, other than, in the case of clauses (ii) and (iii) of this Section 6.3(a), conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) Other than the filing of a pre-merger notification report under the HSR Act and the Competition Act (Canada) and the Investment Canada Act, no filing with, or Permit, authorization, consent or approval of, any domestic or foreign government authority is required for the consummation by the Buyer of the transactions contemplated by this Agreement.

         6.4 LITIGATION. There is no pending, or to the Buyer's knowledge, threatened claim, litigation, proceeding or order of any court or governmental agency or arbitrator or governmental investigation relating to the Buyer or any Buyer Subsidiary, their business or their assets which, if adversely determined, would, individually or in the aggregate, materially impair, hinder or otherwise materially and adversely affect the ability of the Buyer to effect the Closing, or to perform any of its material obligations under this Agreement or any of the Related Agreements.

         6.5 FINDERS, BROKERS AND INVESTMENT BANKERS. No finder, broker or investment banker acting or who has acted on behalf of the Buyer or the Buyer Subsidiaries in connection with the transactions contemplated by this Agreement is entitled to receive any commission or finder's fee in connection with such transactions, and to the Buyer's Knowledge, no other Person is entitled to receive any commission or finder's fee from the Buyer or any Buyer Subsidiary in connection with such transactions.

         6.6 FINANCING. The Buyer, on the Closing Date and on the Settlement Date, will have sufficient funds available to it to pay to the Seller and/or the Seller Subsidiaries, as the case may be, the Purchase Price and to otherwise satisfy all of its obligations under this Agreement and the Related Agreements. Buyer has received from BankBoston, N.A. a commitment letter representing the funds necessary to pay the Purchase Price and to otherwise satisfy all of Buyer's obligations under this Agreement and the Related Agreements. Buyer has delivered a copy of such commitment letter to Seller.

         6.7 GST. The Buyer or a Buyer Subsidiary, as required, will be, as of the Closing Date, registered for the purposes of the GST Legislation and is acquiring under this Agreement ownership, possession or use of all or substantially all of the property that reasonably can be regarded as being necessary for the Buyer to be capable of carrying on the Business following the Closing.

         6.8   DISCLAIMER. EXCEPT FOR REPRESENTATIONS AND WARRANTIES MADE BY
THE BUYER IN ARTICLE 6 OF THIS AGREEMENT, THE BUYER HAS MADE AND MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT, AND THE SELLER HAS NOT RELIED ON ANY REPRESENTATIONS AND WARRANTIES EXCEPT FOR THOSE MADE BY THE BUYER IN ARTICLE 6 OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE COVERED BY THE WARRANTIES PROVIDED BY
ARTICLE 2 OF THE UNIFORM COMMERCIAL CODE, THE SALE OF GOODS ACT (ONTARIO) OR ANY SIMILAR LAWS OF ANY JURISDICTION. THIS PROVISION SHALL NOT IN ANY WAY AFFECT OR DIMINISH ANY AGREEMENT OR COVENANT CONTAINED IN ANY OTHER SECTION OF THIS AGREEMENT.

                                    ARTICLE 7

                             COVENANTS OF THE SELLER

         The Seller covenants and agrees with the Buyer as follows.

         7.1 CONDUCT OF BUSINESS TO CLOSING DATE. Except upon the written consent of the Buyer, which consent shall not be unreasonably withheld or delayed, the Seller shall and shall cause the Seller Subsidiaries to, from and after the date hereof until the Closing Date, carry on the Business in substantially the same manner as it has heretofore been conducted, including, without limitation, doing the following:

               (a)  MAINTAIN TRANSFERRED ASSETS. Consistent with the
          Seller's past practice, the Seller shall maintain and keep, and shall cause the Seller Subsidiaries to maintain and keep, the Transferred Assets in at least as good condition and repair, reasonable wear and tear excepted, as the condition and repair the Transferred Assets are in as of the date hereof.

               (b) DISPOSITION OF ASSETS. The Seller shall not, and shall not permit the Seller Subsidiaries to, sell, lease, pledge, mortgage or otherwise dispose of or encumber any of the Transferred Assets except for (i) the sale, lease, pledge, mortgage or disposal or encumbrance of any of the Transferred Assets, including Inventory, in a manner consistent with the Seller's past practice and in the ordinary course of business which would not, individually or in the aggregate, be material to the operation of the Business, (ii) the disposal of any obsolete, unusable or unsalable Inventory (as determined in accordance with the Seller's Accounting Principles) consistent with the Seller's past practice, or (iii) any sale, lease, pledge, mortgage or disposal or encumbrance of any of the Transferred Assets that would not have a Material Adverse Effect.

               (c) PERFORM CONTRACTS AND OTHER OBLIGATIONS. The Seller shall, and shall cause the Seller Subsidiaries to, perform all of its or their, as the case may be, material obligations under the Material Contracts and any and all other agreements relating to or affecting the Transferred Assets or the Business.

               (d) OTHER CONTRACTS. Except as set forth on the Corresponding Schedule, the Seller shall not, and shall not permit the Seller Subsidiaries to, with respect to the Business (i) enter into any Material Contract outside the ordinary course of business, (ii) modify or change any Material Contract, (iii) cancel any debts or waive any claims or rights where such cancellation or waiver would have a Material Adverse Effect, (iv) make any capital expenditure or commitment exceeding $150,000 in any one instance or $500,000 in the aggregate, other than as identified in the Division's 1999 Capital Expenditure Budget included as part of the Corresponding Schedule, which budget shall not be amended or modified, or (v) make any loan to, or enter into any business transaction, agreement, arrangement or understanding of any other nature with, any employee of the Business or any officer or director of the Seller or any of the Seller Subsidiaries or any Affiliate or associate of any such officer or director.

               (e) WAGES OR SALARY INCREASES. The Seller shall not, and shall not permit the Seller Subsidiaries to (i) grant any increases in wages, salaries or benefits of any of the Seller's or the Seller Subsidiaries' employees, as the case may be, employed exclusively in the conduct of the Business, except increases in the ordinary course of business in accordance with the Seller's or the applicable Seller Subsidiary's existing policies and except for increases in wages and/or benefits as required by the Collective Bargaining Agreements,
          (ii) enter into any employment agreements with respect to any employees of the Business, (iii) pay or agree to pay any pension, retirement allowance or other employee benefit not required by any existing plan, agreement or arrangement to any officer or employee of the Business, whether past or present, or (iv) with respect to the employees of the Division, commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any employee of the Division, or to terminate or amend any of such plans or any of such agreements in existence on the date of this Agreement.

               (f) MAINTAIN RELATIONSHIPS OF CUSTOMERS AND SUPPLIERS. The Seller shall, and shall cause the Seller Subsidiaries to, use its or their reasonable efforts to maintain satisfactory relationships with all of the existing customers and suppliers of the Business.

               (g) TRANSFER OF THE TRANSFERRED ASSETS. The Seller shall not, and shall not permit the Seller Subsidiaries to, take any action that would prevent the transfer of the Transferred Assets to the Buyer pursuant to the terms of this Agreement free and clear of all Liens, other than Assumed Liabilities, Real Property Permitted Exceptions and Personal Property Permitted Exceptions.

               (h) BOOKS AND RECORDS. The Seller shall, and shall cause the Seller Subsidiaries to, maintain their books, accounts and records with respect to the Business and the Transferred Assets in the usual, regular and ordinary manner, on a basis consistent with prior years, and comply with all laws, the enforcement of which, if the Seller or the Seller Subsidiaries were not in compliance, would have a Material Adverse Effect.

               (i) PERMITS. The Seller shall, and shall cause the Seller Subsidiaries to, keep and maintain all Permits in full force and effect, continue their business pursuant to such Permits and take all steps necessary to meet requirements on pending applications for Permits, except where the lapse of any such Permits would not have a Material Adverse Effect.

          7.2 ACCESS BY THE BUYER TO PROPERTIES AND RECORDS; FURNISHING INFORMATION.

         (a) Following the date hereof, authorized representatives of the Buyer shall have reasonable access during normal business hours to all premises, properties, books, contracts and documents of the Seller and the Seller Subsidiaries relating to the Business, the Transferred Assets and the Assumed Liabilities. Such access shall be arranged through a representative designated in writing by the Seller and shall be coordinated in such a manner to not materially interfere with the Seller's or any Seller Subsidiary's operations. In order to assist the Buyer, the Seller's designated representatives may attend all meetings held between the Buyer or its authorized representatives and any officers and employees or customers and suppliers of the Seller or any representatives thereof. At no time prior to the Closing shall the Buyer contact any of the Seller's or any of the Seller Subsidiaries' customers or suppliers or employees (other than the Seller's designated representatives) with respect to any matters related to the content of this Agreement or the transactions contemplated hereby, unless accompanied by a representative of the Seller or upon the written consent of the Seller.

         (b) Consistent with and without limiting Section 7.2(a), the Buyer's access to the premises, properties, books, contracts and documents of the Seller and the Seller Subsidiaries relating to the Business, the Transferred Assets and the Assumed Liabilities shall expressly include all reasonable access necessary to evaluate the environmental liabilities of the Business. Seller further expressly covenants to transfer upon Closing, all books, files and records, including any audits, site assessments, site investigation reports, and any other materials relating to environmental matters with respect to the Business, provided, however, Seller may retain copies of such books, files and records.

         (c) From and after the Closing Date, the Seller will make available to the Buyer, from time to time as the Buyer may reasonably request, copies of such of the records retained by the Seller or the Seller Subsidiaries relating to the Business, the Transferred Assets and the Assumed Liabilities as may be reasonably required to enable the Buyer to defend against or assert claims related to or arising from ownership of the Transferred Assets, the assumption of the Assumed Liabilities or the conduct of the Business by the Seller and the Seller Subsidiaries prior to the Closing and to handle tax and financial audits involving the Division or the Business thereof; provided, however, that the Buyer agrees to hold such records in confidence, except to the extent required to defend or assert such claims and to handle such audits, and to return the same to the Seller promptly upon the conclusion of their use by the Buyer for the purposes herein specified.

         7.3 COMPLIANCE WITH CONDITIONS. The Seller shall use its reasonable efforts to cause the conditions in Article 14 to be satisfied at or prior to the Closing Date.

         7.4 THIRD-PARTY CONSENTS. The Seller shall use its reasonable efforts to obtain, on or prior to the Closing Date, all consents and approvals of Third Parties.

          7.5 NOTIFICATION TO THE BUYER OF DAMAGE OR DESTRUCTION OF TRANSFERRED ASSETS OR MATERIAL CHANGES. The Seller shall give the Buyer written notice promptly upon becoming aware of any damage or destruction of any material portion of the Transferred Assets.

         7.6 TRANSFER OF WARRANTIES. In the event that any of the Transferred Assets are under any warranty or vendor's indemnification agreement from the manufacturer or the original seller thereof, the Buyer shall be entitled to the benefit of the warranty or vendor's indemnification agreement to the extent that the warranty or vendor's indemnification agreement is available to the transferee, and the Seller shall execute such instruments as may be required to transfer the warranty to the Buyer.

         7.7   HSR/COMPETITION ACT FILINGS; OTHER GOVERNMENTAL FILINGS.

         (a) The Seller, within five business days following the date of this Agreement, or as the Buyer and the Seller may otherwise agree, will submit (i) to the United States Department of Justice and the Federal Trade Commission all of the requisite forms and information required of Seller and any of the Seller Subsidiaries and applicable to this transaction under the HSR Act and (ii) all filings required of Seller and any of the Seller Subsidiaries to be made under the Competition Act (Canada) to the Commissioner of Competition and/or other governmental authority under such Act. Following such submissions, the Seller shall respond promptly to any appropriate request by any of such agencies or authorities for additional information or data and shall take such other reasonable actions as may be required or necessary in order to comply with such laws. The Seller will request early termination of the applicable waiting period requirements under the HSR Act.

         (b) The Seller shall also comply with the laws of any country and province, including Canada, which are applicable to the transactions contemplated by this Agreement and pursuant to which governmental notification and/or approval of such transactions is required. The Seller and the Buyer shall cooperate in providing any requisite information and data regarding the Seller or the Buyer, as the case may be, and making such filings as may be required in any such jurisdictions in connection with obtaining any required governmental approval or providing any required notice and shall take such other reasonable actions as may be required or necessary in order to comply with such laws.

         7.8 TRANSITIONAL USE OF TRADE NAMES, TRADEMARKS AND LOGOS. The Buyer and the Seller recognize that certain Inventory, labels and containers therefor and promotional material being sold to the Buyer under this Agreement (as well as Inventory manufactured by the Buyer after the Closing Date with tooling or other assets to the extent permitted by the last sentence of this paragraph) may bear the trade names "Eaton Corporation" or "Eaton," and may bear logos or marks associated therewith, which trade names, logos and marks are not being assigned or licensed to the Buyer. The Seller agrees that the Buyer shall be permitted to sell such Inventory and use such labels, containers and promotional material for a period not exceeding six months after the Closing Date. Thereafter, internal storage and material handling containers that currently bear such trade names, logos or marks may continue to be used only if such trade names, logos or marks are removed or covered so that they cannot be viewed. In no event shall the Buyer be entitled to the use of the trade names and untransferred logos and trademarks in advertising such Inventory. The Buyer shall remove the Seller's, any of the Seller Subsidiaries' and their Affiliate's trade names and untransferred logos and trademarks from signage no later than three months from the Closing Date and from tooling or other assets used in production no later than six months from the Closing Date.

         7.9 NEGOTIATIONS WITH THIRD PARTIES. From the date hereof through the Closing Date or the earlier termination of this Agreement, neither the Seller nor any of the Seller Subsidiaries or any of their respective officers, directors, agents or employees will initiate or solicit proposals or conduct negotiations for the sale, transfer or other disposition of the Division with any prospective purchasers other than the Buyer; provided, however, that nothing contained in this Section 7.9 shall prohibit the Board of Directors of the Seller from furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide proposal in writing, not subject to any financing condition, to acquire the assets of the Division, if, and only to the extent that (a) the Board of Directors determines in good faith and upon written advice of outside counsel to the Seller that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law, (b) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, the Seller provides written notice to the Buyer to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person, and (c) the Seller keeps the Buyer informed of the status (not the terms) of any such discussions or negotiations.

         7.10 UPDATE OF SCHEDULES. The Seller shall promptly notify the Buyer, prior to the Closing Date, of any changes in the information contained in the Corresponding Schedules or Corresponding Exhibits or in any document or information supplied to the Buyer pursuant to a Corresponding Schedule. Such information shall be deemed to amend such Corresponding Schedules, and, to the extent the Seller first becomes aware of such information after the date of this Agreement, shall not be deemed a breach of this Agreement.

         7.11 COVENANT NOT TO COMPETE. The Seller agrees that for a period of four years after the Closing Date, neither it, any of the Seller Subsidiaries, nor any Affiliate shall, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business whether in corporate, proprietorship or partnership form or otherwise as more than a five percent (5%) owner in such business where such business is competitive with the Business as conducted on or prior to the Closing Date (a "Competitive Business). The covenant contained in the immediately preceding sentence shall not be deemed to have been violated by any sale by the Seller, any of the Seller Subsidiaries or any Affiliate, of fasteners or retaining rings sold either (a) as a component of a larger product sold by such Seller, Seller Subsidiary or Affiliate or (b) as a replacement part for a component of a larger product sold by such Seller, Seller Subsidiary or Affiliate, so long as such fasteners or retaining rings are not manufactured by Seller, any of the Seller Subsidiaries or any Affiliate. The provisions of this Section 7.11 shall not prevent the Seller, any of the Seller Subsidiaries, or any Affiliate from acquiring a business engaged in a Competitive Business (an "Acquired Business"); provided that such Competitive Business constitutes less than 20% of the revenues of the Acquired Business. If Seller, any Seller Subsidiaries or any Affiliate acquires an Acquired Business, then Seller shall promptly notify Buyer of such transaction and afford Buyer the opportunity to make an offer to purchase the Competitive Business. Seller shall consider Buyer's offer for such Competitive Business in good faith, but shall not be under any obligation to accept such offer. The Seller specifically acknowledges and agrees that the remedy at law for any breach of this Section 7.11 will be inadequate and that the Buyer, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 7.11 should ever be deemed to exceed the limitation provided by applicable law, then the Parties agree that such provisions shall be reformed to set forth the maximum limitations permitted.

         7.12 ASSIGNMENT OF CONFIDENTIALITY AGREEMENTS. At Closing, subject to the exceptions set forth below in this Section 7.12, the Seller shall assign to the Buyer all of the Seller's right, title and interest in each confidentiality agreement entered into by Seller or its Subsidiaries or Affiliates and each entity (other than Buyer or its Subsidiaries or Affiliates) to whom confidential information was provided in connection with the sale of the Business (collectively, the "Sale Confidentiality Agreements"). Notwithstanding the foregoing, (i) the Seller shall not assign, and shall retain, all right, title and interest with respect to the provisions of Sections 11, 12, 13 and 14 of each of the Sale Confidentiality Agreements and (ii) both the Seller and the Buyer shall have the benefit of the provisions of Section 15 of each of the Sale Confidentiality Agreements.


                                    ARTICLE 8

                             COVENANTS OF THE BUYER

         The Buyer covenants and agrees with the Seller as follows.

         8.1 COMPLIANCE WITH CONDITIONS. The Buyer shall use its reasonable efforts to cause the conditions in Article 13 to be satisfied at or prior to the Closing Date.

         8.2 COOPERATION IN OBTAINING CONSENTS. The Buyer shall take all steps reasonably requested by the Seller to help secure the consents and approvals referred to in Section 7.4 hereof.

         8.3   HSR/COMPETITION ACT FILINGS; OTHER GOVERNMENTAL FILINGS.

         (a) The Buyer, within five business days following the date of this Agreement, or as the Buyer and the Seller may otherwise agree, will submit (i) to the United States Department of Justice and the Federal Trade Commission all of the requisite forms and information required of Buyer and the Buyer Subsidiaries and applicable to this transaction under the HSR Act and (ii) all filings required of Buyer and the Buyer Subsidiaries to be made under the Competition Act (Canada) to the Commissioner of Competition and/or other governmental authority under such Act and the Investment Canada Act. Following such submissions, the Buyer shall respond promptly to any appropriate request by any of such agencies or authorities for additional information or data and shall take such other reasonable actions as may be required or necessary in order to comply with such laws. The Buyer will pay all filing fees in connection with filings and submissions under the Competition Act. Each Party will pay its own filing fees in connection with filings and submissions under the HSR Act. The Buyer will request early termination of the applicable waiting period requirements under the HSR Act.

         (b) The Buyer shall also comply with the laws of any country and province, including Canada, which are applicable to the transactions contemplated by this Agreement and pursuant to which governmental notification and/or approval of such transactions is required. The Seller and the Buyer shall cooperate in providing any requisite information and data regarding the Seller or the Buyer, as the case may be, and making such filings as may be required in any such jurisdictions in connection with obtaining any required governmental approval or providing any required notice and shall take such other reasonable actions as may be required or necessary in order to comply with such laws.

         8.4 MAKE RECORDS AND PERSONNEL AVAILABLE. From and after the Closing Date, the Buyer shall make available to the Seller, from time to time as the Seller may reasonably request, employees of the Business and copies of such of the records transferred to the Buyer by the Seller pursuant to this Agreement as may be reasonably required to enable the Seller to defend against or assert claims related to or arising from ownership of the Transferred Assets or the conduct of the Business by the Seller and the Seller Subsidiaries prior to the Closing Date and to handle tax and financial audits involving the Division or the Business thereof; provided, however, that the Seller agrees to hold such records in confidence, except to the extent required to defend or assert such claims and to handle such audits, and to return the same to the Buyer promptly upon the conclusion of their use by the Seller for the purposes herein specified and the Seller shall reimburse the Buyer or any Buyer Subsidiary for reasonable expenses incurred by any employees of the Buyer or any Buyer Subsidiary who may be made available to the Seller in accordance with the foregoing.

         8.5 BUYER QUALIFICATION. The Buyer and each Buyer Subsidiary shall be qualified under applicable Canadian or other foreign law to accept the portion of the Transferred Assets to be accepted by the Buyer or such Buyer Subsidiary.

         8.6 LONDON SALES OFFICE. The Buyer shall establish office space in the United Kingdom for the sales personnel of the Business currently located in the United Kingdom at such location and upon such terms and conditions as Buyer shall determine in its sole discretion. The Buyer acknowledges that the Seller's current arrangements for such office space with respect to the Business shall terminate as of the Closing Date.

         8.7   OPERATION COVENANT.

         (a) The Buyer shall within 12 months of the Closing Date (i) form the Engineered Components Division, consisting of the operations of the Seller's Engineered Fasteners Division in its Massillon Facility, Brunswick Facility and Hamilton Facility, together with the Buyer's operations at The Palnut Company ("Palnut"), under the direction of those senior managers of the Engineered Fasteners Division who execute employment agreements with a Buyer Subsidiary on or prior to the Closing Date and who do not thereafter terminate their respective employment agreements of their own accord at any time after the Closing or are terminated for cause under those agreements (the "Existing Management Team"), and reporting to the President of the Domestic Industrial Products Group of the Buyer and (ii) consolidate the operations of the respective sales offices located in Southfield, Michigan of Palnut and the Engineered Fasteners Division. Thereafter during the period expiring on the third anniversary of the Closing Date, the Buyer shall implement and/or maintain
(A) the Engineered Components Division with headquarters at the Brunswick Facility, managed by the Existing Management Team and reporting to the President of the Domestic Industrial Products Group of the Buyer, (B) the consolidated Southfield, Michigan sales office, (C) the consolidation of accounts receivable, customer service, sales and marketing activities for the facilities of the Engineered Fasteners Division and Palnut into the Brunswick Facility, (D) operation of the facilities at the present locations in Massillon, Brunswick and Hamilton and (E) employment levels substantially consistent with operations as they existed on the Closing Date at the facilities identified in the preceding clause (D).

         (b)   The Buyer shall be relieved of its obligations under this
Section in the event the Facilities fail to achieve 90% of the forecasted net sales set out in Chart B, Summary Pro Forma Financial Results, of the Tinnerman Engineered Fasteners Confidential Information Memorandum dated April 1999.

         (c) The Buyer agrees that, in the event that the Buyer materially breaches any of the covenants set out in this Section, the Buyer shall pay the amount of $2,500,000 (the "Damages Amount") into an account to be distributed, in a form and manner to be agreed upon jointly by the Buyer and the Seller in good faith, among employees who were employed at the Facilities and the Southfield, Michigan sales office on the Closing Date and who continued to be so employed as of the time of such breach or who were terminated without cause within 60 days prior to the time of such breach. The Damages Amount shall constitute liquidated damages to the reputation of the Seller and not a penalty, the parties hereby acknowledging and agreeing that the amount of the Seller's actual damages in the event of a breach by the Buyer of this Section would be difficult if not impossible to ascertain, and that the establishment of an account for the benefit of the employees described above in the amount set out herein constitutes both a reasonable estimate of the harm the Seller would suffer and an appropriate remedy therefor. The establishment of such account shall be the sole and exclusive remedy of the Seller with respect to any breach by the Buyer of its obligations under this Section. Without limiting the general applicability of Section 23.6 of this Agreement to the other terms and provisions of this Agreement, the provisions of Section 23.6 shall apply to the provisions of this Section.

         (d) If the Seller believes that the Buyer has breached any of the covenants set forth in this Section, then the Seller may give written notice thereof to the Buyer. Within 15 calendar days after receipt of such notice, the Buyer shall by written notice to the Seller either concede liability or deny liability. If the Buyer fails to give written notice denying liability within such 15-day period, the Buyer shall be deemed to have conceded liability. If the Parties are not able to resolve any dispute over a claim brought under this
Section 8.7 within 15 days after the Seller receives written notice from the Buyer denying liability, the Parties shall submit the dispute to the dispute resolution procedure set forth in Article 22. In the event that it is determined that the Buyer has liability under this Section, the Parties shall negotiate in good faith to reach agreement with respect to the form and manner in which the Damages Amount shall be distributed to the employees described in paragraph (c) of this Section. If the Parties cannot reach such agreement within 15 days after the determination of the Buyer's liability, the Parties shall submit the dispute to the dispute resolution procedure set forth in Article 22. Within 10 calendar days after the Parties reach agreement with respect to the form and manner in which the Damages Amount shall be distributed or, in the event of a dispute, within 10 calendar days after resolution of such dispute, the Buyer shall pay the Damages Amount into the account described in paragraph (c) of this Section.

                                    ARTICLE 9

                                MUTUAL COVENANTS

         9.1 GST ELECTION. Eaton Yale and the Buyer agree to jointly elect under Section 167 of the GST Legislation to have Subsection 167(l.1) of the GST Legislation apply to the sale under this Agreement. The Buyer shall file the election in the manner and within the time prescribed by the GST Legislation. In the event that an election under Section 167 of the GST Legislation cannot be validly made, or Revenue Canada does not accept in whole or in part such an election, the Buyer (i) shall pay to Eaton Yale, in addition to any amounts payable by the Buyer under this Agreement, all goods and services tax payable pursuant to the GST Legislation on or in respect of the property and services supplied hereunder including, without limitation, such tax calculated on or in respect of the value of the consideration paid or payable by the Buyer under this Agreement, and (ii) shall indemnify and save harmless Eaton Yale from any penalties and interest which may be payable by or assessed against the Seller or Eaton Yale under the GST Legislation due to the supplies made under this Agreement not being eligible for the Section 167 election.

         9.2 ELECTION REGARDING ACCOUNTS RECEIVABLE. Eaton Yale and the Buyer shall, as soon as possible after the Closing Date, jointly execute an election under Section 22 of the Income Tax Act (Canada) as to the sale of the Accounts Receivable sold by Eaton Yale, shall designate therein the face value of the Accounts Receivable sold by Eaton Yale and the applicable portion of the Purchase Price, consistent with the provisions of Section 4.4, as the consideration paid by the Buyer therefor and shall each file such election with Revenue Canada forthwith after execution thereof (and, in any event, with their respective Canadian income tax returns for the year of sale) to make such election.

         9.3 TRANSITIONAL SERVICES AGREEMENT. At Closing, the Seller and the Buyer shall enter into a Transitional Services Agreement (if required) in substantially the form set forth on the Corresponding Exhibit, with such additions to Schedule A thereto as shall be mutually agreed and with such deletions to Schedule A thereto as Buyer shall notify Seller not less than 10 days prior to the Closing Date (the "Services Agreement"). The Services Agreement relates to the provision of certain services by the Seller for the Buyer on an interim basis following the Closing Date.

         9.4 PAYMENTS RECEIVED. The Seller and the Buyer agree that, after the Closing Date, they shall hold and shall promptly transfer and deliver to the other, from time to time as and when received by them and in the currency received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing Date which properly belongs to the other Party, including, without limitation, any payments of accounts receivable and insurance proceeds, and shall account to the other for all such receipts. From and after the Closing Date, the Buyer shall have the right and authority to endorse without recourse the name of the Seller or any of the Seller Subsidiaries on any check or any other evidences of indebtedness received by the Buyer on account of the Business and the Transferred Assets transferred to the Buyer under this Agreement. In the event of a dispute between the Parties regarding their respective obligations hereunder, the Parties shall cooperate and act in good faith to promptly resolve such dispute and, in connection with such cooperation, allow each other reasonable access to the records of the other relating to such disputed item.

         9.5 FURTHER ASSURANCES. From time to time after the Closing Date, the Buyer and the Seller shall, and the Seller shall cause the Seller Subsidiaries to, at its own expense, execute and deliver, or cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer and to make all filings with and to obtain all consents, approvals or authorizations of any governmental or regulatory authority or any other Person under any Permit and take all such other actions as such Party may reasonably be requested to take by the other Party to this Agreement, consistent with the terms of this Agreement, in order to effectuate better the provisions and purposes of this Agreement and the transactions contemplated by this Agreement.

         9.6 CERTAIN TAX PAYMENTS AND RETURNS. Each of the Seller and the Buyer shall be responsible for the preparation and filing of any tax returns which it is required by law to file. If either Party receives a refund of taxes that is an asset of the other Party subsequent to the Closing, the receiving Party shall pay such refund to the other Party within two business days after receipt (reduced by the amount of income taxes, if any, imposed on such receiving Party on account of the refund).

         9.7   COVENANT REGARDING PERSONNEL.

         (a) Except as contemplated by Section 10.1 of this Agreement, the Seller agrees that, for a period of two years after the Closing, it shall not, and shall cause the Seller Subsidiaries and Affiliates not to, without first obtaining the written consent of the Buyer, which consent may be withheld for any reason, directly or indirectly solicit or attempt to solicit any person who is employed by the Buyer or the Buyer Subsidiaries or Affiliates in the Business to leave his or her employer or to become an employee of the Seller or any of the Seller Subsidiaries or Affiliates. The foregoing shall not prohibit (i) the Seller or the Seller Subsidiaries or Affiliates from soliciting or employing any individual who has received notice of termination from, or ceases to be employed by, the Buyer or the Buyer Subsidiaries or Affiliates prior to the first time such individual discussed with any representative of the Seller or the Seller Subsidiaries or Affiliates employment by such party, and (ii) the Seller or the Seller Subsidiaries or Affiliates from employing an individual who responds to a general solicitation of employment by such party.

         (b) Except as contemplated by this Agreement, the Buyer agrees that, for a period of two years after the Closing, it shall not, and shall cause the Buyer Subsidiaries and Affiliates not to, without first obtaining the written consent of the Seller, which consent may be withheld for any reason, employ, or offer employment to any current or former employee of the Seller or any of the Seller Subsidiaries or Affiliates, including without limitation (i) any Division Employee who does not become a Transferred Employee for any reason, including, without limitation, because of his refusal of the Buyer's offer of employment pursuant to Section 10.1, or (ii) any former employee of the Business whose employment with the Seller or a Seller Subsidiary previously terminated for any reason, including without limitation, retirement under any pension plan of the Seller or a Seller Subsidiary on or prior to the Closing. Except with respect to current or former employees of the

Business, the foregoing sentence shall not prohibit (i) the Buyer or the Buyer Subsidiaries or Affiliates from soliciting or employing any individual who has received notice of termination from, or ceases to be employed by, the Seller or the Seller Subsidiaries or Affiliates prior to the first time such individual discussed with any representative of the Buyer or the Buyer Subsidiaries or Affiliates employment by such party, and (ii) the Buyer or the Buyer Subsidiaries or Affiliates from employing an individual who responds to a general solicitation of employment by such party.

         9.8 SUPPLY AGREEMENT. For a period of 18 months after the Closing Date, the Buyer shall cause the Business to continue to sell to the Seller and its Affiliates any and all products presently supplied by the Business to other businesses of the Seller and its Affiliates. Such products shall be sold upon the same terms and conditions as presently apply and at the same prices presently charged by the Business for such products, except to the extent that
(i) different prices are agreed upon by the Parties or (ii) the price of a particular product is increased to all customers.

         9.9 ASSIGNMENT AND ASSUMPTION OF REAL PROPERTY LEASES. At Closing, the Seller and the Buyer shall enter into an Assignment and Assumption of Lease in the form set forth on the Corresponding Exhibit with respect to each lease for the Leased Real Property (collectively, the "Leased Real Property Assignment and Assumption Agreements").

         9.10  GUARANTEE OF PERFORMANCE.

         (a) The Buyer hereby irrevocably and unconditionally guarantees to the Seller the full, faithful and prompt performance by the Buyer Subsidiaries of all obligations, when due, which are, by this Agreement, obligations of (i) the Buyer Subsidiaries or (ii) the Buyer, but which have been assigned or transferred to the Buyer Subsidiaries, whether such obligations are in the nature of the payment of money, the providing of services or otherwise ("Buyer Obligations"). The obligations of the Buyer hereunder are direct and primary and shall not be discharged until all of the Buyer Obligations have been discharged by the Buyer Subsidiaries or the Buyer, and such obligations of the Buyer hereunder shall not be discharged, released or affected by any bankruptcy, insolvency, dissolution, liquidation, reorganization or similar circumstances of or relating to the Buyer Subsidiaries.

         (b) The Seller hereby irrevocably and unconditionally guarantees to the Buyer the full, faithful and prompt performance by the Seller Subsidiaries of all obligations, when due, which are, by this Agreement, obligations of (i) the Seller Subsidiaries or (ii) the Seller, but which have been assigned or transferred to the Seller Subsidiaries, whether such obligations are in the nature of the payment of money, the providing of services or otherwise ("Seller Obligations"). The obligations of the Seller hereunder are direct and primary and shall not be discharged until all of the Seller Obligations have been discharged by the Seller Subsidiaries or the Seller, and such obligations of the Seller hereunder shall not be discharged, released or affected by any bankruptcy, insolvency, dissolution, liquidation, reorganization or similar circumstances of or relating to the Seller Subsidiaries.

         9.11 JOINT ENVIRONMENTAL INVESTIGATION. Promptly after the signing of this Agreement, the Buyer and the Seller shall retain a mutually agreeable environmental consulting and engineering firm to conduct the site investigation at the Massillon Facility described in the Corresponding Exhibit to this Section 9.11 ("Supplemental Phase II"), and they shall jointly direct and share equally the cost thereof. The Parties further covenant that neither the consulting firm nor project manager selected for the Supplemental Phase II shall thereafter be engaged to conduct either any further site investigation or any remedial or other response activity at the Massillon Facility without the written concurrence of both Parties.


                                   ARTICLE 10

                         EMPLOYEES AND EMPLOYEE BENEFITS

         10.1 OFFER OF EMPLOYMENT. The Buyer shall offer, and agrees to cause the Buyer Subsidiaries to offer, immediate employment (so that no period of unemployment shall occur between employment with the Seller or a Seller Subsidiary prior to the Closing and employment with the Buyer or a Buyer Subsidiary on and after the Closing) to all of the Division Employees, including, without limitation, the Inactive Employees, other than those Division Employees identified on the Corresponding Schedule, with such employment to commence on the Closing. Employment for Division Employees who are subject to the Collective Bargaining Agreements shall be offered on the terms and conditions of the Collective Bargaining Agreements. The Buyer shall become a signatory to, and shall assume all obligations of the Seller and the Seller Subsidiaries under, the Collective Bargaining Agreements. Employment for Division Employees who are not subject to a Collective Bargaining Agreement (the "Non-Union Division Employees") shall be offered on terms and conditions which are substantially similar in the aggregate (without taking into account the post-retirement welfare benefits provided by the Seller and the Seller Subsidiaries) to such terms and conditions provided for and on behalf of such Division Employees immediately prior to the Closing by the Seller or a Seller Subsidiary in accordance with the Seller's or a Seller Subsidiary's then established plans, programs, practices, and arrangements. Further, the employment terms and conditions described in the preceding sentence, except as otherwise provided in this Article 10, shall be continued on a comparable basis in all material respects for a period of at least three years following the Closing. The Division Employees whose employment is transferred on an uninterrupted basis from the Seller or a Seller Subsidiary to the Buyer or a Buyer Subsidiary as a result of the Closing and the acceptance of the Buyer's offer of employment by each such Division Employee shall be hereinafter referred to as "Transferred Employees."

         10.2 SEVERANCE PAYMENT RESPONSIBILITIES. The Corresponding Schedule identifies or sets forth a description of the Seller's severance obligations, plans, programs and/or policies as related to the Non-Union Division Employees of the Business. As of and after the Closing, the Buyer shall assume all liabilities, responsibilities, and obligations for severance payments or other separation benefits to which any Non-Union Division Employee who becomes a Transferred Employee may be or become entitled or claim to be entitled as a result of the Buyer's acquisition of the Business, including, without limitation, any such claim which might be made against either the Seller or any Seller Subsidiary or the Buyer or any Buyer Subsidiary at any time:

               (a) by such Transferred Employee because of the transfer of his employment from the Seller or any Seller Subsidiary to the Buyer or any Buyer Subsidiary;

               (b) because of any action(s) taken by the Buyer or the Buyer Subsidiaries as of or after the Closing, including, without limitation, any termination of such Transferred Employee's employment with the Buyer or the Buyer Subsidiaries, or any change which the Buyer or the Buyer Subsidiaries may make in such Transferred Employee's compensation, fringe benefit coverage, or employment position; or

               (c) by any such Transferred Employee or by any "qualified beneficiary" (as defined under COBRA) with respect to such Transferred Employee (a "Qualified Beneficiary") for any claim made for continuation of benefits pursuant to COBRA.

         The severance payments and separation benefits provided by the Buyer to any Transferred Employee as of and after the Closing shall be substantially similar in the aggregate to the payments and benefits that would have been provided to such Transferred Employee under the obligations, plans, programs and policies described in the Corresponding Schedule. If any Transferred Employee claims to be, or becomes, entitled to any severance pay benefits, or other separation benefits or payments of any sort, from the Seller or a Seller Subsidiary or otherwise, as a result of the Buyer's acquisition of the Business, the Buyer agrees to, and shall, indemnify and hold harmless the Seller and the Seller Subsidiaries from and against any and all expenses, liabilities, obligations, and costs of any sort associated therewith.

         10.3  WELFARE BENEFIT RESPONSIBILITIES.

         (a) The Plans, programs, practices and arrangements for welfare and/or fringe benefits provided by the Seller or a Seller Subsidiary to or with respect to the Division Employees and/or Qualified Beneficiaries immediately prior to the Closing are listed on the Corresponding Schedule (the "Seller Welfare Plans"). Except as otherwise provided pursuant to the terms of a Collective Bargaining Agreement, the Buyer shall establish and maintain a program of welfare and fringe benefits to satisfy its obligations as provided in
Section 10.1 above (the "Buyer Welfare Plans"), for the Eligible Individuals (as defined below) commencing on the Closing, as follows: (1) the medical, dental and health benefits provided to Eligible Individuals shall be substantially similar in the aggregate (without taking into account the post-retirement welfare benefits provided by the Seller and the Seller Subsidiaries) to those provided under the Seller Welfare Plans and shall be provided without evidence of insurability or any pre-existing physical or mental condition restrictions, subject to Section 10.3(g) below, other than any such restrictions in effect for any Eligible Individual immediately prior to the Closing under the Seller Welfare Plans and without any increase in the contribution required to be paid by such Eligible Individual based upon the contribution schedules under the Seller Welfare Plans immediately prior to the Closing; and (2) welfare and fringe benefits other than those described in clause (1), above, shall be provided to the Eligible Individuals on a basis that is substantially similar in the aggregate (without taking into account the post-retirement welfare benefits provided by the Seller and the Seller Subsidiaries) to the benefits provided under the Seller Welfare Plans immediately prior to the Closing. Any Eligible Individual's period of employment with the Seller and/or any Seller Subsidiary, or any predecessor employer thereof, and any and all periods of any Eligible Individual's coverage under, and/or participation in, the Seller Welfare Plans shall be deemed to be employment with the Buyer, and coverage under and/or participation in, the Buyer Welfare Plans, respectively, for all purposes of establishing such Eligible Individual's eligibility for participation and benefit entitlement under the Buyer Welfare Plans. The extent to which an Eligible Individual (either as an individual or as a family member) has satisfied in whole or in part any Seller Welfare Plan annual deductible, or has paid any out-of-pocket expenses pursuant to any Seller Welfare Plan co-insurance provision, shall be counted toward the satisfaction of any applicable deductible or out-of-pocket expense maximum, respectively, under any of the Buyer Welfare Plans. Such provision of welfare benefits by the Buyer shall be applicable to the payment of any otherwise eligible benefit claim which is incurred on or after the Closing, except as may otherwise be provided in the following Section 10.3(b). For the purpose of this Article 10, the term "Eligible Individuals" shall mean (i) the Transferred Employees, (ii) any Qualified Beneficiary, and (iii) the dependents and/or other beneficiaries of the Transferred Employees, who were eligible for any such welfare benefit coverage under and pursuant to the Seller Welfare Plans immediately prior to the Closing, or who would have become so eligible on or after the Closing in accordance with the eligibility and participation provisions of the Seller Welfare Plans. To assist the Buyer and the Buyer Subsidiaries in satisfying the requirements of this Section 10.3(a) as to medical, dental and health benefits, the Seller shall, or shall cause a Seller Subsidiary to, provide the Buyer and the Buyer Subsidiary with access to the applicable Seller Welfare Plans during the Welfare Transition Period (as defined below) such that the provision of such benefits by the Buyer for the Eligible Individuals shall be provided through the applicable Seller Welfare Plans, provided that the Buyer pays the Seller the monthly Coverage Cost (as defined below) for such benefits. For purposes of this
Section 10.3(a): (i) the term "Welfare Transition Period" means the period calendar months beginning on the Closing and ending on the last day of the calendar month for which the Coverage Cost has been paid to the Seller except that in no event shall the applicable Seller Welfare Plans pay benefits with respect to claims Incurred (as defined below) after December 31, 1999; and (ii) the term "Coverage Cost" is the amount determined by Seller in good faith to be the actual claims Incurred on or after the Closing and paid during a given month in connection with providing the coverage to the Eligible Individuals, plus 8% to cover administrative costs. For any month in the Transition Period, Seller shall provide the Buyer with a written statement of the Coverage Cost for such month and, within five (5) business days after receipt of such written statement, the Buyer shall pay Seller the Coverage Cost indicated thereon. Subject to the requirement that the Seller and the Seller Subsidiaries shall administer the Seller Welfare Plans in good faith in accordance with their terms, Buyer agrees to, and shall, indemnify and hold harmless the Seller and the Seller Subsidiaries from and against any and all expenses, liabilities, obligations and costs of any sort associated therewith involving any claim or claim dispute with respect to the coverage of any Eligible Individual during the Welfare Transition Period, whether asserted by the Eligible Individual or any third party, which is or relates to a claim that is Incurred on or after the Closing. For purposes of the preceding sentence, a claim is "Incurred" at the time the goods and materials are actually provided to or the services are performed for the individual. Any amounts paid or payable from the Buyer to the Seller under this Section 10.3(a) shall not be subject to Section 19.3 or
Section 19.10 and shall be disregarded entirely in applying such Sections.

         (b) Notwithstanding the preceding Section 10.3(a), the Seller shall retain all liabilities, responsibilities, and obligations under the applicable Seller Welfare Plans on the basis of the eligibility and benefit entitlement provisions of such Seller Welfare Plans as in effect immediately prior to the Closing, with respect to any Eligible Individual for the provision of:

              (i) life, accidental death and dismemberment, and/or business travel accident insurance benefits which may become payable with respect to any qualified death or accident of such Eligible Individual which occurs prior to the Closing;

             (ii) salary continuation or other short-term disability benefits which may become payable with respect to any qualified disability of such Eligible Individual which commenced prior to the Closing, but only for such benefits payable for any period of such qualified disability, which period occurred prior to the Closing;

            (iii) long-term disability benefits payable with respect to any qualified disability of such Eligible Individual which commenced prior to the Closing and continues thereafter on an uninterrupted basis, provided that the claim for such benefits was filed and properly approved under the applicable Seller Welfare Plan prior to the Closing; and

             (iv) hospital, medical, and/or dental care benefits which may become payable with respect to any goods, supplies and/or services which are actually provided to the Eligible Individual prior to the Closing.

         (c) The Seller and the Buyer agree that except as otherwise specifically provided pursuant to Section 10.3(a), the preceding Section 10.3(b) and the following Section 10.3(d):

               (i) welfare benefit coverage of the Eligible Individuals under the Buyer Welfare Plans pursuant to this Section 10.3 shall for all purposes, including, without limitation, the Buyer's provision of welfare benefit continuation coverage pursuant to COBRA, commence as of the Closing, and coverage and eligibility of the Eligible Individuals for welfare benefit coverage or payments under any applicable Seller Welfare Plan, including, without limitation, COBRA continuation coverage, shall cease as of the day immediately prior to the Closing; and

              (ii) on and after the Closing no welfare benefit coverage of any kind shall be provided, and no welfare benefits of any kind shall be paid, for or on behalf of any Eligible Individual under any Seller Welfare Plan.

         (d) The Seller and/or the Seller Subsidiaries shall retain all responsibility, obligation and liability with respect to the provision of post-retirement welfare benefits provided under the Seller Welfare Plans to individuals who, prior to the Closing, retired from employment with the Division and/or any former Division facility or operation on a basis entitling them to such benefits, and the dependents and beneficiaries of such individuals. The Seller shall assume responsibility and retain liability for post-retirement welfare benefit coverage for Future Division Retirees (as defined below) as follows:

               (i) Future Division Retirees (and their dependents and beneficiaries as of the Closing) shall be provided with post-retirement welfare benefits under the terms and conditions of the applicable Seller Welfare Plan as in effect, from time to time, and subject to any changes or modifications made subsequent to the Closing, as if continuous and uninterrupted employment ending with retirement from the Buyer or a Buyer Subsidiary were employment with and retirement from Seller or a Seller Subsidiary, except as provided in clause (ii) below; and

               (ii) solely for purposes of determining any required contribution levels by Future Division Retirees for post-retirement welfare benefit coverage under the Seller Welfare Plan, service or employment with the Buyer or a Buyer Subsidiary shall be disregarded.

For purposes of this Section 10.3(d) the term "Future Division Retirees" means a Non-Union Division Employee who both:

                (i) becomes a Transferred Employee; and

               (ii) after the Closing, retires from employment with the Buyer or a Buyer Subsidiary in a Qualifying Retirement.

For purposes of this Section 10.3(d), a "Qualifying Retirement" means, after treating the individual's continuous and uninterrupted employment with the Buyer or a Buyer Subsidiary and his/her retirement circumstances with the Buyer or a Buyer Subsidiary as if, in each case, it were employment and retirement circumstances with the Seller or a Seller Subsidiary, either: (i) the individual actually retires from employment with the Buyer or a Buyer Subsidiary during the period after the Closing and ending on the fifth anniversary of the day before the Closing under circumstances which, if such continuous and uninterrupted employment, retirement and retirement circumstance occurred with Seller or a Seller Subsidiary, the individual would have met the eligibility requirements for post-retirement welfare benefit coverage under Seller's Welfare Plans (and the rules and regulations thereunder); or (ii) the individual retires after the fifth anniversary of the day before the Closing, but would have been eligible as described in clause (i) above had the individual's actual retirement date occurred on or before such fifth anniversary (taking into account the individual's service and age at such fifth anniversary and whether the individual's subsequent actual retirement was voluntary or involuntary).

         (e) With respect to the post-retirement welfare benefits payable to or with respect to any current or former Division Employee who is or was subject to a Collective Bargaining Agreement, the Buyer and/or the Buyer Subsidiaries shall assume and bear all responsibilities, obligations and liabilities of the Seller and any Seller Subsidiary with respect thereto and, from and after the Closing, the Buyer and the Buyer Subsidiary shall be bound by and subject to the applicable requirements of collective bargaining with respect thereto.

          (f) Any individual who is eligible for welfare benefit coverage under any welfare plan maintained by the Buyer or a Buyer Subsidiary, without regard to whether such individual is actually covered thereunder, shall not be eligible for post-retirement welfare benefit coverage under the Seller's Welfare Plans while he/she is so eligible under the Buyer or the Buyer Subsidiary welfare plan.

          (g) The Buyer and the Buyer Subsidiaries shall use their best efforts to obtain insurance coverage consistent with the evidence of insurability and the pre-existing condition requirements of the second sentence of Section 10.3(a) ("Insurability/Pre-Existing Condition Coverage"). In the event that the Buyer and the Buyer Subsidiaries cannot, after using the best efforts described in the preceding sentence, obtain insurance coverage that includes the Insurability/Pre-Existing Condition Coverage for one or more Eligible Individuals on a basis such that the aggregate premium for the entire group of Eligible Individuals is acceptable to the Buyer, the Buyer shall promptly notify the Seller of this circumstance. Upon receipt of the notice described in the preceding sentence, the Seller shall promptly take reasonable steps to assist the Buyer in identifying alternative opportunities for obtaining insurance and/or HMO coverage for the group of Eligible Individuals that includes the Insurability/Pre-Existing Condition coverage. In the event that one or more of such alternative opportunities presented by the Seller to the Buyer provide coverage on a basis that is consistent with the Insurability/Pre-Existing Condition Coverage requirement of Section 10.3(a), the Buyer shall accept any such alternative coverage (at its expense), but only if the projected aggregate annual premium for the entire group of Eligible Individuals does not exceed the projected aggregate annual premium for the group coverage for the Eligible Individuals as quoted with any legally permissible exclusions from and/or exceptions to the required Insurability/Pre-Existing Condition Coverage, by not more than fifteen percent (15%) or such greater percentage as is acceptable to the Buyer. If the group coverage that includes the Insurability/Pre-Existing Condition Coverage is not mandated or accepted by the Buyer under the preceding sentence, the Seller shall, under the Seller Welfare Plans, provide coverage (for affected Eligible Individuals) for that portion of the coverage otherwise required to be provided by the Buyer and/or a Buyer Subsidiary for the Insurability/Pre-Existing Condition Coverage not available under the Buyer and/or the Buyer Subsidiary Welfare Plans based upon a legally permissible exclusion from or exception to the Buyer's insurance or HMO coverage in place for the group of Eligible Individuals, subject to the following:

               (i) The Buyer shall reimburse to the Seller the full amount of the first$85,000 of claims paid under the Seller Welfare Plan as to each affected Eligible Individual (i.e., determined separately with respect to each such individual and not in the aggregate) during any twelve-month period pursuant to the foregoing; and

              (ii) For claims paid under the Seller Welfare Plan as to each affected Eligible Individual (i.e., determined separately with respect to each such individual and not in the aggregate) during such twelve-month period in excess of the amount described in clause (i) above, the Buyer shall reimburse to the Seller: (A) sixty percent (60%) of the next $100,000 of claims paid as to the individual during such period (i.e., sixty percent (60%) of claims paid as to the individual that exceed $85,000 by no more than $100,000; and (B) fifty percent (50%) of all remaining claims paid as to the individual during such period (i.e., fifty percent (50%) of claims paid as to the individual in excess of $185,000.

The Seller shall determine the claims paid for purposes of determining the foregoing reimbursement obligation of the Buyer in good faith and shall provide the Buyer with a detailed written statement of such determination at such times and such frequency as is determined by the Seller, but no less frequently than quarterly. Within ten (10) business days following receipt of such written statement, the Buyer shall pay to the Seller the amount shown on such statement. Any such payment shall not be subject to Section 19.3 or Section 19.10 and shall be disregarded entirely in applying such Sections.

         10.4  SELLER'S RESPONSIBILITIES AND OBLIGATIONS AS TO CERTAIN PENSIONS.

         (a) The Seller and/or the Seller Subsidiaries shall retain all responsibility, obligation and liability with respect to the Pension Plan for Eaton Corporation Employees ("Seller's U.S. Pension Plan"), the Eaton Corporation Pension Plan For Salaried Employees of Certain Divisions and Plants of Eaton Yale Ltd. ("Seller's Canadian Salaried Pension Plan") and the Eaton Yale Ltd. Pension Plan DF for Hourly-Rate Employees of the Engineered Fasteners Division ("Seller's Canadian Hourly Pension Plan") (all such plans collectively referred to as "Seller's Pension Plans").

         (b) With respect to Transferred Employees who, immediately prior to the Closing, are accruing (or most recently have accrued) benefits under Seller's Canadian Salaried Pension Plan or under Appendix A of Seller's U.S. Pension Plan ("Transferred Participants"), the benefits payable (and the terms and conditions related thereto) with respect to each such Transferred Participant under Seller's Canadian Salaried Pension Plan or under Appendix A of Seller's U.S. Pension Plan, as the case may be, shall be determined and paid pursuant to the terms thereof; provided, however, that except as provided in the next following sentence: (i) continuous and uninterrupted employment with the Buyer and/or a Buyer Subsidiary from the Closing through the date of the individual's termination of employment with the Buyer and the Buyer Subsidiaries (his "Buyer Termination Date") shall be treated as if it were employment for the Seller and/or a Seller Subsidiary for purposes of determining the Transferred Participant's level of vesting and eligibility for an early retirement opportunity thereunder conditioned upon the attainment of a specified level of service and/or a specified age during employment and for purposes of applying pension plan provisions regarding the commencement and suspension of benefits; and (ii) each such Transferred Participant's accrued retirement benefit under the Seller's Pension Plan immediately prior to the Closing shall, for the period from the Closing through the individual's Buyer Termination Date, be indexed to increase at the Index Rate as defined below. The provisions of clause (i) and
(ii) of the preceding sentence shall not apply to a Transferred Participant claiming a retirement benefit prior to termination of employment with the Buyer and the Buyer Subsidiaries if eligibility for such benefit otherwise would require termination of employment with the Seller and the Seller Subsidiaries. For purposes of this Article 10, the term "Index Rate" means the lesser of: 4% per annum; or the applicable maximum index rate permitted (i.e., the U.S. Consumer Price Index and the Canadian Average Industrial Wage).

         (c) With respect to Transferred Employees who, immediately prior to the Closing are accruing (or most recently have accrued) benefits under Seller's Canadian Hourly Pension Plan ("Transferred Canadian Hourly Participants"), the benefits payable (and the terms and conditions related thereto) with respect to each such Transferred Canadian Hourly Participant thereunder shall be determined and paid pursuant to the terms thereof, provided, however, that except as provided in the next following sentence, continuous and uninterrupted employment with the Buyer and/or a Buyer Subsidiary from the Closing through his Buyer Termination Date shall be treated as if it were employment for the Seller and/or a Seller Subsidiary for purposes of determining the Transferred Participant's level of vesting and eligibility for an early retirement opportunity thereunder that is conditioned upon the attainment of a specified level of service and/or a specified age during employment, and for purposes of applying pension plan provisions regarding the commencement and suspension of benefits. The employment credit provision described in the preceding sentence shall not apply to a Transferred Canadian Hourly Participant claiming a retirement benefit prior to termination of employment with the Buyer and the Buyer Subsidiaries if eligibility for such benefit otherwise would require termination of employment with the Seller and the Seller Subsidiaries.

         (d) With respect to Division Employees who immediately prior to the Closing are accruing (or have most recently accrued) benefits under the Appendix or other portion of the Seller's U.S. Pension Plan consisting of the plan which previously separately existed as the Eaton Corporation Pension Plan A-3 For Hourly-Rate Employees of the Engineered Fasteners Operations Massillon Division, the benefits payable (and the terms and conditions related thereto) shall be determined and paid pursuant to the terms thereof.

         (e) In no event shall any Transferred Employee or Inactive Employee who becomes an active employee of the Buyer or a Buyer Subsidiary receive under any Seller Pension Plan any service credit for benefit accrual purposes for any service with the Buyer and/or a Buyer Subsidiary.

         10.5  BUYER'S RESPONSIBILITIES AND OBLIGATIONS AS TO CERTAIN PENSIONS.

         (a) As of the Closing, and on or before December 31, 1999, the Buyer shall or shall cause a Buyer Subsidiary, to establish defined contribution plans or amend an existing defined contribution plan ("Buyer's DC Plans") to cover the Transferred Employees and any Inactive Employee who becomes an active employee of the Buyer or a Buyer Subsidiary other than any such person who is subject to a Collective Bargaining Agreement (the "Non-Union DC Participants"). The Buyer's DC Plans shall provide the Non-Union DC Participants with credit for service with the Seller or a Seller Subsidiary for all purposes for which service is a criterion. The Buyer's DC Plans shall also provide each Non-Union DC Participant with a mandatory employer contribution for each Allocation Period (as determined under Section 10.5(b) below) equal to the individual Non-Union DC Participant's compensation (measured by wages subject to income tax withholding) for such Allocation Period multiplied by his/her Required Allocation Percentage (as defined below) for such Allocation Period. The mandatory contribution described in the preceding sentence for an Allocation Period: shall not be subject to any additional terms and/or conditions including, without limitation, terms and/or condition relating to the profitability of the Buyer and/or the Buyer Subsidiaries or the individual's level of hours or service during the Allocation Period or employment status as of the end of the Allocation Period; and shall be contributed to the applicable Buyer's DC Plan not later than the time prescribed by law for allowing a tax deduction for the taxable year of the Buyer or the Buyer Subsidiary, as the case may be, in which or with which such Allocation Period ends. Any payment required to be made by the Buyer under this Section 10.3(a) shall not be subject to Section 19.3 or 19.10 and shall be disregarded entirely in applying such Sections.

         (b) For purposes of this Section 10.5, the Allocation Periods, taken together, shall span the five-year period (without gaps or overlap) commencing on the Closing and ending on the fifth anniversary of the day before the Closing, with the number of Allocation Periods and duration of each Allocation Period determined pursuant to the following: (i) the first Allocation Period shall commence on the Closing; (ii) the last Allocation Period shall end on the fifth anniversary of the day before the Closing, and (iii) except as specifically provided in clauses (i) and (ii) above, the beginning and end of each Allocation Period shall correspond to the beginning and end of each plan year of the applicable Buyer's DC Plan.

         (c) Each Non-Union DC Participant's Required Allocation Percentage for an Allocation Period shall equal his/her individual Defined Benefit Equivalency Percentage minus the percentage of the Non-Union DC Participant's compensation (measured by wages subject to income tax withholding) for the Allocation Period otherwise contributed and allocated to the account of the Non-Union DC Participant as an employer contribution with respect to the Allocation Period (disregarding for this purpose, elective deferrals and matching contributions) under the Buyer's DC Plans or any other tax-exempt defined contribution plan of the Buyer or a Buyer Subsidiary.

         (d) Each Non-Union DC Participant's individual Defined Benefit Equivalency Percentage will be set forth on the schedule of the actual Defined Benefit Equivalency Percentage provided by the Seller to the Buyer prior to the Closing.

         (e) In the event that the mandatory contribution for a Non-Union DC Participant for an Allocation Period under Section 10.5(a), either standing alone or in combination with any other contributions, would exceed any contribution limit, discrimination rule or qualification requirement imposed by the applicable tax or revenue laws on any such contributions, the mandatory contribution for such Allocation Period shall be reduced by such excess, and such excess shall be paid to the affected Non-Union DC Participant in cash not later than the date the mandatory contribution would otherwise be contributed to the applicable Buyer DC Plan.

         (f) In addition to the foregoing requirements, the Buyer's DC Plan covering the Non-Union DC Participants who, prior to the Closing, participated in Seller's Canadian Hourly Pension Plan, shall, at least until the fifth anniversary of the day before the Closing, be designed, administered and maintained in a manner such that its existence and administration as a "registered pension plan" will not directly or indirectly cause the partial or full termination of the Seller's Canadian Hourly Pension Plan. Further, in the event that the Buyer or any Buyer Subsidiary takes any action or refrains from taking any action which, during the period through the fifth anniversary of the day before the Closing, directly or indirectly causes the Ontario Superintendent of Financial Services to require the partial or full wind up of Seller's Canadian Hourly Pension Plan or Seller's Canadian Salaried Pension Plan, the Buyer agrees to, and shall, indemnify and hold harmless the Seller and the Seller Subsidiaries from and against any and all expenses, liabilities, obligations and costs of any sort associated with any such partial or full wind up (including, without limitation, the present value of any acceleration of amounts not otherwise due as of the date preceding such partial or full wind-up) other than expenses, liabilities, obligations and costs that: (1) otherwise would have been paid or incurred in the normal course of plan operation or administration;
(2) result from the requirement under the Ontario Act (or regulations under the Ontario Act) to separately deal with surplus plan assets; or (3) include or are associated with plan underfunding to the extent any such underfunding exists independent of such wind up; provided, however, that the Buyer's indemnification obligation under this sentence shall be reduced by fifty percent (50%) if such obligation first arises more than three years after the Closing.

         (g) The Buyer shall notify the Seller at the end of each calendar year quarter following the Closing of the names of any Transferred Employees whose employment with the Buyer and the Buyer Subsidiaries has been terminated for any reason during the calendar year quarter immediately preceding such date, and shall provide to the Seller the reason for and the date of such termination, and such other information as the Seller requires to administer such individual's benefit interests under Seller's Pension Plans.

         (h) Not later than 180 consecutive calendar days immediately following the Closing:

               (i) the Buyer shall apply for a determination by the Internal Revenue Service of the United States ("IRS") that Buyer's DC Plan(s) applicable to U.S. Non-Union DC Participants (as established or amended pursuant to Section 10.5) and any related trusts qualify under Sections 401(a) and 501(a), respectively, of the Tax Code, and any regulations issued under or pursuant to the Tax Code; and

              (ii)  the Buyer shall apply for registration of Buyer's DC
         Plan(s) applicable to Canadian Non-Union DC Participants with the Canadian Department of National Revenue ("Revenue Canada") and the Financial Services Commission of Ontario ("FSCO") to establish registration thereof under the Canada Income Tax Act (the "Canada Act") and the Pension Benefits Act of Ontario ("Ontario Act") and the applicable regulations under both such Acts;

and the Buyer agrees to act reasonably, promptly and in consultation with the Seller to revise and/or amend any of Buyer's DC Plans as may be required by the IRS, Revenue Canada and/or the FSCO in accordance with applicable governmental requirements for the purpose of obtaining any such qualification or registration. Copies of such filings by the Buyer or a Buyer Subsidiary (with appropriate deletions of confidential information not relevant to Seller's concern for the Transferred Employees) shall be furnished by the Buyer to the Seller when first made, and a copy of the U.S. determination letter and the Canadian acceptances of registration shall be furnished by the Buyer to the Seller within a reasonable period of time following the receipt of each such letter and acceptances by the Buyer or a Buyer Subsidiary.

          (i) Notwithstanding any other provisions of this Agreement, the Buyer hereby agrees that, through the fifth anniversary of the day before the Closing, Buyer's DC Plans shall not be terminated or suspended with respect to coverage thereunder of the Transferred Pension Participants, nor shall any amendment of a Buyer's DC Plan be made which contradicts this Section 10.5 or otherwise effectively decreases the total value of benefits to be provided under either such Plan for any Non-Union DC Participant during such five year period, except as may be required by the applicable governmental agency or by law or regulation to ensure continued compliance with the Tax Code, ERISA, the Ontario Act or the Canada Act.

         (j) To the extent that the aggregate amount contributed to all of Buyer's DC Plans for an Allocation Period or otherwise paid pursuant to Section 10.5(e) above for such Allocation Period (expressed as each such Non-Union DC Participant's compensation (measured by wages subject to income tax withholding) for the Allocation Period multiplied by his/her Defined Benefit Equivalency Percentage, without reduction under 10.5(c) above) exceeds the contribution threshold set forth on the Corresponding Schedule (the "Contribution Threshold"), the Seller shall, at the time described below, pay to the Buyer the amount of such excess. After actual payment by the Buyer and/or a Buyer Subsidiary of the aggregate amounts described in the preceding sentence for an Allocation Period, the Buyer shall provide the Seller with a detailed written statement explaining the calculation of the individual and aggregate amount of such payments. Within thirty (30) days following the Seller's receipt of the written statement described in the preceding sentence, the Seller shall reimburse to the Buyer the amount determined under the first sentence of this
Section 10.5(j) for such Allocation Period. Any payment required to be made by the Seller under this Section 10.5(j) shall not be subject to Section 19.3 or
Section 19.10 and shall be disregarded entirely in applying such Sections.

         10.6  TRANSFER OF SHARE PURCHASE AND INVESTMENT PLAN RESPONSIBILITIES.

         (a) As soon as is reasonably practicable after the Closing Date, and effective as of the Closing, the Buyer shall or shall cause a Buyer Subsidiary to establish a new defined contribution plan or amend an existing defined contribution plan ("Buyer's Investment Plan") for the purpose of covering each Division Employee and each former employee (and, if applicable, the spouse and beneficiaries of such former employee) of the Business who, immediately prior to the Closing, is eligible to be a participant in or has an account under ("Investment Plan Participant") the Eaton Corporation Share Purchase and Investment Plan ("Seller's Investment Plan"). Buyer's Investment Plan shall be designed to enable it to accept a transfer of assets and liabilities from the Seller's Investment Plan in accordance with the applicable ERISA and Tax Code requirements. The Buyer's Investment Plan will recognize service with the Seller and the Seller Subsidiaries for all purposes for which service is a criterion in the Buyer's Investment Plan. As soon as practicable after the Closing Date, the Seller shall cause the Seller's Investment Plan to transfer and the Buyer shall cause the Buyer's Investment Plan to accept a transfer of all assets and liabilities associated with the Investment Plan Participants, with earnings and/or losses credited to the account balances of such Investment Plan Participants through a date that precedes the date of transfer by no more than five business days. The amount transferred under the preceding sentence shall include elective contributions and matching contributions accrued under the Seller's Investment Plan through the day before the Closing. With respect to the portion of an Investment Plan Participant's accounts consisting, as of the day before the transfer, of plan loans and/or investment in Eaton Corporation common stock, the transfer contemplated by this Section 10.6 shall be made in the form of an in kind transfer by the Seller's Investment Plan to the Buyer's Investment Plan. With respect to Eaton Corporation common stock transferred in kind under the preceding sentence: (i) Buyer shall cause the Buyer's Investment Plan to allow the Investment Plan Participants, for a period of eighteen (18) months after such transfer, and on at least four (4) occasions during such period, to direct that all or a portion of the amounts invested in their respective accounts in Eaton Corporation common stock be invested in an alternative investment otherwise available under the Buyer's Investment Plan; (ii) as soon as practicable after the end of the eighteen month period described in clause (i) above, the Buyer's Investment Plan shall require that any Eaton Corporation common stock remaining in the Investment Plan Participant accounts at the end of such period shall be liquidated and the proceeds reinvested in an alternative investment otherwise available under the Buyer's Investment Plan selected by the Investment Plan Participant or, in the absence of a selection, the available default investment alternative identified by the Seller; and (iii) to the extent that either the Buyer or any Buyer Subsidiary is found liable for breach of a fiduciary duty under ERISA with respect to the receipt and/or holding of the Eaton Corporation common stock by the Buyer's Investment Plan or with respect to the foregoing provisions of this sentence or a claim to the effect that such a breach has occurred is made: (A) Seller agrees to, and shall, defend, indemnify and hold harmless the Buyer and the Buyer Subsidiaries and their respective officers, directors, employees and agents and the trustee of Buyer's Investment Plan from and against any and all claims, expenses, liabilities, obligations and costs related thereto (including, without limitation, attorneys fees and expenses); and (B) the Seller's indemnification obligation under this sentence shall not be subject to Section 19.3 or Section 19.10 and shall be disregarded entirely in applying such Sections. After the transfer date, the Investment Plan Participants shall only be eligible to receive benefits from, and in accordance with, the Buyer's Investment Plan.

         (b) Not later than December 31, 1999, the Buyer shall or shall cause the Buyer Subsidiaries to apply for a determination by the IRS that Buyer's Investment Plan (as established or amended pursuant to this Section 10.6) qualifies under Sections 401(a) and 501(a), respectively, of the Tax Code, and any regulations issued under or pursuant to the Tax Code. The Buyer further agrees to act reasonably, promptly and in consultation with Seller to revise and/or amend the Buyer's Investment Plan as may be required by IRS in accordance with applicable governmental requirements for the purpose of obtaining any such qualification. Copies of such filings by the Buyer or a Buyer Subsidiary (with appropriate deletions of confidential information not relevant to Seller's concern for the Transferred Employees) shall be furnished by the Buyer to the Seller when first made, and a copy of the determination letter shall be furnished by the Buyer to the Seller within a reasonable period of time following the receipt of such letter by the Buyer or a Buyer Subsidiary. The Buyer and the Seller acknowledge that the transfer of assets and liabilities, respectively, from the Seller's Investment Plan to the Buyer's Investment Plan, as provided for in this Section 10.6 may occur prior to the Buyer's receipt of a favorable determination letter from the IRS with respect to the tax qualification of the Buyer's Investment Plan pursuant to Section 401(a) and
Section 501(a), respectively, of the Tax Code. Accordingly, the Buyer hereby represents and warrants that the Buyer's Investment Plan, as established and maintained by the Buyer, will receive such favorable determination letter, effective retroactively to the Closing, and the Buyer agrees to indemnify the Seller for any liabilities which the Seller may incur as a result of such transfer of assets and/or liabilities to the Buyer's Investment Plan, if the Buyer's Investment Plan is determined by the IRS not to be a tax-qualified Plan.

         10.7  TRANSFER OF SAVINGS PLAN RESPONSIBILITIES.

         (a) As soon as is reasonably practicable after the Closing Date, and effective as of the Closing, the Buyer shall or shall cause a Buyer Subsidiary to establish a new defined contribution plan or amend an existing defined contribution plan ("Buyer's Savings Plan") for the purpose of covering each Division Employee and each former employee (and, if applicable, the spouse and beneficiaries of such former employee) of the Business who, immediately prior to the Closing, is eligible to be a participant in or has an account under ("Savings Plan Participant") the Eaton Corporation 401(k) Savings Plan and Trust ("Seller's Savings Plan"). Buyer's Savings Plan shall be designed to enable it to accept a transfer of assets and liabilities from the Seller's Savings Plan in accordance with the applicable ERISA and Tax Code requirements. The Buyer's Savings Plan will recognize service with the Seller and the Seller Subsidiaries for all purposes for which service is a criterion in the Buyer's Savings Plan. As soon as practicable after the Closing Date, the Seller shall cause the Seller's Savings Plan to transfer and the Buyer shall cause the Buyer's Savings Plan to accept a transfer of all assets and liabilities associated with the Savings Plan Participants, with earnings and/or losses credited to the account balances of such Savings Plan Participants through a date that precedes the date of transfer by no more than five business days. The amount transferred under the preceding sentence shall include elective contributions and matching contributions accrued under the Seller's Savings Plan through the day before the Closing. With respect to the portion of a Savings Plan Participant's accounts consisting, as of the day before the Closing, of plan loans, the transfer contemplated by this Section 10.7 shall be made in the form of an in kind transfer by the Seller's Savings Plan to the Buyer's Savings Plan. After the transfer date, the Savings Plan Participants shall only be eligible to receive benefits from, and in accordance with, the Buyer's Savings Plan.

         (b) Not later than December 31, 1999, the Buyer shall or shall cause the Buyer Subsidiaries to apply for a determination by the IRS that Buyer's Savings Plan (as established or amended pursuant to this Section 10.7) qualifies under Sections 401(a) and 501(a), respectively, of the Tax Code, and any regulations issued under or pursuant to the Tax Code. The Buyer further agrees to act reasonably, promptly and in consultation with Seller to revise and/or amend the Buyer's Savings Plan as may be required by IRS in accordance with applicable governmental requirements for the purpose of obtaining any such qualification. Copies of such filings by the Buyer or a Buyer Subsidiary (with appropriate deletions of confidential information not relevant to Seller's concern for the Transferred Employees) shall be furnished by the Buyer to the Seller when first made, and a copy of the determination letter shall be furnished by the Buyer to the Seller within a reasonable period of time following the receipt of such letter by the Buyer or a Buyer Subsidiary. The Buyer and the Seller acknowledge that the transfer of assets and liabilities, respectively, from the Seller's Savings Plan to the Buyer's Savings Plan, as provided for in this Section 10.7 may occur prior to the Buyer's receipt of a favorable determination letter from the IRS with respect to the tax qualification of the Buyer's Savings Plan pursuant to Section 401(a) and Section 501(a), respectively, of the Tax Code. Accordingly, the Buyer hereby represents and warrants that the Buyer's Savings Plan, as established and maintained by the Buyer, will receive such favorable determination letter, effective retroactively to the Closing, and the Buyer agrees to indemnify the Seller for any liabilities which the Seller may incur as a result of such transfer of assets and/or liabilities to the Buyer's Savings Plan, if the Buyer's Savings Plan is determined by the IRS not to be a tax-qualified Plan.

         (c) Notwithstanding any other provision of this Agreement, the provisions of this Section 10.7 shall be subject to the applicable requirements regarding collective bargaining.

         10.8  ALLOCATION OF CANADIAN SAVINGS PLAN RESPONSIBILITIES.

         (a) Effective as of the day before the Closing, the Seller shall cause each Division Employee who is eligible to have an account as of such date ("RRSP Participant") under the Eaton Yale Ltd. Group Registered Retirement Savings Plan ("Seller's RRSP") to have a fully nonforfeitable right to such account.

         (b) As soon as is reasonably practicable after the Closing Date, the Buyer shall or shall cause a Buyer Subsidiary to establish a new group registered retirement savings plan ("Buyer's RRSP") covering the Transferee Canadian Participants and the Transferred Hourly Participants. The Seller and the Buyer shall make reasonable efforts to cause the RRSP Participants, at their option, to transfer their individual account balances to the new accounts that the Buyer shall cause to be established on their behalf under Buyer's RRSP. Buyer's RRSP will recognize service with the Seller and the Seller Subsidiaries for all purposes for which service is a criterion in Buyer's RRSP, and Buyer or a Buyer Subsidiary shall continue a plan providing a similar deferral opportunity for a period of at least three years following the Closing.

         10.9 INCENTIVE COMPENSATION. The Corresponding Schedule identifies or sets forth a description of the cash incentive compensation and/or cash bonuses related to the Transferred Employees for 1999 under the Seller's or a Seller Subsidiary's plans, policies, programs or arrangements immediately prior to the Closing, excluding any related deferral arrangements ("Seller's 1999 Incentive Plans"). As of the Closing, the Buyer shall or shall cause a Buyer Subsidiary to establish and implement plans that mirror the Seller's 1999 Incentive Plans, and all obligations, responsibilities and liabilities with respect thereto shall be assumed and/or accepted by the Buyer and/or a Buyer Subsidiary, in a manner such that the Buyer and/or a Buyer Subsidiary shall provide the Transferred Employees with cash incentive compensation and/or cash bonuses for 1999 at least equal to the amounts that would have been paid for 1999 under the Seller's 1999 Incentive Plans, assuming that the Seller's 1999 Incentive Plans remained in effect through the end of 1999 and the transactions contemplated by this Agreement had not occurred. Nothing contained in the preceding sentence shall in any way bind or constrain the Buyer or any Buyer Subsidiary as to incentive compensation for any period beginning after December 31, 1999. Commencing with January 1, 2000 and for the then remaining balance of the three-year period following the Closing, the Buyer and/or a Buyer Subsidiary shall provide to those members of the Existing Management Team (as defined in Section 8.7(a)) who, immediately prior to the Closing, participate in Seller's 1999 Incentive Plan, an incentive plan designed, established and maintained by the Buyer and/or a Buyer Subsidiary for the purpose of providing some form of meaningful (as reasonably determined by the Buyer) incentive compensation to such individuals.

         10.10 FOREIGN EMPLOYMENT LIABILITIES. With respect to the letter agreement between Seller or a Seller Subsidiary and Nigel Ware dated May 13, 1997, the Buyer and/or a Buyer Subsidiary shall, as of the Closing, assume the contractual obligations thereunder, except that the Buyer and/or the Buyer Subsidiary shall have no obligation whatsoever with respect to: paragraphs 8, 9 or 10 of such letter agreement other than the obligations of the Buyer and/or the Buyer Subsidiary arising pursuant to Section 10.1; or any claim or obligation that does not specifically arise under the contractual provisions assumed by the Buyer.

         10.11 VACATION RESPONSIBILITIES. The Buyer shall be liable, responsible, and obligated for the payment of all vacation benefits, as determined in accordance with the Seller's vacation practices in effect on the day before the Closing for Division Employees, and which have not been paid by the Seller prior to the Closing, to the Transferred Employees. On and after the Closing, the Buyer shall provide each Non-Union Division Employee who becomes a Transferred Employee, on a going-forward basis, with an annual paid vacation entitlement at least equal to the annual paid vacation entitlement available under the Seller's vacation practices as in effect on the day before the Closing, based upon the Transferred Employee's status and level of service with the Seller and/or a Seller Subsidiary on such day.

         10.12 RETAINED LIABILITY AND SUCCESSOR LIABILITY. With respect to any pre-Closing liability of Seller or any Seller Subsidiary under any Employee Benefit Plan or under the letter agreement referred to in Section 10.10 which is retained by the Seller and/or Seller Subsidiary and is not assumed by the Buyer and/or a Buyer Subsidiary under this Agreement, such liability shall be deemed a Retained Liability and, notwithstanding the potential liability of Buyer and/or a Buyer Subsidiary for any such Retained Liability under a successor liability theory or otherwise, such Retained Liability shall be subject to the indemnification provisions of Article 19.

         10.13 REIMBURSEMENT FOR OTHER PARTY'S LIABILITIES. Notwithstanding any other provisions of this Agreement, in the event that either the Seller (or the Seller Subsidiaries) or the Buyer (or the Buyer Subsidiaries) shall be required, by operation of law or regulation or by judicial or quasi-judicial determination or by the operation of any contract or other agreement of any kind with any insurance company or other Person, to pay or discharge directly, or indirectly through any representative or benefit trust or other fund or otherwise, any liability, responsibility, or obligation for the provision of any benefit or other payment (including any benefit premium payment or other direct or indirect cost with respect to any benefit coverage) which is the liability, responsibility, and/or obligation of the other Party pursuant to this Article 10, the Party responsible for such payment agrees to reimburse promptly the other Party, or any appropriate representative or benefit trust or other fund of such Party as may be determined thereby, in full for any and all such payments or discharges upon the presentation of written evidence thereof.

         10.14 NO THIRD-PARTY BENEFICIARIES. Neither the Buyer nor the Seller intend that this Article 10 create any rights or interests, except as between the Buyer, the Buyer Subsidiaries, the Seller and the Seller Subsidiaries, and no present or future employees (or any dependents or beneficiaries of such employees) of either Party, or any of their Affiliates (including the Buyer Subsidiaries and the Seller Subsidiaries) will be treated or deemed as Third-Party beneficiaries in or under this Agreement.

                                   ARTICLE 11

                           CERTAIN REAL ESTATE MATTERS

         11.1  TITLE COMMITMENT; TITLE POLICY.

         (a) As soon as practicable following the date of this Agreement, the Seller shall cause (i) Land America National Commercial Services - Lawyers Title (the "Title Company") to issue and deliver to the Buyer its commitment for an ALTA Owner's Policy of Title Insurance (Form B-1992) with respect to the Massillon Facility and its commitment for an ALTA Leasehold Policy of Title Insurance with respect to the Brunswick Facility (collectively the "U.S. Title Policies"), together with a copy of all recorded documents referred to in the U.S. Title Policies, committing the Title Company to issue the U.S. Title Policies at Closing, insuring the Buyer as the holder of a fee simple title to the Massillon Facility and a leasehold interest in the Brunswick Facility, subject only to the Real Property Permitted Exceptions, in an amount equal to the portion of the Purchase Price allocated to each such Facility, and (ii) the Seller's Canadian counsel to deliver to the Buyer its opinion (the "Canadian Title Opinion") as to title to the Hamilton Facility, which opinion shall be addressed to the Buyer, its counsel and such other parties as may reasonably be requested by the Buyer and shall provide that the Seller or the Seller Subsidiaries, as the case may be, has good title in fee simple to the Hamilton Facility, subject only to the Real Property Permitted Exceptions.

         (b) Subject to Article 20, the cost and expense of the U.S. Title Policy and the Canadian Title Opinion and any transfer or recording fees or taxes, shall be shared equally by the Seller and the Buyer.

         11.2 OBJECTIONS. The Buyer shall have ten days after receipt of all of the documents referred to in Section 11.1 to give the Seller written notice of any objections to the conditions or exceptions shown thereon other than Real Property Permitted Exceptions. Failure to object to any additional condition or exception within said period shall constitute an approval of such condition or exception. If the Buyer gives such notice, the Seller shall have the obligation, prior to the Closing, to use its reasonable efforts to remedy or remove the objectionable condition or exception, or to provide the Buyer with evidence reasonably satisfactory to the Buyer that such condition or exception shall be removed or remedied prior to or concurrently with the Closing. If the Seller cannot so remedy or remove such condition or exception prior to or concurrently with the Closing and such condition or exception, individually or in the aggregate, would have an adverse effect on the value of the Transferred Assets in excess of an amount equal to five percent (5%) of the Purchase Price, the Buyer shall have the right to either waive its objection to such condition or exception and proceed towards the Closing or terminate this Agreement without liability.

                                   ARTICLE 12

                              ENVIRONMENTAL MATTERS

         12.1 ALLOCATION OF ENVIRONMENTAL LIABILITIES. Subject to and in accordance with this Article 12 and Section 3.2(i), liability for Environmental Conditions and for Pre-Closing Environmental Conditions shall be allocated as follows:

         (a) BUYER'S RESPONSIBILITY. The Buyer shall be responsible for and shall perform or pay as due all obligations or liabilities, including any loss, cost or expense of any nature whatsoever relating to or arising from:

               (i)  Any  Environmental   Conditions on, in or under any Real
Property that are not Pre-Closing Environmental Conditions;

              (ii) Subject to Paragraph (b) of this Section 12.1, any Pre-Closing Environmental Conditions, to the following extent:

                    (A) the first $500,000 in the aggregate from the Closing
               Date necessary to spend to remediate or correct any Pre-Closing Environmental Conditions; and

                    (B) one-half (i.e., 50%) of any and all loss, cost or
               expense in excess of the sum of the $500,000 payable by Buyer under Clause (A) above plus $500,000 payable by Seller under Paragraph (b) of this Section 12.1 necessary to remediate or correct any Pre-Closing Environmental Condition; and

               (iii) Any Environmental Condition associated with the 80 Glow Avenue property in Hamilton, Ontario.

         (b) SELLER'S RESPONSIBILITY. The Seller shall be responsible for and shall pay as due:

               (i) The following sums in excess of the Buyer's initial contribution under Clause (a)(ii)(A) above:

                    (A) the next $500,000 aggregate from the Closing Date
               necessary to remediate or correct any Pre-Closing Environmental Condition that is required to be investigated or remediated by a regulatory authority consistent with requirements of Environmental Law ("Required Cleanup");

                    (B) the remaining one-half (i.e., 50%) of any and all loss cost or expense that is necessary to remediate or correct any Pre-Closing Environmental Conditions that give rise to a Required Cleanup and that is in excess of the sum of the Buyer's $500,000 initial contribution under Clause (A) of Subparagraph (a)(ii) of this Section 12.1 and the Seller's contribution under Clause (A) of this Subparagraph (b)(i); and

              (ii)  Any and all loss, cost or expense for any Retained
         Liability under Section 3.2(i); provided, however, that notwithstanding any other provision of this Agreement, Seller shall have no liability under this Agreement with respect to (A) 80 Glow Avenue, Hamilton, Ontario and (B) any claims for personal injury or property damage (including economic loss) arising from alleged migration of Regulated Substances from any Real Property, even though the alleged migration may be the subject of a Required Cleanup subject to the cost-sharing provisions of this Section 12.1.

         (c) Those portions of any loss, cost or expense relating to or arising from Environmental Conditions or Pre-Closing Environmental Conditions that are allocated to the Buyer pursuant to this Section 12.1 are hereinafter referred to as the "Buyer's Responsibility." Those portions of any loss, cost or expense relating to or arising from Environmental Conditions or Pre-Closing Environmental Conditions that are allocated to the Seller pursuant to this
Section 12.1 are hereinafter referred to as the "Seller's Responsibility."

         12.2 SELLER'S ENVIRONMENTAL INDEMNIFICATION. Subject to the terms, conditions and limitations of this Article 12, the Seller will indemnify, defend and hold harmless the Buyer and its affiliates, officers, directors, employees and agents from and against any liabilities, costs, damages, penalties, fines, claims, judgments or proceedings, including necessary and reasonable legal fees and costs of investigation (collectively "Damages"), arising from:

         (a) breach of any representation or warranty in Section 5.12, provided that the Buyer shall have given the Seller notice of such breach during the relevant survival period stated in Section 18.1, without regard to Section 18.2; or

         (b) any Seller's Responsibility, as defined in Section 12.1(c); provided, however, that if the cost to remediate or correct any Pre-Closing Environmental Conditions in the aggregate is reasonably anticipated to trigger the Seller's Responsibility, Seller shall have full control in dealing and negotiation with any Third Parties, including any regulatory authorities, in order to resolve all matters associated with the Pre-Closing Environmental Condition.

         (c) For the purposes of determining whether the proviso regarding Seller's control in Subsection (b) of this Section 12.2 is triggered, the parties shall elicit from the consultant retained pursuant to Section 9.11 recommendations with respect to the identification, type and cost of any remedial or other measure that the Supplemental Phase II indicates would be necessary to fulfill requirements of Environmental Laws in effect and applicable as of the Closing. The Parties shall, within 30 days of their receipt of this recommendations, confer and reach agreement as to whether (and, if so, which of) the consultant's recommendations shall be implemented. Failure of the Parties to reach agreement within this 30-day period regarding which, if any, of the consultant's recommendations shall be implemented will give rise to an irrebuttable presumption that the Seller's Responsibility will be triggered solely for purposes of the control proviso of Subsection 12.2(b) hereof, and Seller will have the right to control.

Notwithstanding the foregoing, the Seller shall not be liable to and shall not indemnify any party or otherwise be responsible for any Damages under this
Article 12 to the extent the same result from actions undertaken voluntarily rather than mandated by legal process or are caused, contributed to, or exacerbated by the post-Closing actions or omissions of the Buyer or the Buyer Subsidiaries, and the Buyer will be responsible for that portion of any Damages attributable to such post-Closing acts or omissions.

         12.3 BUYER'S ENVIRONMENTAL INDEMNIFICATION. Subject to the terms, conditions and limitations of this Article 12, the Buyer will indemnify, defend and hold harmless the Seller and any Seller Subsidiary and their respective affiliates, officers, directors, employees and agents from and against any Damages arising from:

         (a) exercise by the Buyer of its right of access under Section 7.2(b) relating to evaluation of any potential or suspected Environmental Condition; or

         (b)   any Buyer's Responsibility, as defined in Section 12.1(c).

Notwithstanding the foregoing, the Buyer shall not be liable to and shall not indemnify any party or otherwise be responsible for any Damages under this
Article 12 to the extent that the same are caused, contributed to or exacerbated by the post-Closing actions or omissions of the Seller or the Seller Subsidiaries, and the Seller will be responsible for that portion of any damages attributable to such acts or omissions.

         12.4 RELEASE. THE BUYER EXPRESSLY WAIVES AND RELEASES THE SELLER AND THE SELLER SUBSIDIARIES FROM, AND COVENANTS NOT TO SUE THE SELLER OR ANY OF THE SELLER SUBSIDIARIES FOR, ANY CLAIMS, WHETHER PURSUANT TO, OR AS PERMITTED OR PROVIDED BY, THE ENVIRONMENTAL LAWS (EXPRESSLY INCLUDING, BUT NOT LIMITED TO, CERCLA, RCRA, CWA, SWDA, CAA, TSCA, AND EPCRA) OR OTHERWISE WHICH THE BUYER OR ANY BUYER SUBSIDIARY, OR ANY SUCCESSOR IN INTEREST TO THE BUYER WITH RESPECT TO THE REAL PROPERTY, MAY HAVE IN CONNECTION WITH THE RELEASE OR PRESENCE OF ANY REGULATED SUBSTANCE AFTER THE CLOSING DATE. After the Closing Date, the remedies of the Buyer and the Seller provided for under Sections 12.1, 12.2 and 12.3 shall be the exclusive remedies of the Parties with respect to the matters covered in this Article 12.

         12.5 NOTICE OF CLAIM. The Parties agree that they will each promptly, but in no event later than 30 calendar days from the date of their discovery of facts or circumstances that are reasonably likely to give rise to a demand for indemnification pursuant to Section 12.2 or Section 12.3, as the case may be, notify the other in writing of such facts and potential claim. Any claim made pursuant to this Article 12 shall cite with particularity the nature of the claim, the specific basis for believing it is subject to indemnification under this Article (including, in the case of a Pre-Closing Environmental Condition, the basis for believing the condition constitutes a violation of Environmental Law in effect as of the Closing), and the estimated total amount of Damages that will be incurred with respect thereto. If any legal proceedings are instituted or any claim is asserted in writing by, or on behalf of, a Third Party in respect of which either Party, including any Subsidiary, believes it may be entitled to indemnity hereunder, that Party shall give written notice thereof within 30 days of service of process after institution of the legal proceedings or within 30 days after the assertion of a claim in writing by, or on behalf of, the Third Party asserting the claim. A delay in giving notice required by the preceding two sentences shall relieve the other Party of liability only to the extent that it suffers actual prejudice because of the delay. After notification, the Party notified must within 60 days notify the other that it accepts responsibility for the matters set forth in the notice, or the Party so notified will be deemed to have declined to accept responsibility for such matters.

         12.6 ACCEPTANCE OF RESPONSIBILITY. If the Party notified accepts responsibility for any Third Party claim under this Article 12:

         (a) that Party may in its sole discretion and at its own expense assume control of, and be responsible for, the defense or settlement of the claim;

         (b) if the Party notified assumes control, the other Party may at its own expense hire counsel to monitor the claim;

         (c) the Party notified shall not, without the prior written consent of the other Party, which consent will not be unreasonably withheld, settle the claim or consent to entry of any judgment relating thereto which does not include as a term thereof the giving by the claimant to the other Party of a release from all liability in respect to the claim; and

         (d) if a claim involves only an injunction or equitable relief, the Party giving notice shall have the right to be represented, at its own expense, by counsel of its choice in connection with the defense of the claim, and the Party notified will not, without the prior written consent of the other Party, which consent will not be unreasonably withheld, settle the claim or consent to entry of any judgment relating thereto.

         12.7 PARTY DECLINES RESPONSIBILITY. Prior to the expiration of the 60-day period under Section 12.5, and if the Party notified does not within that time period accept responsibility for any Third Party claim under this Article 12 or declines to assume control:

          (a) the Party giving notice may engage counsel to defend, settle or otherwise dispose of such claim;

          (b) the Party notified may at its own expense hire counsel to monitor the claim;

          (c) the Party receiving notice may notify the other Party at a subsequent time that it is assuming responsibility for the claim, at which time the provisions of Section 12.6 become applicable; and

          (d) the right of either Party to contest the right of the other Party to indemnification under this Agreement will respect to the proceeding or claim shall not be extinguished.

         12.8 COOPERATION. The Parties will cooperate fully with each other in connection with the defense, negotiation or settlement of any Third Party claim under this Article 12, provided, however, that in no event shall either Party have any right to privileged correspondence, material or information of the other Party. Further, the Buyer agrees with respect to any claim to provide the Seller written notice at least 30 days prior to undertaking or commencing any investigation or testing that is intended, or could reasonably be expected, to lead to discovery of any Pre-Closing Environmental Condition. The undertaking and the scope of any such investigation or testing shall be subject to the prior approval of the Seller, which approval shall not be unreasonably withheld, or Seller shall have no liability or responsibility for any Pre-Closing Environmental Condition thus discovered or disclosed.

         12.9 THE SELLER'S INDEMNITY AND THE BUYER'S RE-SALE OF REAL PROPERTY. With respect to any matter for which the Seller is to indemnify the Buyer under
Section 12.2 that involves removal, remediation or cleanup of Regulated Substances, the Seller's Responsibility shall be limited to curing the breach or contributing to resolution of the Pre-Closing Environmental Condition under, and only to the extent required by, the Environmental Laws in effect and applicable at the Closing. The Buyer acknowledges and agrees that if a subsequent purchaser or a change in law or land use requires additional cleanup or work at the Real Property beyond that which may already have been initiated or completed by the Seller, the Buyer will have the sole responsibility to satisfy those additional requirements. Notwithstanding anything contained in this Agreement to the contrary, the Seller will have no obligation or liability with regard to any such additional cleanup or work or to any such purchaser under this Article 12.

         12.10 NO CONSEQUENTIAL DAMAGES. Notwithstanding anything contained herein to the contrary, in no event will either Party be liable to the other for consequential, special or incidental Damages such as, by way of example and not of limitation, reduction in market value of the Real Property, loss of profits, loss of business opportunity or interruption-of-business losses.

         12.11 ACCESS TO THE REAL PROPERTY AND DOCUMENTS. If the Seller and its representatives and agents request, the Buyer or any Buyer Subsidiary shall provide to the Seller access to the Real Property and the books, records and employees of the Buyer or any Buyer Subsidiary relating to the Business to the extent reasonably necessary to assist the Seller in investigating, assessing, remediating, defending or settling any claim regarding any matter for which the Buyer notifies the Seller under Section 12.5, provided that such access will be sought in such manner so as not to interfere unreasonably with the operation of the Buyer's or any Buyer Subsidiary's business.

         12.12 THE SELLER'S PURSUIT OF THIRD PARTIES. If the Seller remediates, or incurs any Damages with respect to, a matter for which a Third Party may be responsible or liable, the Buyer and the Buyer Subsidiaries agree to cooperate with the Seller in pursuing any claim against such Third Party and will use reasonable efforts to assist the Seller in legally asserting such claim and in recovering the Seller's Damages against such Third Party including, but not limited to, acting as the real party in interest and assigning the Buyer's or the Buyer Subsidiary's rights or any cause of action against any such Third Party relating to such claim or the proceeds thereof to the Seller.

         12.13 LIMITATIONS. In addition to the limitations and conditions on indemnification stated in this Article 12, the limitations and conditions stated in Sections 19.7, 19.8, 19.9 and 19.10 shall apply to indemnification under this Article 12. No other Sections of Article 19 shall apply to environmental matters addressed by Section 5.12 or this Article 12.

         12.14 AGENCY CONTACT.

         (a) The Buyer agrees that it will not engage in any contact, whether written, verbal, or in person, with any governmental agency or agency representative regarding any condition that it believes may constitute a matter for which it may be entitled to indemnity under Section 12.2, unless:

               (i)  the contact is required under any Environmental Law;

              (ii) a governmental agency or agency representative contacts the Buyer regarding that matter; or

             (iii)  the Seller has approved the contact.

         (b) If the Buyer believes it is entitled to contact a governmental agency or agency representative regarding any condition that it believes may constitute a matter for which it may be entitled to indemnity under Section 12.2, it shall notify the Seller as soon as it believes it will make the contact, and the Seller shall have ten days from receipt of the Buyer's notice in which to approve the contact and advise the Buyer if the Seller wishes to participate in the contact. The Seller's failure to approve or disapprove the contact within ten days of receipt of the Buyer's notice of the proposed contact shall be deemed to be approval of the contact.

         (c) Except as provided herein, the Seller will make all reports to governmental agencies or other reports necessary or desirable in connection with any condition or circumstance with respect to which the Buyer asserts any claim for indemnity under Section 12.2.

         12.15 SURVIVAL. The rights and obligations of the Parties set forth in this Article 12 shall survive the Closing as set forth in Section 18.1 without regard to Section 18.2.


                                   ARTICLE 13

                     CONDITIONS TO OBLIGATIONS OF THE BUYER

         The obligations of the Buyer under this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Buyer in its sole discretion by delivery of a written notice to that effect to the Seller, which shall constitute a release by the Buyer with respect to such condition.

         13.1 HSR/COMPETITION ACT COMPLIANCE. All applicable governmental pre-merger filing requirements under the HSR Act shall have been satisfied and the applicable waiting period requirements under the HSR Act shall have been terminated early or shall have expired. All filings required to be made under the Competition Act (Canada) shall have been made. The applicable waiting periods under the Competition Act shall have expired or

          (i) the Buyer shall have been advised in writing by the Commissioner of Competition that he has determined not to take any action or any proceeding, including making an application for an order under Section 92 of the Competition Act, in respect of this transaction; or

         (ii)  an advance ruling  certificate  shall have been issued under
               Section 102 of the Competition Act in respect of this transaction.

         13.2 NO LITIGATION. At the Closing Date, no litigation, proceeding, investigation, or inquiry shall be pending or threatened to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or involving any of the Transferred Assets which, if sustained, would have a Material Adverse Effect on the Buyer's right to retain the Transferred Assets or to conduct the Business as it is currently conducted.

         13.3 NO CASUALTY. Prior to the Closing Date, there shall not have occurred any single uninsured casualty in or to any of the Transferred Assets as a result of which the monetary amount of damage or destruction totals $1,000,000 or a lesser amount if such damage or destruction has a Material Adverse Effect, unless the Seller agrees to replace the damaged or destroyed Transferred Assets or unless the Parties mutually agree to an adjustment in the Purchase Price.

         13.4 RETAIL SALES TAX CERTIFICATE. On or prior to the Closing, the Seller shall deliver to the Buyer a certificate issued by the Minister of Finance pursuant to Section 6 of the Retail Sales Tax Act (Ontario) to the effect that each of Eaton Yale and ETN Offshore has paid all taxes collectable or payable under such Act or has otherwise entered into arrangements satisfactory to such Minister to pay any such taxes.

         13.5 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Seller contained herein shall, if qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects at and as of the Closing as if made as of the Closing, in each case, except for any violations thereof which, individually or in the aggregate, would not have an adverse effect on the value of the Transferred Assets in excess of an amount equal to five percent (5%) of the Purchase Price; provided, that representations and warranties that are made as of a specific date need be true in all material respects only as of such date and that representations and warranties with Corresponding Schedules amended pursuant to Section 7.10 need be true in all material respects subject to any such amendment, in each case, except for any violations thereof which, individually or in the aggregate, would not have an adverse effect on the value of the Transferred Assets in excess of an amount equal to five percent (5%) of the Purchase Price. The Seller shall furnish the Buyer with an appropriate closing certificate, dated the Closing Date, to that effect.

         13.6 PERFORMANCE BY THE SELLER. All of the covenants and agreements required by this Agreement to have been performed and complied with by the Seller, if qualified by materiality, shall have been performed and complied with and, if not so qualified, shall have been performed and complied with by the Seller in all material respects prior to or on the Closing Date, in each case except where such nonperformance or noncompliance, individually or in the aggregate, would not have an adverse effect on the value of the Transferred Assets in excess of an amount equal to five percent (5%) of the Purchase Price. The Seller shall have delivered to the Buyer an appropriate certificate to that effect dated the Closing Date.

         13.7 STATUTORY PROHIBITION. No written or published statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transaction contemplated by this Agreement illegal.

         13.8 NO MATERIAL ADVERSE CHANGE. There shall have not been any adverse change in the financial condition or property of the Division or in the Business as such is currently conducted, the effect of which is materially adverse to the value of the Transferred Assets taken as a whole or materially adverse to the Business, the condition (financial or otherwise) or results of operations of the Business in each case taken as a whole.

         13.9 REAL ESTATE MATTERS. The provisions in Section 11.2 shall have been satisfied by the Seller or waived by the Buyer.

         13.10 LANDLORD CONSENT. The landlord for the Brunswick Facility shall have given its consent to the assignment to the Buyer or a Buyer Subsidiary of the Seller's interest as tenant under the lease for the Brunswick Facility dated March 29, 1994, as amended (the "Brunswick Landlord Consent").


                                   ARTICLE 14

                     CONDITIONS TO OBLIGATIONS OF THE SELLER

         The obligations of the Seller under this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Seller in its sole discretion by delivery of a written notice to that effect to the Buyer, which shall constitute a release by the Seller with respect to such condition.

         14.1 HSR/COMPETITION ACT COMPLIANCE. All applicable governmental pre-merger filing requirements under the HSR Act shall have been satisfied and the applicable waiting period requirements under the HSR Act shall have been terminated early or shall have expired. All filings required to be made under the Competition Act (Canada) shall have been made. The applicable waiting periods under the Competition Act shall have expired or

          (i) the Buyer shall have been advised in writing by the Commissioner of Competition that he has determined not to take any action or any proceeding, including making an application for an order under Section 92 of the Competition Act in respect of this transaction; or

          (ii) an advance ruling certificate shall have been issued under
               Section 102 of the Competition Act in respect of this transaction.

         14.2 NO LITIGATION. At the Closing Date, no litigation, proceeding, investigation, or inquiry shall be pending or threatened to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

         14.3 TRUTH OF REPRESENTATION AND WARRANTIES. The representations and warranties of the Buyer contained herein shall, if qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects at and as of the Closing as if made as of the Closing, in each case, except for any violations thereof which, taken as a whole, would not reasonably be likely to have a Material Adverse Effect; provided, that representations and warranties that are made as of a specific date need be true in all material respects only as of such date, except for any violations thereof which, taken as a whole, would not reasonably be likely to have a Material Adverse Effect. The Buyer shall furnish the Seller with an appropriate closing certificate, dated the Closing Date, to that effect.

         14.4 PERFORMANCE BY THE BUYER. All of the covenants and agreements required by this Agreement to have been performed and complied with by the Buyer, if qualified by materiality, shall have been performed and complied with and, if not so qualified, shall have been performed and complied with by the Buyer in all material respects prior to or on the Closing Date, in each case, except where such nonperformance or noncompliance, taken as a whole, would not reasonably be likely to have a Material Adverse Effect. The Buyer shall have delivered to the Seller an appropriate certificate to that effect dated the Closing Date.

         14.5 STATUTORY PROHIBITION. No written or published statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transaction contemplated by this Agreement illegal.

         14.6 LANDLORD CONSENT. The landlord for the Brunswick Facility shall have given the Brunswick Landlord Consent.


                                   ARTICLE 15

                                     CLOSING

         15.1 THE CLOSING DATE. The Closing shall take place at the offices of the Seller, at Eaton Center, Cleveland, Ohio, at 10:00 a.m. on August 2, 1999 (but effective as of 12:01 a.m., Cleveland, Ohio local time on August 1, 1999), or, if the conditions specified in Articles 13 and 14 have not been fulfilled or waived by such date, on the last business day of the month in which the fulfillment or waiver of such conditions occurs or at such other place or on such other day as the Buyer and the Seller shall agree upon in writing. Such date is herein called the "Closing Date." If all of the conditions specified in Articles 13 and 14 shall have been fulfilled or waived in writing by the Buyer or by the Seller, as the case may be, on or by the Closing Date, then, on the Closing Date, the Buyer and the Seller shall make the following deliveries.

         15.2 DELIVERIES BY THE BUYER. Subject to the terms and conditions of this Agreement, at the Closing, the Buyer shall deliver or cause to be delivered to the Seller:

               (a) the Purchase Price required by Section 4.1 of this Agreement;

               (b)  the Assumption Agreement;

               (c)  the Services Agreement;

               (d)  the Leased Real Property Assignment and Assumption
          Agreements;

               (e)  the Buyer Guaranty;

               (f) the certificates referred to in Section 14.3 and Section 14.4; and

               (g) any other documents required to be delivered by Buyer under this Agreement or any Related Agreement.

         15.3 DELIVERIES BY THE SELLER. Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall deliver or cause to be delivered to the Buyer:

               (a) a general assignment and bill of sale in the form set forth on the Corresponding Exhibit;

               (b) assignments of the Seller's ownership rights to each of the Proprietary Rights in form mutually satisfactory to counsel for the Buyer and the Seller hereunder and in recordable form to the extent necessary to assign such rights;

               (c) a limited warranty deed of transfer for the Massillon Facility and a transfer deed for the Hamilton Facility, in each case subject to the Real Property Permitted Exceptions and each in form acceptable for filing with and recording in the records of the appropriate office or land registry office of the township, county, state or province where such real estate is located, and such other documents required to be delivered by the Seller under Article 11;

               (d)  the Services Agreement;

               (e)  the Brunswick Landlord Consent;

               (f)  the Leased Real Property Assignment and Assumption
          Agreements;

               (g)  the certificates referred to in Section 13.5 and Section
          13.6;

               (h) separate assignments or other appropriate instruments of transfer to the Buyer of any of the Transferred Assets not appropriately transferred by the documents referred to in clauses (a) through (h) above; and

               (i) any other documents required to be delivered by Seller under this Agreement or any Related Agreement.

         15.4 RIGHTS TO POSSESSION. The Buyer's right to possession of the Transferred Assets shall commence at the close of business on the Closing Date, and the Buyer or the Buyer Subsidiaries shall take possession of the Transferred Assets at the places they are located on the Closing Date.


                                   ARTICLE 16

                            SALES AND TRANSFER TAXES

         The Seller and the Buyer shall share equally all sales, use, transfer and documentary taxes and recording and filing fees, if any, including, without limitation, all provincial land transfer taxes, provincial sales taxes, other than Canadian Goods and Services Taxes under Part IX of the Excise Tax Act (Canada), and any other charges applicable to the transfer of the Transferred Assets and the assumption of the Assumed Liabilities provided for by this Agreement. The Buyer's and the Seller's respective obligations with respect to the GST Legislation are set forth in Section 9.1.


                                   ARTICLE 17

                                   BULK SALES

         The Buyer hereby waives compliance by the Seller with any applicable bulk sales or bulk transfer law applicable in any jurisdiction where the Transferred Assets are located, and the Seller hereby agrees that the provisions of Section 19.1 shall apply to any losses, damages, costs, charges or expenses which the Buyer may sustain as a consequence of the Seller not complying with such bulk sales or bulk transfer laws.


                                   ARTICLE 18

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         18.1 SURVIVAL. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing only for the applicable period set forth in this Article 18. All of the representations and warranties of the Seller and the Buyer contained in this Agreement and all unasserted claims and causes of action with respect thereto shall terminate upon expiration of the eighteenth month following the Closing Date, except that:

               (a) the representations and warranties in Section 5.11 (Tax Matters), shall terminate upon the expiration of the applicable statute of limitations;

               (b) the representations and warranties in Section 5.12 (Environmental Matters) shall terminate upon the expiration of 36 months following the Closing Date; and

               (c) the representations and warranties in Section 5.1 (Organization, Existence and Standing of the Seller), Section 5.2 (Corporate Authority), Section 5.6(a) (Owned Real Property), Section
          5.7 (Title to Personal Property), Section 6.1 (Organization, Existence and Standing of the Buyer), and Section 6.2 (Corporate Authority) shall survive indefinitely.

         The covenants and agreements contained in this Agreement which do not have specific time periods of applicability shall survive the Closing Date indefinitely. Covenants and agreements contained in this Agreement which have specific time periods of applicability shall survive the Closing Date for the periods set forth therein.

         18.2 NOTICE OF CLAIM. No party shall have an obligation to indemnify the other for breach of any representation, warranty, covenant or agreement unless notice of a claim for indemnification with respect to such breach has been submitted to the Indemnifying Party (as defined in Section 19.4) in accordance with Article 19 prior to the end of the applicable survival period.


                                   ARTICLE 19

                                 INDEMNIFICATION

         19.1 INDEMNIFICATION OF THE BUYER. Subject to Article 12, Article 18 and to compliance with Sections 19.3, 19.4, 19.10 and 19.11 of this Agreement, the Seller agrees to indemnify the Buyer and the Buyer Subsidiaries against any loss, cost, liability or expense (including, without limitation, costs and expenses of investigation and litigation and, to the extent permitted by law, actual attorney's fees) (collectively, "Indemnified Losses") incurred by the Buyer or any Buyer Subsidiary by reason of (a) any breach of any representation, warranty, covenant or agreement of the Seller (other than any such breach relating to matters addressed in Section 5.12 or Article 12), or in any certificate or other closing document furnished by the Seller, pursuant to this Agreement, (b) the provision contained in Article 17, or (c) the assertion against the Buyer or any Buyer Subsidiary of any of the Retained Liabilities or liabilities retained or assumed by the Seller under Article 10.

         19.2 INDEMNIFICATION OF THE SELLER. Subject to Article 12, Article 18 and to compliance with Sections 19.3, 19.4, 19.10 and 19.11 of this Agreement, the Buyer agrees to indemnify the Seller and the Seller Subsidiaries against any Indemnified Losses incurred by the Seller or any Seller Subsidiary by reason of
(a) any breach of any representation, warranty, covenant or agreement of the

Buyer, or in any certificate or other closing document furnished by the Buyer, pursuant to this Agreement, or (b) the assertion against the Seller or any Seller Subsidiary of any of the Assumed Liabilities (other than those relating to any Environmental Condition) or liabilities assumed by the Buyer under
Article 10.

         19.3 ELIGIBLE CLAIM, THRESHOLD AMOUNT, PAYMENT. A Party may bring a claim seeking indemnification (the "Indemnified Party") under the terms and provisions of this Article 19 only if such claim exceeds $25,000 (an "Eligible Claim"). Further, a Party may bring an Eligible Claim seeking indemnification under the terms and provisions of this Article 19 only if such Eligible Claim, either alone or when aggregated with other Eligible Claims for indemnification by such party, exceeds 2% of the Purchase Price, as adjusted pursuant to Section
4.3 (the "Threshold Amount"). Until such time as a Party can bring an Eligible Claim or Eligible Claims in the aggregate amount in excess of the Threshold Amount, no right to indemnification under this Article 19 shall arise. In the event that a Party brings an Eligible Claim or Eligible Claims for an amount in excess of the Threshold Amount, such Party shall be entitled to indemnification for the full amount of all Indemnified Losses up to the maximum amount referred to in Section 19.10.

         19.4 PROCEDURES FOR CLAIMS. Subject to Section 19.3, any Indemnified Party shall provide written notice of any Eligible Claim to the Party from which it seeks indemnification (the "Indemnifying Party") within 30 days of such Party becoming aware of the existence of such Eligible Claim stating the amount claimed to be due and payable or an estimate of the claim if contingent or unliquidated, the basis of the claim and the provision or provisions of this Agreement under which such claim is asserted. Within 30 calendar days after receipt of such notice, the Indemnifying Party shall by written notice to the Indemnified Party either (a) concede liability in whole as to the amount claimed in such notice, (b) deny liability in whole as to such amount, or (c) concede liability in part and deny liability in part. If the Parties are not able to resolve any dispute over a claim brought under this Article 19 within 30 days after the Indemnified Party receives written notice from the Indemnifying Party denying liability in whole or in part, the Parties shall submit the dispute to the dispute resolution procedure set forth in Article 22.

         19.5  THIRD-PARTY CLAIMS.

          (a) An Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within 30 days of receipt of written notice from the Indemnified Party of the commencement of or assertion of any lawsuit filed or instituted against the Indemnified Party asserting any claim for which the Indemnifying Party may be responsible under this Agreement (each, a "Third Party Claim"), to assume and conduct the defense of each Third Party Claim with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, however, that such Third Party Claim involves (and continues to involve) solely monetary damages (the "Litigation Condition").

         (b) If the Indemnifying Party does not assume the defense of such Third Party Claim in accordance with this Section 19.5, the Indemnified Party may continue to defend the Third Party Claim. If the Indemnifying Party has assumed the defense of a Third Party Claim as provided in this Section 19.5, the Indemnifying Party shall not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that if (i) the Litigation Condition ceases to be met, or (ii) the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 30 calendar days (or such shorter period as may be required to defend diligently such Third Party Claim) after receiving written notice from the Indemnified Party that the Indemnified Party believes the Indemnifying Party has failed to take such steps, the Indemnified Party may assume its own defense, and the Indemnifying Party shall be liable for all reasonable costs or expenses paid or incurred in connection therewith.

         (c) Without the Indemnified Party's prior written consent or authorization, which consent or authorization will not be unreasonably withheld, the Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim which does not include as a term thereof the giving by the claimant to the Indemnified Party of a release from all liability in respect of such Third Party Claim. If the Indemnifying Party does not assume the defense of any such Third Party Claim or litigation resulting from such claim in accordance with the terms of this Section 19, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate. If the Indemnifying Party seeks to question the manner in which the Indemnified Party defended such Third Party Claim or litigation resulting from such claim or the amount of or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend such claim in a reasonably prudent manner.

         19.6 EXCLUSIVE REMEDY. Except as otherwise expressly provided for in this Agreement, following the Closing, the indemnification provided by this
Article 19 shall be the exclusive remedy for the Buyer or the Seller, as the case may be, with respect to this Agreement (other than those matters addressed by Article 12) and the transactions contemplated by this Agreement, except claims for fraud or intentional misrepresentation shall not be limited by the provisions in this Article 19.

         19.7 PAYMENT OF AMOUNTS. If any amount is determined to be due and owing to a Party as a result of any occurrence which gives rise to indemnification obligations under this Section 19, such amount shall be paid by the Indemnifying Party to the Indemnified Party in immediately available funds. All indemnification payments under this Article 19 (or under Article 12 as set forth therein) shall be deemed adjustments to the Purchase Price.

         19.8 TAX AND/OR INSURANCE OFFSET. The amount of any Indemnified Losses suffered by an Indemnified Party shall be reduced by the net effect of any tax-related benefits or insurance coverage which may be realized by such Party following the date of such Indemnified Losses in respect of or as a result of such Indemnified Losses or the facts or circumstances relating thereto. Notwithstanding the foregoing, it is understood and agreed that the determination of the net tax effect and/or insurance coverage benefit of any Indemnified Losses, if any, shall not delay payment or indemnification of such Indemnified Losses by the Indemnifying Party. All Indemnified Losses shall be paid or reimbursed promptly upon determination; the Indemnified Party shall reimburse the Indemnifying Party for the net tax effect benefit of such Indemnified Losses, if any, upon the date of filing of the tax return with respect to which such tax benefit is realizable or upon the date of recovery of any insurance proceeds.

         19.9 NO INDEMNIFICATION FOR KNOWN BREACHES OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any provision to the contrary contained in this Agreement, including Article 12 hereof, in the event that the Seller proves that the Buyer had actual knowledge, on or before the Closing Date, of the specific facts upon which a claim for indemnification by the Buyer is based, then the Seller shall have no liability for any Indemnified Losses resulting from or arising out of such claim.

         19.10 MAXIMUM AMOUNT OF ANY INDEMNIFICATION. Notwithstanding anything in this agreement to the contrary, no party shall be required to indemnify the other for claims with respect to which indemnification (on a cumulative basis) under this Article 19 would otherwise be available in excess of an amount equal to 25% of the Purchase Price, as adjusted pursuant to Section 4.3.

         19.11 INDEMNIFICATION WITH RESPECT TO CERTAIN LIABILITIES. Notwithstanding anything in this Article 19 to the contrary, claims by the Buyer against the Seller or any Seller Subsidiary in respect of the Retained Liabilities, the Seller's liabilities under Article 10 or Article 17, whether any of the foregoing liabilities are directly or indirectly related to any representation or warranty herein, and claims by the Seller or any Seller Subsidiary in respect of the Assumed Liabilities, or the Buyer's liabilities under Article 10, whether any of the foregoing liabilities are directly or indirectly related to any representation or warranty herein, shall not be subject to any of the limitations on indemnification set forth in Sections 19.3 or 19.10, including, without limitation, those limitations relating to Eligible Claims, the Threshold Amount or the maximum amount of indemnification.


                                   ARTICLE 20

                                   TERMINATION

         20.1 GROUNDS. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned only under one of the following circumstances:

               (a) At any time (by written notice delivered to the other Party) prior to the Closing:

                    (i) By the Buyer (upon action by its Board of Directors) if any of the conditions set forth in Article 13 of this Agreement has become incapable of fulfillment on or before the Termination Date;

                    (ii) By the Seller (upon action by its Board of Directors)
               if any of the conditions set forth in Article 14 of this Agreement has become incapable of fulfillment on or before the Termination Date;

                    (iii) By the Seller or the Buyer if the Closing has not
               occurred on or prior to the Termination Date, unless the absence of such occurrence shall be due to the delay or failure of the Party seeking to terminate this Agreement (or its Subsidiaries or Affiliates) to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Closing; provided, however, that if the Closing has not occurred by the Termination Date solely due to the failure of the conditions set forth in Section 13.1 or 14.1 to be satisfied, then either of the Parties may extend the Termination Date for such period of time as necessary to satisfy such conditions, provided that such extension shall in no event exceed 180 days after the date hereof without the prior written consent of each of the parties;

                    (iv) By either the Buyer or the Seller, if a court of
               competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and through no failure, delay or fault of or breach by the terminating Party (or its Subsidiaries or Affiliates), and such order, decree, ruling or other action shall have become final and nonappealable; or

                    (v) By the Buyer at any time if the Seller amends any of the
               Corresponding Schedules pursuant to Section 7.10 and such amendment reflects information that would have or has had a Material Adverse Effect.

                  (b) At any time by the mutual written consent of both the Buyer and the Seller.

         20.2  EFFECT.

         (a)   If any of the conditions to the obligations of the Buyer in
Article 13 or of the Seller in Article 14 have not been satisfied prior to the Termination Date, the Buyer or the Seller, as the case may be, shall have the right either (i) to terminate this Agreement pursuant to, and with liability allocated as set forth in, this Article 20, or (ii) to waive and release their respective conditions and to proceed with the Closing and the consummation of the transactions contemplated by this Agreement without liability or further obligation with respect to the nonfulfillment of such condition.

         (b)   In the event that this Agreement is terminated as permitted by
Section 20.1, all obligations of the Seller and the Buyer hereunder shall terminate without liability or further obligations, except as provided in
Section 20.3.

         (c) Notwithstanding the foregoing, any confidentiality agreement entered into by the Parties, and any other agreements between the Parties that do not expressly provide for their termination, shall survive the termination of this Agreement.

         20.3 LETTER OF CREDIT. Contemporaneously with execution of this Agreement, the Buyer will cause BankBoston, N.A. to issue a letter of credit in favor of the Seller in the amount of

$4,000,000. Such letter of credit will be in form and substance reasonably satisfactory to the Seller. If the conditions set forth in Article 13 have been satisfied and the Closing has failed to occur within the time required under this Agreement because the Buyer has failed to perform its obligations under this Agreement, then the Seller shall have the right to draw upon the letter of credit. In such event, the amount drawn on the letter of credit shall be retained by the Seller as liquidated damages, and not as a penalty, the parties hereby acknowledging and agreeing that the amount of the Seller's actual damages in such circumstances would be difficult, if not impossible, to ascertain, that the amount of the letter of credit constitutes a reasonable estimate thereof and that other than the right of termination set forth in Sections 20.1(a)(ii) or 20.1(a)(iii) hereof, such liquidated damages shall be the sole and exclusive remedy of the Seller with respect thereto.


                                   ARTICLE 21

                                    EXPENSES

         Subject to Article 20, Section 9.1, Section 11.1(b), and Article 16, whether or not the transactions contemplated hereby are consummated, each of the Parties will, except in the case of any breach of the terms and provisions of this Agreement for which either the Buyer or the Seller, as the case may be, may be entitled to indemnification under Article 19 hereof, pay its respective expenses, income and other taxes and costs (including, without limitation, the reasonable commissions, fees, disbursements and expenses of its investment bankers, attorneys, accountants and consultants) incurred by it in negotiating, preparing, closing and carrying out this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.


                                   ARTICLE 22

                               DISPUTE RESOLUTION

         22.1 NOTICE OF DISPUTE. In the event of a dispute between the Parties arising out of or related to this Agreement (except for matters to be resolved by the Independent Accountant), either Party may invoke the procedures specified in this Article 22 by giving written notice to the other Party. Such written notice will describe briefly the nature of the dispute, the approximate amount of any monetary claim and shall identify an individual with authority to settle the dispute on behalf of that Party. The Party receiving such notice shall have ten days within which to designate an individual with authority to settle the dispute on its behalf and to notify the other Party of its designation (the individuals so designated shall be referred to as the "Authorized Individuals"). The Authorized Individuals shall be elected officers of the Parties if the amount claimed exceeds $5,000,000.

         22.2 INVESTIGATION; ADR. The Authorized Individuals shall make whatever investigation each deems appropriate and promptly thereafter, but no later than 30 days from the date of the original notice invoking these procedures, shall commence discussions concerning resolution of the dispute. If the dispute has not been resolved within 60 days from the date of the original notice invoking these procedures, the Parties shall submit the matter to alternative dispute resolution ("ADR") in accordance with the following mini-trial procedure.

         22.3 SELECTION OF NEUTRAL. The Parties shall have ten days from expiration of the periods referred to in this Section 22.3 or the agreement of the Parties to submit the matter to ADR, whichever occurs first, within which to agree upon a mutually acceptable person not then or previously affiliated in any manner with either Party (the "Neutral"). If no Neutral has been selected within that time period, either Party may request the Center for Public Resources, or if the Buyer has previously objected to the use of the Center for Public Resources, the American Arbitration Association, to supply within ten days a list of at least three potential Neutrals with qualifications as specified in the request, or as agreed to jointly by the Parties. Within seven days of receipt of the list, the Parties shall rank the proposed candidates independently, exchange rankings (ranked numerically with one being the most desired) and select as the Neutral the individual who receives the highest combined ranking who is available to serve. If two or more individuals have the highest ranking and the Parties do not agree within five days as to whom to select, the organization that provided the list of individuals shall select the Neutral from among those individuals with the highest ranking.

         22.4 PREHEARING CONFERENCE. Within 30 days after appointment of the Neutral, the Parties agree to meet with the Neutral for a prehearing conference. At such conference, the Parties shall arrange for the exchange of information in the possession of the other Party, including certain limited depositions where appropriate, and the stipulation of uncontested facts. The Parties shall establish the extent of and schedule for the production of relevant documents, sworn depositions and the identification of witnesses. Should a dispute arise over the extent of document production, appropriate witnesses or the scheduling of any activity, including the hearing location and date, the Neutral shall make a final determination after hearing each Party's position. At such prehearing conference, or at a later scheduled conference as agreed to by both Parties, the location and date for the hearing shall be set which shall not, unless both Parties agree, be more than 120 days from the date of the initial prehearing conference.

         22.5 WRITTEN SUMMARY OF POSITION. One week prior to the scheduled hearing, each Party shall deliver to the Neutral and to the other Party a written summary of its views on the matter in dispute. The summary shall be no longer than twenty double-spaced pages unless the Parties agree otherwise.

         22.6 HEARING. At the hearing each Party shall be represented by the Authorized Individuals and also by counsel. Each Party shall have an agreed-upon time, not to exceed four hours, in order to present its case. The Authorized Individuals shall hear the presentation but shall not participate in them. The Neutral will be permitted to ask questions during the presentation by each side and the Authorized Individuals may ask questions after the conclusion of the other Party's presentation. At the conclusion of such presentations, the Authorized Individuals, without counsel, shall meet with the Neutral to discuss the case in order to reach a resolution. If no settlement is reached, the Neutral will orally summarize the dispute, the strengths and weaknesses of both Parties' positions and give his opinion as to how much the Party seeking recovery or other relief would receive if the matter were resolved through litigation. There shall be no stenographic, visual or audio record made of the hearing.

         22.7 COMMITMENT TO ADR. The Parties agree to participate in the ADR to its conclusion as designated by the Neutral and not to terminate negotiations concerning resolution of the matters in dispute until at least two weeks thereafter. Each Party agrees not to commence a lawsuit or seek other remedies prior to the conclusion of the two-week post-hearing negotiation period; provided, however, that notwithstanding anything to the contrary in this Article 22 or elsewhere in this Agreement, either Party may commence litigation on any date after which the commencement of litigation would be barred by an applicable statute of limitations or in order to request equitable relief to prevent irreparable harm or other injury for which equitable relief is appropriate. In such event, the Parties agree (except as prohibited by court order) to continue to participate in the ADR to its conclusion.

         22.8 FEES. The fees of, and reasonable costs incurred by, the Neutral shall be shared equally by the Parties. The Neutral shall be disqualified as a witness, consultant, expert or counsel for any Party with respect to the matters in dispute and any related matters.

         22.9 CONFIDENTIALITY. The ADR is a compromise negotiation for purposes of the Federal Rules of Evidence and state rules of evidence. The entire procedure is confidential. All conduct, statements, promises, offers, views and opinions, whether oral or written, made in the course of the ADR by any of the Parties, their agents, employees, representatives or other invitees to the ADR and by the Neutral, who is the Parties' joint agent for purposes of these compromise negotiations, are confidential and shall, in addition and where appropriate, be deemed to be work product and privileged. Such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible for any purposes, except impeachment, in any litigation or other proceeding involving the Parties and shall not be disclosed to anyone not an agent, employee, expert, witness, or representative for any of the Parties. Evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the ADR, and the Parties may request any discovery to which they would otherwise be entitled without regard to the documents, depositions or other discovery that occurred as part of the ADR.


                                   ARTICLE 23

                                  MISCELLANEOUS

         23.1 NOTICES. Any notice, request, instruction, consent or other document to be given hereunder by either Party to the other Party shall be in writing and will be deemed duly given (i) when personally delivered, (ii) upon receipt of a telephonic facsimile transmission with a confirmed telephonic transmission answer back, (iii) three days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (iv) one business day after having been dispatched by a nationally recognized overnight courier service, addressed to such Party at the following address (or at such other address or number as is given in writing by either Party to the other) as follows:

         If to the Buyer:     TransTechnology Corporation
                              150 Allen Road
                              Liberty Corner, New Jersey  07938
                              Attention:  General Counsel
                              Facsimile No.:  (908) 903-0209

         If to the Seller:    Eaton Corporation
                              1111 Superior Avenue
                              Cleveland, Ohio  44114
                              Attention:  Office of the Secretary
                              Facsimile No.: (216) 479-7103

         23.2 WAIVER. None of the terms or conditions of this Agreement may be waived except in writing, specifically so stating, at any time by the Party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof.

         23.3 CAPTIONS. The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement, nor affect in any way the meaning of the terms and provisions hereof.

         23.4 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto; provided, however, that this Agreement may not be assigned by any Party without the express written consent of the other Party hereto, except that either Party may assign all or part of its rights and obligations under this Agreement to one or more Subsidiaries of such Party, but any such assignment will not release such Party of any of its obligations. Effective as of the Closing, the Buyer and the Buyer Subsidiaries may pledge, assign and grant to the Buyer's institutional lenders, for the benefit of such lenders, a continuing security interest and lien on all of the Buyer's or the Buyers Subsidiaries' right, title and interest in and to this Agreement as security for the payment and performance of all obligations of the Buyer or Buyer Subsidiaries to such lenders by reason of borrowings or the guaranty of such borrowings, subject to any defense, claim or right of offset the Seller may have against the Buyer.

         23.5 ENFORCEABILITY. If any provision of this Agreement as applied to any Party or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. The Parties intend this Agreement to be enforced as written. If any such provision, or part thereof, however, is held to be unenforceable because of the duration thereof or the area covered thereby, the Seller and the Buyer agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete the specific words or phrases, and in its amended form such provision shall then be enforceable and shall be enforced. If any provision of this Agreement shall otherwise finally be determined to be unlawful, then such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

         23.6 NO THIRD-PARTY BENEFICIARIES OR RIGHT TO RELY. Notwithstanding anything to the contrary in this Agreement, (a) nothing in this Agreement is intended to or shall create for or grant to any Third Party (including without limitation to any former, current or future employees or officers of any Party, any Subsidiary or any labor union) any rights whatever, as a Third Party beneficiary or otherwise, (b) no Third Party is entitled to rely on any of the representations, warranties, covenants or agreements contained herein, and (c) no Party hereto shall incur any liability or obligation to any Third Party because of any reliance by such Third Party on any representation, warranty, covenant or agreement herein.

         23.7 COUNTERPARTS. This Agreement may be executed in more than one counterpart, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same agreement. A signature to this Agreement delivered by telecopy or other artificial means shall be deemed valid.

         23.8 GOVERNING LAW. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the local laws of the State of Ohio, without regard to principles of conflict of laws.

         23.9 TIME OF ESSENCE. Time shall be of the essence with respect to this Agreement.

         23.10 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will be applied against either Party.

         23.11 PUBLIC ANNOUNCEMENTS. The Buyer and the Seller shall agree on the terms of the press releases to be issued upon the execution of this Agreement and shall consult with each other before issuing any other press releases with respect to this Agreement and the transactions contemplated hereby, including without limitation, any termination of this Agreement for any reason.

         23.12 CURRENCY/METHOD OF PAYMENT. Unless otherwise specifically provided herein, (a) all references to amounts of money shall be to lawful money of the United States, and (b) all payments of money to be made by the Buyer or the Seller, as the case may be, shall be made in immediately available funds.

         23.13 SUBSEQUENT LEGAL FEES. In the event any action or proceeding is initiated to enforce any of the terms and provisions of this Agreement, the Party prevailing in said action shall be entitled to its reasonable attorney's fees and costs.

         23.14 EXCLUSIVE JURISDICTION AND CONSENT TO SERVICE OF PROCESS. The Parties agree that any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, shall be instituted in a federal or state court sitting in Cuyahoga County, Ohio, which shall be the exclusive jurisdiction and venue of said legal proceedings and each Party hereto waives any objection which such Party may now or hereafter have to the laying of venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against such Party when transmitted in accordance with the notice provision herein. Nothing contained herein shall be deemed to affect the right of any Party hereto to serve process in any manner permitted by law.

         23.15 MISCELLANEOUS. As used in this Agreement, the Corresponding Schedules, the Corresponding Exhibits and the Related Agreements and as required by the context: the singular and plural shall be deemed to include each other and each gender, to include all genders; the terms herein, hereof, and hereunder or other similar terms refer to this Agreement or the Related Agreements, in which they appear as a whole and not only to the particular sentence, paragraph, subsection or section in which any such term is used except as expressly more specifically limited; and words and phrases defined in this Agreement have the same meaning in the Corresponding Schedules, Corresponding Exhibits and Related Agreements unless specifically provided to the contrary in any thereof.

         23.16 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including all Corresponding Schedules and Corresponding Exhibits hereto, together with the Related Agreements and the Confidentiality Agreement dated April 28, 1999 between the Seller and the Buyer, constitute the sole understanding of the Parties with respect to the matters contemplated hereby and thereby and supersedes and renders null and void all other prior agreements and understandings, oral or written, between the Parties with respect to such matters. No amendment, modification or alteration of the terms or provisions of this Agreement, including all Corresponding Schedules and Corresponding Exhibits hereto, shall be binding unless the same shall be in writing, specifically so stating, and duly executed by the Party against whom such would apply.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed and delivered by its duly authorized representatives as of the date first written above.


                                         EATON CORPORATION

                                         BY:    /s/ Robert J. McCloskey
                                            --------------------------------
                                         Name:  Robert J. McCloskey
                                              ------------------------------
                                         Title: Senior Vice President and
                                               -----------------------------
                                                Group Executive - Automotive


                                         AND BY: /s/ E. R. Franklin
                                                ----------------------------
                                         Name:  Earl R. Franklin
                                              ------------------------------
                                         Title: Secretary
                                               -----------------------------


                                         TRANSTECHNOLOGY CORPORATION

                                         BY: /s/ Michael J. Berthelot
                                            --------------------------------
                                         Name:  Michael J. Berthelot
                                              ------------------------------
                                         Title: Chairman, President &
                                                 Chief Executive Officer
                                               -----------------------------

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

         This Amendment No. 1 to Asset Purchase Agreement (the "Agreement") is made this 31st day of August, 1999, between Eaton Corporation, an Ohio corporation (the "Seller"), and TransTechnology Corporation, a Delaware corporation (the "Buyer") and amends, supplements and modifies that certain Asset Purchase Agreement dated as of July 9, 1999 between the parties hereto, (the "Purchase Agreement"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

          1. A new Section 9.12 shall be added to the Purchase Agreement which will read in its entirety as follows:

               9.12 FICA AND UNEMPLOYMENT TAXES. Buyer agrees to be a successor for purposes of payroll tax reporting and filings and thus carryover the cumulative FICA and unemployment tax balances withheld from the Transferred Employees (as defined in Section 10.1) pursuant to applicable provisions of the Tax Code. Seller agrees to (1) provide accurate data with respect to such tax balances to Buyer suitable for proper tax filings and (2) indemnify Buyer for any loss, cost, liability or expense (including, without limitation, costs and expenses of investigation and litigation and, to the extent permitted by law, actual attorney's fees) incurred as a result of any inaccurate data provided by Seller with respect to such tax balances. The indemnification provided pursuant to this Section 9.12 is subject to the provisions of Article 19, except that it will not be subject to any of the limitations on indemnification set forth in Sections 19.3 or 19.10, including, without limitation, those limitations relating to Eligible Claims, the Threshold Amount or the maximum amount of indemnification

         2. Section 10.6(a) of the Purchase Agreement shall be amended by deleting the following language in the first sentence of this Section:

                  "and each former employee (and, if applicable, the spouse and beneficiaries of such former employee)".

         3. Section 10.6(a) of the Purchase Agreement shall be further amended by adding the following new sentence after the existing third sentence of this Section:

               "In addition, the Buyer's Investment Plan shall provide the Investment Plan Participants with immediate eligibility as of the Closing Date."

          4. Section 15.1 of the Purchase Agreement shall be amended and restated in its entirety to read as follows:

               "15.1 THE CLOSING DATE. The Closing shall take place at the offices of the Seller, at Eaton Center, Cleveland, Ohio, at 10:00 a.m. on the last business day of the month in which the fulfillment or waiver of the conditions specified in Articles 13 and 14 occurs or at such other place or on such other day as the Buyer and the Seller shall agree upon in writing (the "Closing Date"). The Closing shall be effective as of the close of business on the Closing Date. If all of the conditions specified in Articles 13 and 14 shall have been fulfilled or waived in writing by the Buyer or by the Seller, as the case may be, on or by the Closing Date, then, on the Closing Date, the Buyer and the Seller shall make the following deliveries."

         5. Except as specifically provided herein, all terms, provisions and conditions of the Purchase Agreement remain in full force and effect.

         6. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same document. This Agreement, once executed, may be delivered to either party through the use of facsimile transmission. Any and all signatures of the parties appearing on any facsimile copies of the signature page of this Agreement shall be deemed, unless otherwise proved, the lawful and valid signature of the executing party.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                          EATON CORPORATION

                                          By: /s/ R.J. McCloskey
                                             -------------------------------
                                          Name:   R.J. McCloskey
                                               -----------------------------
                                          Title:  Senior Vice President
                                                ----------------------------

                                          AND BY: /s/ E. R. Franklin
                                             -------------------------------
                                          Name:  E. R. Franklin
                                               -----------------------------
                                          Title: Secretary
                                                 ---------------------------


                                           TRANSTECHNOLOGY CORPORATION

                                          By: /s/ Gerald C. Harvey
                                             -------------------------------
                                          Name:   Gerald C. Harvey
                                               -----------------------------
                                          Title:  Vice President, Secretary
                                                  and General Counsel
                                                ----------------------------

                   AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

          This Amendment No. 2 to Asset Purchase Agreement (the "Agreement") is made this 31st day of August, 1999, between Eaton Corporation, an Ohio corporation (the "Seller"), and TransTechnology Corporation, a Delaware corporation (the "Buyer") and amends, supplements and modifies that certain Asset Purchase Agreement dated as of July 9, 1999 between the parties hereto, (the "Purchase Agreement"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

          1. Section 10.7(a) shall be amended by deleting the second to last sentence of such Section and replacing it with the following new sentences:

               With respect to the portion of a Savings Plan Participant's accounts consisting, as of the day before the transfer, of plan loans and/or investment in Eaton Corporation common stock, the transfer contemplated by this Section 10.7 shall be made in the form of an in kind transfer by the Seller's Savings Plan to the Buyer's Savings Plan. With respect to Eaton Corporation common stock transferred in kind under the preceding sentence: (i) Buyer shall cause the Buyer's Savings Plan to allow the Savings Plan Participants, for a period of eighteen (18) months after such transfer, and on at least four (4) occasions during such period, to direct that all or a portion of the amounts invested in their respective accounts in Eaton Corporation common stock be invested in an alternative investment otherwise available under the Buyer's Savings Plan; (ii) as soon as practicable after the end of the eighteen month period described in clause (i) above, the Buyer's Savings Plan shall require that any Eaton Corporation common stock remaining in the Savings Plan Participant accounts at the end of such period shall be liquidated and the proceeds reinvested in an alternative investment otherwise available under the Buyer's Savings Plan selected by the Savings Plan Participants or, in the absence of a selection, the available default investment alternative identified by the Seller; and (iii) to the extent that either the Buyer or any Buyer Subsidiary is found liable for breach of a fiduciary duty under ERISA with respect to the receipt and/or holding of the Eaton Corporation common stock by the Buyer's Savings Plan or with respect to the foregoing provisions of this sentence or a claim to the effect that such a breach has occurred is made: (A) Seller agrees to, and shall, defend, indemnify and hold harmless the Buyer and the Buyer Subsidiaries and their respective officers, directors, employees and agents and the trustee of Buyer's Savings Plan from and against any and all claims, expenses, liabilities, obligations and costs related thereto (including, without limitation, attorneys fees and expenses); and (B) the Seller's indemnification obligation under this sentence shall not be subject to
          Section 19.3 or Section 19.10 and shall be disregarded entirely in applying such Sections.

          2. A new Section 10.15 shall be added to the Purchase Agreement which shall read in its entirety as follows:

               10.15 RETIREMENT PLAN TRANSFER. Buyer and Seller agree to enter into an agreement providing that, subject to actuarial approval and agreement which will not be unreasonably withheld, the assets and liabilities associated with the Seller Plan Participants under the Seller Plan shall be transferred to a new defined benefit plan established by the Buyer (the "Buyer Plan"), with the assets so transferred measured by the greater of: (a) the amount required to be transferred under Code Section 414(1) (determined using the assumptions used by the Pension Benefit Guaranty Corporation with respect to plan terminations occurring on the day before the Closing, such assumptions being deemed reasonable under Tax Code Regulation Section 1.414(1)-1(b)(9)); or (b) the projected benefit obligation with respect to the Seller Plan Participants, determined using the assumptions used by the Seller's actuaries for financial statement purposes, except that the discount rate that would otherwise be used for such purposes (the reported yield of the Merrill Lynch AAA-AA Corporate Bond Index (15+ years)) shall be updated to be the discount rate in effect as of the last day of the month coincident with or preceding the Closing Date, rounded to the nearest one-quarter percent. For purposes of this Section 10.15; (a) the term "Seller Plan" means the Pension Plan for Eaton Corporation Employees; and (b) the term "Seller Plan Participants" means each Division Employee, Division Retiree, former division employee with deferred vested benefits and any other person entitled to benefits with respect to any of the foregoing individuals who, immediately prior to the Closing Date are accruing or most recently had accrued benefits under the portion of the Seller Plan which previously separately existed as the Eaton Corporation Pension Plan A-3 for Hourly Rate Employees of the Engineered Fasteners Operations Massillon Division ("Massillon Appendix") or are eligible to become or may become participants or beneficiaries under the Massillon Appendix. The agreement contemplated by this
                     Section 10.15 shall also provide that for individuals who both (a) would be Seller Plan Participants but for the fact that they had terminated employment prior to the Closing Date without vested benefits; and (b) become employed by the Buyer or a Buyer Subsidiary within one year after the Closing Date with the right under the applicable plan terms to have his/her lost credited service reinstated, the liability for such individuals for such lost credited service and corresponding amount of assets (determined in a manner consistent with the foregoing methodology) shall be transferred from the Seller Plan to the Buyer Plan in an adjusting transfer.

            3. Except as specifically provided herein, all terms, provisions and conditions of the Purchase Agreement remain in full force and effect.

          4. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same document. This Agreement, once executed, may be delivered to either party through the use of facsimile transmission. Any and all signatures of the parties appearing on any facsimile copies of the signature page of this Agreement shall be deemed, unless otherwise proved, the lawful and valid signature of the executing party.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                         EATON CORPORATION


                                         By: /s/ David S. Barrie
                                            ---------------------------------
                                         Name:   David S. Barrie
                                              -------------------------------
                                         Title:  Attorney-in-Fact
                                               ------------------------------

                                         AND BY: /s/ William F. Hogsett
                                                -----------------------------
                                         Name:    William F. Hogsett
                                              -------------------------------
                                         Title:   Attorney-in-Fact
                                               ------------------------------


                                         TRANSTECHNOLOGY CORPORATION


                                         By:  /s/ Gerald C. Harvey
                                            ---------------------------------
                                         Name:    Gerald C. Harvey
                                              -------------------------------
                                         Title:   Vice President, Secretary
                                                    and General Counsel
                                               ------------------------------

                                       3